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RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

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Restaurant Brands International Inc. 130 King Street West, Suite 300 Toronto, Ontario, M5X 1E1, Canada April 30, 2019

Dear Shareholder,

We invite you to attend Restaurant Brands International Inc.’s 2019 annual general meeting of shareholders (the “Meeting”) for the following purposes:

Elect twelve directors specifically named in the management information circular and proxy statement that accompanies this Notice of Meeting (the “proxy statement”), each to serve until the close of the 2020 Annual Meeting of Shareholders or until his or her successor is elected or appointed.

Approve, on a non-binding advisory basis, the compensation paid to our named executive officers.

Appoint KPMG LLP as our auditors to serve until the close of the 2020 Annual Meeting of Shareholders and authorize our directors to fix the auditors’ remuneration.

Consider three shareholder proposals described in the accompanying proxy statement, if properly presented at the Meeting.

You will also be asked to transact any other business that may properly come before the Meeting.

Only (1) holders of our common shares and (2) the trustee that holds our special voting share, in each case as of the close of business on the Record Date, are entitled to notice of the Meeting and to vote upon the proposals to be presented at the Meeting.

To be valid, proxies must be received no later than 11:59 p.m. (Eastern Time) on June 7, 2019 or, if the Meeting is adjourned or postponed, no later than 8:00 a.m. (Eastern Time) on the last business day preceding the day of the reconvened meeting. Notwithstanding the foregoing, the Chairman of the Meeting has the discretion to accept proxies received after such deadline. The time limit for the deposit of proxies may be waived or extended by the Chairman of the Meeting at his discretion.

Please read the enclosed proxy statement to learn more about the Meeting, our director nominees, and our executive compensation and governance practices.

Thank you for your participation and we look forward to seeing you at the Meeting.

Sincerely,

Jill Granat

General Counsel & Corporate Secretary

IT IS IMPORTANT THAT YOU CAREFULLY READ THE PROXY STATEMENT AND VOTE

NOTICE OF 2019

ANNUAL GENERAL MEETING OF SHAREHOLDERS

(“Notice of Meeting”)

Meeting Date: June 11, 2019

Time: 8:00 a.m. (Eastern Time)

Location:

130 King Street West Toronto, Ontario, M5X 1E1, Canada

Record Date: April 15, 2019 (the “Record Date”)

We will mail an Important Notice Regarding Internet Availability of Proxy Materials for the 2019 Annual General Meeting of Shareholders (the “Notice”) on or about May 1, 2019.

We are providing access to the proxy statement and annual report via the Internet using the U.S. “notice and access” system. These materials are available on the website referenced in the Notice (www.envisionreports.com/ RBI2019).

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement	Restaurant Brands International

Restaurant Brands International Inc.

130 King Street West, Suite 300

Toronto, Ontario, M5X 1E1, Canada

April 30, 2019

MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT

Management Information Circular and Proxy Statement for 2019 Annual General Meeting of

Shareholders

This management information circular and proxy statement (the “proxy statement”), including all schedules and appendices hereto, is being furnished in connection with the solicitation of proxies by or on behalf of management of Restaurant Brands International Inc. (“RBI”) for use at the annual general meeting (the “Meeting”) of the shareholders of RBI to be held at the offices of RBI located at 130 King Street West, Suite 300, Toronto, Ontario M5X 1E1, Canada on June 11, 2019 at 8:00 a.m. (Eastern Time), or at any adjournment(s) or postponement(s) thereof, for the purposes set out in the Notice of Meeting.

RBI is the sole general partner of Restaurant Brands International Limited Partnership (“Partnership”), which is the indirect parent of Burger King Worldwide, Inc. (“BKW”), The TDL Group Corp., formerly known as Tim Hortons, Inc. (“THI”), and Popeyes Louisiana Kitchen, Inc. (“PLK”). RBI’s common shares trade on the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”) under the ticker symbol “QSR”. As a result, RBI is subject to the applicable governance rules and listing standards of both the NYSE and TSX. The Class B exchangeable limited partnership units (“Partnership exchangeable units”) of Partnership trade on the TSX under the ticker symbol “QSP”. Partnership is subject to the applicable governance rules and listing standards of the TSX to the extent not satisfied by RBI. In addition, each of RBI and Partnership is a reporting issuer in each of the provinces and territories of Canada and, as a result, is subject to Canadian continuous disclosure and other reporting obligations under applicable Canadian securities laws. Partnership has received exemptive relief dated October 31, 2014 from the Canadian securities regulators. This exemptive relief effectively allows Partnership to satisfy its Canadian continuous disclosure obligations by relying on the Canadian continuous disclosure documents filed by RBI, for so long as certain conditions are satisfied. For more discussion of this exemptive relief and the disclosure required by such relief, please see Appendix A.

We expect that the solicitation of proxies will be by mail. Proxies may also be solicited personally, by telephone, e-mail, Internet, facsimile or other means of communication by officers, employees and agents of RBI. The cost of solicitation will be borne by RBI.

We are providing access to this proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2018 (collectively the “proxy materials”) via the Internet using the U.S. “notice and access” system. On or about May 1, 2019, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all holders of record of common shares and Partnership exchangeable units as of April 15, 2019, and posted the proxy materials on the website referenced in the Notice (www.envisionreports.com/RBI2019). In the case of beneficial owners of these securities, the Notice is being sent indirectly through such shareholders’ or unitholders’ brokers or other intermediaries. We intend to reimburse these brokers or other intermediaries for permitted fees and costs incurred by them in mailing the Notice to beneficial owners of securities.

As more fully described in the Notice, all holders of common shares and Partnership exchangeable units may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

In this proxy statement, the words, “RBI”, “we”, “our”, “ours” and “us” refer to Restaurant Brands International Inc. Except as otherwise stated, the information contained herein is given as of April 30, 2019. Unless otherwise indicated, all references to “$” or “dollars” are to the currency of the United States and “Canadian dollars” or “C$” are to the currency of Canada.

The date of this proxy statement is April 30, 2019.

Restaurant Brands International

Executive Summary

EXECUTIVE SUMMARY

Company at a Glance

We are one of the largest quick service restaurant companies with more than $30 billion in system-wide sales1 and over 25,000 restaurants in more than 100 countries and U.S. territories. We own three of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING® and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 40 years.

We are committed to growing the TIM HORTONS®, BURGER KING® and POPEYES® brands by leveraging their respective core values, employee and franchisee relationships, and long track records of community support. The brands benefit from the global scale and shared best practices that come through common ownership under RBI.

2018 Business Performance

›	Total Revenues of $5,357 million versus $4,576 million in prior year.

›	Net Income Attributable to Common Shareholders of $612 million versus $626 million in prior year.

›	Global comparable sales of 0.6% at Tim Hortons, 2.0% at Burger King and 1.6% at Popeyes.[1]

›	Net restaurant growth of 2.1% at Tim Hortons, 6.1% at Burger King and 7.3% at Popeyes year-over-year.[2]

›	System-wide sales growth of 2.4% at Tim Hortons, 8.9% at Burger King and 8.9% at Popeyes.[1]

›	Net Income of $1,144 million.

›	Adjusted EBITDA[3] of $2,212 million.

›	Adjusted EBITDA growth of 4.1% on an organic basis.[3]

›	Diluted earnings per share of $2.42 versus $2.54 in prior year.

›	Adjusted diluted earnings per share[3] of $2.63 versus $2.10 in prior year.

[1]

System-wide sales growth and comparable sales are measured on a constant currency basis, which means the results exclude the effect of foreign currency translation (“FX Impact”). For system-wide sales growth and comparable sales, we calculate the FX Impact by translating prior year results at current year monthly average exchange rates. System-wide sales growth and comparable sales are presented on a system-wide basis, which means they include sales at franchise restaurants and company restaurants. System-wide sales are driven by our franchise restaurants, as approximately 100% of system-wide restaurants are franchised for each of our brands. Franchise sales represent sales at all franchise restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues are calculated based on a percentage of franchise sales.

[2]

Net restaurant growth is presented on a percentage basis, reflecting the net increase in restaurant count (openings, net of closures) over a trailing twelve month period, divided by restaurant count at the beginning of the trailing twelve month period.

[3]

This is a non-GAAP financial measure. For further details regarding non-GAAP financial measures and a reconciliation to their most comparable GAAP measure, please see Appendix B of this proxy statement.

Restaurant Brands International	2019 Proxy Statement | Page i

Executive Summary

Shareholder Value Creation

›	Attained a Total Shareholder Return (TSR) of 129% over a five year period, significantly ahead of the 36% TSR of the S&P 500 Index and 66% TSR of the S&P Restaurant Index over the same period.*

*

The graph shows our cumulative shareholder returns over the period from December 31, 2013 to December 31, 2018. The graph reflects total shareholder returns for BKW from December 31, 2013 to December 12, 2014, and for RBI from December 15, 2014 to December 31, 2018.

Compensation Highlights

Our incentive plans and programs ensure alignment of executives’ and shareholders’ interests and provide for a strong link between pay and performance.

›	For 2018, 96% of our CEO’s target total direct compensation and an average of 93% of each of our other NEOs’ target total direct compensation was performance-based or equity-based.

›	Annual cash incentives are performance-based and are only paid if we achieve our minimum financial goals for the calendar year (see page 37).

›

Our bonus swap program provides equity awards to those executives who are willing to invest in us through the purchase of shares at fair market value. Furthermore, the program encourages retention of those shares as these equity awards are forfeited if the purchased shares are sold prior to vesting of the awards (see page 41).

›	Our discretionary equity awards generally cliff vest on the fifth anniversary of their grant, encouraging executives to focus on the long-term growth of RBI.

Page ii | 2019 Proxy Statement	Restaurant Brands International

Executive Summary

Roadmap of Voting Items

Voting Item	Board Recommendation

Item 1. Election of Directors. (Page 10)

We are asking shareholders to vote on each director nominee to the Board. We believe that each of our director nominees possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success.

FOR

Item 2. Shareholder Advisory Vote to Approve Named Executive Officer Compensation. (Page 57)

We believe that compensation is an important tool to further our long-term goal of creating shareholder value. We are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers as described in this proxy statement.

FOR

Item 3. Appointment of KPMG LLP as our auditors. (Page 58)

We are asking shareholders to vote on a proposal to appoint KPMG LLP as our independent auditors to serve until the close of the 2020 Annual Meeting of Shareholders and authorize our directors to fix the auditors’ remuneration.

FOR
Item 4. Shareholder proposal to issue a report from the Board of Directors to shareholders on RBI’s minimum requirements and standards related to workforce practices. (Page 61)	AGAINST
Item 5. Shareholder proposal to issue an annual report to investors regarding supply chain impacts on deforestation. (Page 63)	AGAINST
Item 6. Shareholder proposal to develop a comprehensive policy on plastic pollution and sustainable packaging and issue a report to shareholders. (Page 66)	AGAINST

Restaurant Brands International	2019 Proxy Statement | Page iii

Questions and Answers About the Meeting and Voting	Page 2
Proposal 1 – Election of Directors	Page 10
Corporate Governance	Page 20
Compensation Discussion and Analysis	Page 34
Executive Compensation	Page 46
Proposal 2 – Advisory Vote on Executive Compensation	Page 57
Proposal 3 – Appointment of Independent Registered Public Accounting Firm	Page 58
Proposal 4 – Shareholder Proposal described in this proxy statement, if properly presented at the Meeting	Page 61
Proposal 5 – Shareholder Proposal described in this proxy statement, if properly presented at the Meeting	Page 63
Proposal 6 – Shareholder Proposal described in this proxy statement, if properly presented at the Meeting	Page 66
Security Ownership	Page 68
Other Matters	Page 71
Appendix A – Summary of the Terms of the Securities of RBI and Partnership	A-1
Appendix B – GAAP to Non-GAAP Reconciliations	B-1
Appendix C – Description of Incentive Plans	C-1

Restaurant Brands International	2019 Proxy Statement | Page 1

BUSINESS OF MEETING

DIRECTOR NOMINEES:

12 Nominees

Elected by

majority vote

SAY ON EXECUTIVE COMPENSATION:

Support our

pay for

performance

practices

APPOINTMENT OF

AUDITORS:

Recommended by Board

Approved by Shareholders

SHAREHOLDER PROPOSALS

Questions and Answers About the Meeting and Voting

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

ABOUT THIS PROXY STATEMENT

For the 2019 Annual General Meeting of Shareholders to be held on June 11, 2019

This proxy statement is being furnished in connection with the solicitation of proxies by or on behalf of management of RBI for use at the Meeting of the shareholders of RBI to be held at the offices of RBI located at 130 King Street West, Suite 300, Toronto, Ontario, M5X 1E1, Canada on June 11, 2019 at 8:00 a.m. (Eastern Time), or at any adjournment(s) or postponement(s) thereof, for the purposes set out in the Notice of Meeting.

We will mail an Important Notice Regarding Internet Availability of Proxy Materials for the 2019 Annual General Meeting of Shareholders (the “Notice”) on or about May 1, 2019. The proxy materials are available at www.envisionreports.com/RBI2019.

GENERAL VOTING INFORMATION

Who may vote at the Meeting?

There are two classes of voting shares eligible to vote at the Meeting:

›	our common shares; and

›	our special voting share.

You may vote if you were the record holder or beneficial owner of shares of either of these two classes as of the close of business on April 15, 2019 (the “Record Date”).

If you are a record holder or beneficial owner of Partnership exchangeable units as of the close of business on the Record Date, you are entitled to vote indirectly through the special voting share which is held by Computershare Trust Company of Canada (the “Trustee”), pursuant to a voting trust agreement, dated December 12, 2014, among RBI, Partnership and the Trustee (the “voting trust agreement”). See “– What are my voting rights if I hold Partnership exchangeable units” for more information about the voting rights associated with Partnership exchangeable units. Holders of common shares vote together as a single class with the holder of the special voting share, except as otherwise provided by law.

How many votes are eligible to be cast at the Meeting?

As of the close of business on the Record Date, we had outstanding 253,893,613 common shares and one special voting share. In addition, as of the close of business on the Record Date, there were 207,380,256 Partnership exchangeable units outstanding. As the record holder of the special voting share, the Trustee is entitled to a number of votes on matters on which holders of common shares are entitled to vote equal to the number of Partnership exchangeable units outstanding as of the close of business on the Record Date (excluding any such units held by RBI and its subsidiaries) that provided voting instructions to the Trustee. Consequently, there are a total of 461,273,869 votes eligible to be cast at the Meeting.

What are my voting rights if I hold common shares?

Each common share is entitled to one vote.

What are my voting rights if I hold Partnership exchangeable units?

If you are a record holder of Partnership exchangeable units, you are entitled to vote indirectly through the special voting share pursuant to the voting trust agreement. The special voting share entitles the Trustee to vote a number of votes equal to the number of Partnership exchangeable units outstanding as of the close of business on the Record Date, to the extent that the Trustee has received voting instructions from the holders of such Partnership exchangeable units. The Trustee will exercise each vote attached to the special voting share only as

Page 2 | 2019 Proxy Statement	Restaurant Brands International

Questions and Answers About the Meeting and Voting

directed by the relevant record holder of the Partnership exchangeable units and, in the absence of instructions from a record holder as to voting, will not exercise those voting rights. However, a record holder of Partnership exchangeable units may obtain a proxy from the Trustee entitling the holder or its designee to attend and vote in person at the Meeting. A record holder of Partnership exchangeable units is entitled to give voting instructions to the Trustee (or obtain a proxy, as applicable) for a number of votes equal to the number of Partnership exchangeable units that the holder held as of the close of business on the Record Date. See “– Can I vote in person at the Meeting?” below for instructions on attending and voting at the Meeting and the attached Appendix A for further details as to the voting rights associated with the Partnership exchangeable units.

How many votes must be present to hold the Meeting?

Two persons holding or representing by proxy at least a majority of the votes eligible to be cast at the Meeting, or 230,636,935 votes, will constitute a quorum. Common shares and the special voting share represented in person or by proxy, including such shares which withhold or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present. If we do not have a quorum we will adjourn the Meeting and reconvene the Meeting at a later date. At any such reconvened Meeting, two persons holding or representing by proxy at least twenty-five percent of the votes eligible to be cast at the Meeting will constitute a quorum.

What is the difference between a shareholder of record and a beneficial owner?

If your common shares are registered directly in your name with Computershare Trust Company of Canada, our transfer agent (the “Transfer Agent”), you are considered the “shareholder of record” with respect to those shares. If your shares are held by a brokerage firm, bank, trustee or other intermediary (“nominee”), you are considered the “beneficial owner” of shares held in “street name”.

I am a shareholder of record of common shares – How do I vote?

If you are a shareholder of record of common shares as of the close of business on the Record Date, you may vote in person at the Meeting or you may vote by proxy prior to the Meeting. There are three ways to vote prior to the Meeting:

1.

Telephone Voting: You may vote by calling the toll-free telephone number 1-866-732-8683. You will be prompted to provide your control number printed on the Notice or proxy card. You may not appoint a person as proxy holder other than the management nominees named in the Notice or proxy card if you vote by telephone. Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

2.

Internet Voting: You may vote by logging on to www.envisionreports.com/RBI2019 and clicking on Cast your Vote. If you requested proxy materials by mail, you may also vote by utilizing the website noted on the proxy card. Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

3.

Return Your Proxy Card By Mail: If you requested proxy materials by mail, you may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with the proxy materials. The proxy holders will vote your shares according to your directions.

Proxies, whether submitted through the Internet or by telephone or mail as described above, must be received by 11:59 p.m. (Eastern Time) on June 7, 2019. If the Meeting is adjourned or postponed, your proxy must be received by 8:00 a.m. (Eastern Time) on the last business day preceding the day of the reconvened Meeting.

What if I hold my common shares in “street name”?

Holders in “street name”, or beneficial owners, of common shares, will receive a Notice indirectly through such holders’ brokers or other intermediaries. The Notice contains instructions on how to access our proxy materials and vote online. You should follow the voting instructions of your broker or other intermediary. Brokers or other intermediaries may set deadlines for voting that are further in advance of the Meeting than those set out above. You should contact your broker or intermediary for further details.

Restaurant Brands International	2019 Proxy Statement | Page 3

Questions and Answers About the Meeting and Voting

I am a holder of record of Partnership exchangeable units – How do I vote?

If you are a record holder of Partnership exchangeable units on the Record Date, you are entitled to instruct the Trustee as to the exercise of the voting rights attached to the special voting share for each Partnership exchangeable unit that you owned of record as of the Record Date.

You may instruct the Trustee as to the exercise of your votes by following the instructions in the Notice or by logging on to www.envisionreports.com/RBI2019 and clicking on “Cast your Vote”. Please follow the website prompts that allow you to exercise your votes with respect to the Partnership exchangeable units that you hold, and confirm that your instructions have been properly recorded.

Alternatively, if you have requested the proxy materials by mail, you may direct the Trustee as to the exercise of your votes by completing, signing and returning the voting instruction form (the “voting instruction”) in the postage-paid envelope provided with the proxy materials.

You may also instruct the Trustee to give a proxy to a nominee of management or other designee of your selection (which may be you, if you intend on attending the Meeting) to exercise those votes in accordance with your instructions or to you or your designee so that you (or your designee) may attend the Meeting and exercise those votes in person, as proxy of the Trustee.

Regardless of the manner by which you choose to give your voting instruction to the Trustee, the Trustee must receive your voting instruction, including any proxy request in that instruction, by 11:59 p.m. (Eastern Time) on June 7, 2019. A voting instruction received after this time will not be binding on the Trustee. If the Meeting is adjourned or postponed, your voting instruction must be received by 8:00 a.m. (Eastern Time) on the last business day preceding the day of the reconvened Meeting. Further details on how to instruct the Trustee to vote, or to obtain a proxy from the Trustee, are included in the voting instruction.

What if I hold my Partnership exchangeable units in “street name”?

Holders in “street name”, or beneficial owners, of Partnership exchangeable units, will receive a Notice indirectly through such holders’ brokers or other intermediaries. The Notice contains instructions on how to access our proxy materials online and how to vote. You should follow the voting instructions of your broker or other intermediary. If you provide specific voting instructions by mail, or the Internet, your broker or nominee will instruct the Trustee as you have directed. Brokers or other intermediaries may set deadlines for voting that are further in advance of the Meeting than those set out above. You should contact your broker or intermediary for further details.

What am I voting on and how does the Board recommend that I vote?

You will be voting on the following six proposals at the Meeting. Our Board’s recommendation for each of these proposals is set forth below:

Voting Item	Board Recommendation

Item 1. Election of twelve directors specifically named in this proxy statement, each to serve until the close of the 2020 Annual Meeting of Shareholders or until his or her successor is elected or appointed.

FOR each director nominee
Item 2. Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (the “say-on-pay vote”).	FOR
Item 3. Appoint KPMG LLP (“KPMG”) as our auditors to serve until the close of the 2020 Annual Meeting of Shareholders and authorize our directors to fix the auditors’ remuneration.	FOR
Item 4. Shareholder proposal to issue report from the Board of Directors to shareholders on RBI’s minimum requirements and standards related to workforce practices	AGAINST
Item 5. Shareholder proposal to issue an annual report to investors regarding supply chain impacts on deforestation.	AGAINST
Item 6. Shareholder proposal to develop a comprehensive policy on plastic pollution and sustainable packaging and issue a report to shareholders.	AGAINST

Page 4 | 2019 Proxy Statement	Restaurant Brands International

Questions and Answers About the Meeting and Voting

We will also consider any other business properly brought before the Meeting.

What vote is required to approve each proposal?

Holders of common shares and the special voting share will vote together as a single class for each proposal.

Proposal	Vote required to approve the proposal
Election of directors	Majority of the votes cast.*

Say-on-pay vote	This is a non-binding advisory vote. Our Board will consider our executive compensation to have been approved if the proposal receives more votes cast “for” than “against”.

Appointment of KPMG as our auditors and authorization to fix the auditors’ remuneration	Majority of the votes cast.*

Shareholder proposal on workforce practices	This is a non-binding shareholder proposal. Our Board will consider this proposal to have been approved if the proposal receives more votes cast “for” than “against”.

Shareholder proposal on deforestation	This is a non-binding shareholder proposal. Our Board will consider this proposal to have been approved if the proposal receives more votes cast “for” than “against”.

Shareholder proposal on sustainable packaging	This is a non-binding shareholder proposal. Our Board will consider this proposal to have been approved in the proposal receives more votes cast “for” than “against”.

*

Votes cast includes only those votes cast “for” such proposal. See the section below under the heading “Corporate Governance – Majority Voting Policy” for a description of the application of our majority voting policy with respect to the election of directors.

What is the effect of the say-on-pay advisory vote on Proposal 2?

Although the advisory say-on-pay vote on Proposal 2 is non-binding, our Board of Directors and the Compensation Committee will review the results of the vote and take them into account in making a determination concerning executive compensation.

What are my voting options with respect to each of the proposals?

›

Proposal 1: With respect to each nominee, you may either vote “For” the election of such nominee or “Withhold” your vote with respect to the election of such nominee. If you vote “For” the election of a nominee, your vote will be cast accordingly. If you select “Withhold” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purpose of electing such nominee but will be considered in the application of the majority voting policy described below in “Corporate Governance – Majority Voting Policy”. Pursuant to this policy, a “Withhold” vote is considered a vote cast for purposes of the election of a director nominee and therefore will be equivalent to a vote “Against” the nominee.

›

Proposal 2: Proposal 2 is a non-binding advisory vote. You may select “For”, “Against” or “Withhold” with respect to such proposal. If you select “Withhold”, your vote will not be counted as a vote cast on Proposal 2.

›

Proposal 3: With respect to the appointment of the proposed auditors, you may either vote “For” such appointment or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of the proposed auditors, your vote will be cast accordingly. If you select “Withhold” your vote will not be counted as a vote cast for purposes of appointing the proposed auditors.

›

Proposal 4: Proposal 4 is a non-binding advisory vote. You may select “For”, “Against” or “Withhold” with respect to such proposal. If you select “Withhold”, your vote will not be counted as a vote cast on Proposal 4.

Restaurant Brands International	2019 Proxy Statement | Page 5

Questions and Answers About the Meeting and Voting

›

Proposal 5: Proposal 5 is a non-binding advisory vote. You may select “For”, “Against” or “Withhold” with respect to such proposal. If you select “Withhold”, your vote will not be counted as a vote cast on Proposal 5.

›

Proposal 6: Proposal 6 is a non-binding advisory vote. You may select “For”, “Against” or “Withhold” with respect to such proposal. If you select “Withhold”, your vote will not be counted as a vote cast on Proposal 6.

You will not have the option of voting to “Abstain” with respect to (i) Proposal 1, the election of directors, or (ii) Proposal 3, the appointment of the auditors. As Proposal 2, Proposal 4, Proposal 5 and Proposal 6 are advisory votes, we have provided the option to vote “Withhold”, as well as “For” or “Against” and, therefore, your “Withhold” vote for these four matters will be the equivalent of an abstention and will not impact whether or not any of such proposals is approved. “Withhold” votes will however, be counted for purposes of determining the presence of a quorum.

Will my securities be voted if I do not return my proxy or provide my voting instruction?

No. If you are the shareholder of record or a beneficial owner of common shares and you do not attend and vote your shares at the Meeting or vote by proxy, your shares will not be voted. If you are the holder of record of Partnership exchangeable units and do not provide your voting instructions to the Trustee, the Trustee will not exercise the voting rights in respect of your Partnership exchangeable units. However, a record holder of Partnership exchangeable units may instruct the Trustee to give a proxy to the holder or its designee entitling the holder or that designee to attend and vote in person at the Meeting. See “– Can I vote in person at the Meeting?” below.

What if I provide my proxy or give my voting instruction without making any selections or if I vote or provide voting instructions on only some, but not all, of the proposals?

The common shares or Partnership exchangeable units represented by your proxy voting instruction form will be voted in accordance with the instructions you provide.

›

Shareholders of Record – Common Shares. If you are a shareholder of record of common shares and you provide your voting instructions in accordance with the Notice without voting or by voting only with respect to some, but not all, of the proposals, your shares will be voted by the persons named in the proxy (the “proxy holders”) in accordance with (i) your instructions, if any, and (ii) for any proposals for which you did not vote in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

›

Beneficial Owners – Common Shares. Section 153(2) of the Canadian Business Corporations Act (“CBCA”) states that “an intermediary, or a proxyholder appointed by an intermediary, may not vote shares that the intermediary does not beneficially own and that are registered in the name of the intermediary or in the name of a nominee of the intermediary unless the intermediary or proxyholder, as the case may be, receives written voting instructions from the beneficial owner.” Consequently, if you are a beneficial owner of common shares and vote on some, but not all, of the proposals, the broker or nominee will not vote your shares on the remaining proposals. Your vote will be counted for purposes of determining a quorum and for the proposal(s) on which you voted, but will be considered a “broker non-vote” with respect to the proposal(s) on which you did not vote. These broker non-votes will have no impact on any proposal, as the standard for each of our proposals is based on “votes cast.”

›

Holders of Record and Beneficial Owners – Partnership Exchangeable Units. If you are a holder of record or a beneficial owner of Partnership exchangeable units and you (or your broker, if you are a beneficial owner) provide the Trustee voting instructions on some, but not all, of the proposals, the Trustee in accordance with the voting trust agreement will not exercise the votes in respect of your Partnership exchangeable units for which it received no instructions. The votes in respect of your Partnership exchangeable units will be counted for purposes of determining a quorum and for the proposal(s) for which you provided instructions, but will not be considered a “vote cast” with respect to the proposal(s) for which you did not provide instructions. These non-votes will have no impact on any proposal, as the standard for each of the proposals is based on “votes cast.”

Page 6 | 2019 Proxy Statement	Restaurant Brands International

Questions and Answers About the Meeting and Voting

What if other matters are presented for consideration at the Meeting?

As of the date of this proxy statement, our management is not aware of any matters that will be presented for consideration at the Meeting other than those matters identified in the Notice of Meeting, nor does our management know of any amendments or variations of any of the matters identified in the Notice of Meeting. However, if any other matters properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting, or if any of the matters identified in the Notice of Meeting are amended or varied, and such new matter, amendment or variation calls for a vote of shareholders, validly completed proxies (including any proxies given at the instruction of a holder of Partnership exchangeable units) will be voted in respect of such new matter, amendment or variation in accordance with the judgment of the proxy holders pursuant to the discretionary authority conferred upon them by the enclosed form of proxy or voting instruction, as applicable.

Can I vote in person at the Meeting?

Common shares that are registered directly in your name may be voted in person at the Meeting. In addition, you have the right to appoint some other person of your choice, who need not be a shareholder, to attend and act on your behalf at the Meeting. To do so, insert the name of your chosen proxy in the space provided on the form of proxy. If you hold common shares in street name and you wish to vote those shares in person at the Meeting (or have another person attend and vote on your behalf), you should contact the broker or nominee that holds your shares to obtain the necessary proxy.

If you are a holder of record of Partnership exchangeable units, you may obtain from the Trustee a proxy that will entitle you (or another person designated by you) to attend the Meeting and personally exercise (as proxy of the Trustee) the votes attached to the special voting share that you (as holder of the Partnership exchangeable units) would otherwise be entitled to instruct the Trustee to vote. If you hold Partnership exchangeable units in street name and you wish to vote those units in person at the Meeting (or have another person attend and vote on your behalf), you should contact the broker or nominee that holds those units and follow their instructions to obtain the necessary proxy.

Can I change my mind after I deliver my proxy or submit my voting instruction?

Yes. If you are a shareholder of record of common shares, you may change your vote or revoke your proxy by:

›

submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy at any time up to 11:59 p.m. (Eastern Time) on June 7, 2019, or by 8:00 a.m. on the last business day preceding the day of the Meeting if the Meeting is adjourned or postponed;

›

delivering new written instructions to us at 130 King Street West, Suite 300, Toronto, Ontario M5X 1E1, Canada, Attention: Corporate Secretary, or to our Transfer Agent at its address specified below, in each case at any time up to 11:59 p.m. (Eastern Time) on June 7, 2019, or by 8:00 a.m. on the last business day preceding the day of the Meeting if the Meeting is adjourned or postponed;

›

delivering new written instructions to the Chairman of the Meeting on the day of the Meeting, or any adjournment or postponement thereof, at which the proxy is to be used, prior to the commencement of such Meeting; or

›	any other means permitted by law.

Any written instructions must be executed by the shareholder or the shareholder’s authorized attorney or, if the shareholder is a corporation, under its corporate seal or by a duly authorized officer.

If you hold your common shares in street name, and wish to change your vote or proxy nominee, you should consult your broker or nominee with respect to submitting new voting instructions. Intermediaries may set deadlines for the receipt of revocation notices that are farther in advance of the Meeting than those set out above and, accordingly, any such revocation should be completed well in advance of the deadline prescribed in the form of proxy or voting instruction form, to ensure it is given effect at the Meeting.

Restaurant Brands International	2019 Proxy Statement | Page 7

Questions and Answers About the Meeting and Voting

If you are a holder of record of Partnership exchangeable units, you may revoke or amend your voting instruction by:

›

submitting a new voting instruction via the Internet after the date of your earlier submitted voting instruction at any time up to 11:59 p.m. (Eastern Time) on June 7, 2019, or by 8:00 a.m. on the last business day preceding the day of the Meeting if the Meeting is adjourned or postponed; or

›

delivering new written instructions to the Trustee at its address specified below at any time up to 11:59 p.m. (Eastern Time) on June 7, 2019, or by 8:00 a.m. on the last business day preceding the day of the Meeting if the meeting is adjourned or postponed.

If you hold your Partnership exchangeable units in street name, you should consult your broker or nominee with respect to revoking or amending your prior voting instructions.

What does it mean if I receive more than one Notice or proxy card?

If you receive more than one Notice or proxy card it means that you have multiple accounts with brokers or other nominees or with the Transfer Agent, as applicable, through which you hold common shares or Partnership exchangeable units. Please vote or provide voting instructions for all of the common shares or Partnership exchangeable units you own. We encourage you to register all of these securities in the same name and address. You may do this by contacting your broker or other nominee or the Transfer Agent. The Transfer Agent may be reached through the following methods:

By Mail:	By Telephone:

Computershare Trust Company of Canada 100 University Ave, 8th Floor Toronto, Ontario, M5J 2Y1	(800) 564-6253 (toll free North America) (514) 982-7555 (international direct dial)

By Email: service@computershare.com	By Internet: www.computershare.com/service

ATTENDING THE MEETING

Who may attend the Meeting?

The Meeting is open to all record holders of common shares as of the close of business on the Record Date and their duly appointed proxy nominees. Beneficial owners of common shares and record holders and beneficial owners of Partnership exchangeable units who owned such shares or Partnership exchangeable units, as the case may be, as of the close of business on the Record Date may obtain a proxy that will entitle them (or another person designated by them) to attend and vote at the Meeting. See “– Can I vote in person at the Meeting?” above for instructions on how to obtain a proxy for that purpose.

How can I get directions to the meeting?

The meeting will be held at the offices of Restaurant Brands International Inc. at 130 King Street West, Suite 300, Toronto, Ontario M5X 1E1, Canada. If you require directions, please contact Investor Relations by e-mail at investor@rbi.com.

What do I need to bring to attend the Meeting?

If you are a record holder or beneficial owner of common shares:

›	You will need a valid picture identification.

›	You will need proof of ownership of common shares.

›	If you are a record holder of common shares, your Notice or proxy card will be your admission ticket.

›

If your common shares are held in the name of a bank, broker or other shareholder of record and you have obtained a legal proxy from the record holder giving you the right to attend and vote at the Meeting, you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

Page 8 | 2019 Proxy Statement	Restaurant Brands International

Questions and Answers About the Meeting and Voting

If you are a record holder or beneficial owner of Partnership exchangeable units:

›	You will need a valid picture identification.

›

If you have obtained a legal proxy from the Trustee giving you the right to attend and vote at the Meeting, you will need proof of ownership to be admitted to the Meeting. You should follow the instructions provided by the Trustee to obtain such proof of ownership.

IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN COMMON SHARES OR PARTNERSHIP EXCHANGEABLE UNITS, YOU MAY NOT BE ADMITTED INTO THE MEETING.

MORE INFORMATION

Where can I find voting results of the Meeting?

In accordance with TSX rules, following the Meeting we will promptly issue a news release disclosing the detailed voting results for the election of each director. In addition, promptly following the Meeting, but not more than four business days thereafter, we will announce the results for the proposals voted upon at the Meeting and publish final detailed voting results for each matter voted upon in a report filed on www.sedar.com and in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”).

I am a holder of Partnership exchangeable units. Why am I receiving proxy solicitation materials that relate solely to RBI?

RBI is the sole general partner of Partnership and manages all of Partnership’s operations and activities in accordance with the partnership agreement of Partnership. The Partnership exchangeable units are intended to provide voting rights with respect to RBI that are equivalent to the corresponding rights afforded to holders of common shares. In addition to making provision for these voting rights, the voting trust agreement requires that each record holder of Partnership exchangeable units be provided a copy of the notice of each meeting at which the holders of common shares are entitled to vote. Except as otherwise required by the partnership agreement, voting trust agreement or applicable law, the holders of the Partnership exchangeable units are not directly entitled to receive notice of or to attend any meeting of the unitholders of Partnership or to vote at any such meeting. Accordingly, you will not receive notice of, or an information circular or proxy in respect of, an annual meeting of Partnership.

Where can I find further information in respect of the Partnership exchangeable units?

A summary of certain terms of the Partnership exchangeable units is included in Appendix A to this proxy statement.

Who should I contact with other questions?

If you have additional questions about this proxy statement or the Meeting, please contact Investor Relations by e-mail at investor@rbi.com.

Restaurant Brands International	2019 Proxy Statement | Page 9

Proposal 1 – Election of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

Our by-laws permit the Board of Directors (the “Board”) to determine the number of directors that constitute the Board, provided that the Board shall not consist of fewer than three or greater than fifteen members. In addition, our by-laws provide that at least twenty-five percent of the directors shall be resident Canadians, as required by the CBCA.

Our Board consists of twelve directors. We believe a board of this size and composition is appropriate, giving us a diverse set of perspectives around the boardroom. Our current Board is also appropriately sized to allow effective committee organization and to facilitate efficient meetings and decision-making.

Our director nominees are: Messrs. Behring, Caira, Castro-Neves, Franklin, Fribourg, Golden, Hedayat, Schwartz, Sicupira, Thompson Motta and Van Damme and Ms. Khosrowshahi. Messrs. Caira and Hedayat and Ms. Khosrowshahi are each a resident Canadian as defined by the CBCA.

As we discuss under “Corporate Governance – Board Independence” on page 23 of this proxy statement, our Board conducts an evaluation of the independence of each director and has determined that all of our director nominees, except Messrs. Schwartz and Caira, qualify as “independent” directors under the NYSE listing standards, the rules of the TSX and Canadian securities laws.

We believe that each of our director nominees possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success. Our director nominees were nominated because each is of high ethical character, is highly accomplished in his or her field with superior credentials and recognition, has a sound personal and professional reputation, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Further, it is our view that these director nominees complement each other as a group. Our director nominees appear on the following pages. Each director nominee’s principal occupation and other pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director, appears on the following pages.

Page 10 | 2019 Proxy Statement	Restaurant Brands International

Proposal 1 – Election of Directors

Nominees For Director

Alexandre Behring
Independent Chairman Committees: Compensation (Chair) Nominating and Corporate Governance (Chair)

BUSINESS EXPERIENCE:

Mr. Behring has served on our Board as Chairman since December 2014. Mr. Behring is a Founding Partner and has been Managing Partner and a Board Member of 3G Capital Partners LP, a global investment firm (“3G Capital”), since 2004. Following the acquisition of Burger King Holdings, Inc. by 3G Capital, he served on the board of Burger King Worldwide, Inc. (“BKW”) and its predecessor as chairman from October 2010 until December 2014. Mr. Behring has served as Chairman of the Kraft Heinz Company since July 2015, following Berkshire Hathaway and 3G Capital’s acquisition of H.J. Heinz Company in June 2013 and subsequent combination with Kraft Foods Group in July 2015. Mr. Behring has also served as a director of Anheuser-Busch Inbev, a global brewer, from April 2014 until April 2019.

Previously, Mr. Behring spent ten years at GP Investimentos, one of Latin America’s premier private-equity firms, including eight years as a partner and member of the firm’s Investment Committee. He served for seven years, from 1998 until 2004, as Chief Executive Officer of America Latina Logistica (“ALL”), one of Latin America’s largest railroad and logistics companies. He also served as a director of ALL until December 2011. From July 2008 until May 2011, Mr. Behring served as a director of CSX Corporation, a U.S. rail-based transportation company. Mr. Behring is 52 years old and resides in Rio de Janeiro, Brazil.

QUALIFICATIONS

The Board nominated Mr. Behring due to his experience in executive roles at private equity firms and as CEO for a large railroad and logistics company as well as his experience as Chairman of the Board of RBI and its predecessor and the Kraft Heinz Company. In addition, the Board considered his knowledge of strategy and business development, finance, risk assessment, logistics and leadership development.

Restaurant Brands International	2019 Proxy Statement | Page 11

Proposal 1 – Election of Directors

Marc Caira
Committees: None

BUSINESS EXPERIENCE:

Mr. Caira has served on our Board as Vice Chairman since December 2014. Previously, Mr. Caira served as President and CEO of Tim Hortons Inc. from July 2013 until December 2014. He was also a director of Tim Hortons Inc. from May 2013 until December 2014. Before his appointment as President and CEO of Tim Hortons Inc., Mr. Caira was Global CEO of Nestle Professional. He was also a member of the executive board of Nestle SA, the world’s largest food and beverage company. Prior to being named Global CEO of Nestle Professional in 2008, Mr. Caira served in various roles, including Global Head of Strategic Business for Nestle Foodservices in Switzerland, President and CEO of Parmalat North America, Chief Operating Officer of Parmalat Canada, and President, Food Services and Nescafe Beverages for Nestle Canada. From July 2015 until November 2018, Mr. Caira served as a director of Hydro One Inc., a Canadian public energy transmission and distribution company. Since July 2015, Mr. Caira has served on the board of the Minto Group, a private real estate development and property management company. Since May 3, 2018, Mr. Caira has served as a director of Gildan Activewear Inc., a Canadian manufacturer of branded apparel. He also serves on their Compensation and Human Resources Committee and Corporate Governance and Social Responsibility Committee. On December 15, 2014, we engaged Mr. Caira to provide transition services and assist with our global expansion strategy and in October 2017 we extended Mr. Caira’s contract for consulting services through 2018. Mr. Caira is 65 years old and resides in Ontario, Canada.

QUALIFICATIONS

The Board nominated Mr. Caira due to his significant experience as the President and CEO of Tim Hortons Inc., as well as, his past experience as a member of the executive board of the world’s largest food and beverage company. In addition, the Board considered his knowledge of strategy and business development, finance, marketing and consumer insights, risk assessment, leadership development and succession planning.

Page 12 | 2019 Proxy Statement	Restaurant Brands International

Proposal 1 – Election of Directors

João M. Castro-Neves
Independent Committees: None

BUSINESS EXPERIENCE:

Mr. Castro-Neves has served as a director since June 2018. Mr. Castro-Neves was Zone President, North America, of Anheuser-Busch InBev SA/NV from January 2015 until December 2017. Mr. Castro-Neves joined Companhia de Bebidas das Americas (AMBEV), a predecessor of Anheuser-Busch InBev, in 1996 and served in positions of increasing responsibility, including Chief Financial Officer from January 2005 until December 2006 and Chief Executive Officer from January 2009 until December 2014. He has also served as CEO of Quilmes Industrial S.A., a subsidiary of AMBEV based in Argentina, from January 2007 until December 2008. Mr. Castro-Neves holds a degree in computer engineering from the Pontifícia Universidade Católica do Rio de Janeiro and an M.B.A. from the University of Illinois. Mr. Castro-Neves is 52 years old and resides in New York, United States.

QUALIFICATIONS

The Board nominated Mr. Castro-Neves due to his significant experience as the Zone President, North America, Anheuser-Busch InBev SA/NV, as well as his past experience as an executive of one of the world’s largest spirits companies. In addition, the Board considered his knowledge of strategy, finance, operations and business development.

Restaurant Brands International	2019 Proxy Statement | Page 13

Proposal 1 – Election of Directors

Martin E. Franklin
Independent Committees: Audit Conflicts

BUSINESS EXPERIENCE:

Mr. Franklin has served on our Board since December 2014. Mr. Franklin is the founder and CEO of Mariposa Capital LLC since June 2013 and Chairman and the controlling shareholder of Royal Oak Enterprises, LLC, a leading manufacturer of charcoal and grilling products, since July 2016. Mr. Franklin previously served on the board of BKW from June 2012 until December 2014. Mr. Franklin was the founder and Executive Chairman of Jarden Corporation, a broad based consumer products company. He was appointed to Jarden’s board of directors in June 2001 and served as its Chairman and CEO from September 2001 until June 2011, at which time he was appointed as Executive Chairman. He served as Executive Chairman until April 2016 when Jarden merged with Newell Brands Inc., a global consumer and commercial products company. From April 2016 until January 2018, Mr. Franklin served as a director of Newell Brands Inc. Mr. Franklin is founder and chairman of Platform Specialty Products Corporation (now Element Solutions, Inc.), a specialty chemicals company, and has served as a director since April 2013. Mr. Franklin is co-founder and co-chairman of Nomad Foods Limited, a leading European frozen food company, and has served as a director since April 2014. In October 2017, Mr. Franklin became a Founder of J2 Acquisition Limited, a $1.25 billion acquisition vehicle listed on the London Stock Exchange. Mr. Franklin is also a principal and executive officer of a number of private investment entities. Between 1992 and 2000, Mr. Franklin served as the Chairman and/or CEO of three public companies, Benson Eyecare Corporation, an optical products and services company, Lumen Technologies, Inc., a holding company that designed, manufactured and marketed lighting products, and Bollé Inc., a holding company that designed, manufactured and marketed sunglasses, goggles and helmets worldwide. Previously, Mr. Franklin served as a director of the following public companies: Apollo Investment Corporation, a closed-end management investment company, from April 2004 until December 2006; Liberty Acquisition Holdings Corp from June 2007 until its business combination with Promotora de Informaciones, S.A., a Spanish media company (Grupo Prisa) in November 2010; Grupo Prisa from November 2010 to December 2013; Liberty Acquisition Holdings International Company from January 2008 until its acquisition of Phoenix Group Holdings, a UK based provider of insurance services, in September 2009; Freedom Acquisition Holdings, Inc., from June 2006 until its acquisition of GLG Partners, Inc. (“GLG”), a hedge fund, in November 2007; GLG from November 2007 until October 2010; and Kenneth Cole Productions, Inc., a stylish apparel and accessory manufacturer and retailer, from July 2005 until December 2011. Mr. Franklin is 54 years old and resides in Florida, United States.

QUALIFICATIONS

The Board nominated Mr. Franklin due to his experience as the founder, CEO and Chairman of a broad-based consumer products company, a principal and executive officer of a number of public and private investment companies, a director of RBI and its predecessor and a director of multiple public and private companies in various industries. In addition, the Board considered his knowledge of strategy and business development, finance, marketing and consumer insights, risk assessment, mergers and acquisitions, leadership development and succession planning.

Page 14 | 2019 Proxy Statement	Restaurant Brands International

Proposal 1 – Election of Directors

Paul J. Fribourg
Independent Committees: Audit Compensation Conflicts (Chair)

BUSINESS EXPERIENCE:

Mr. Fribourg has served on our Board since December 2014. Previously, Mr. Fribourg served on the board of BKW and its predecessor from October 2010 until December 2014. Since July 1997, Mr. Fribourg has served as the Chairman and CEO of Continental Grain Company, an international agribusiness and investment company. Prior to taking this role, he held a variety of positions with increasing responsibility, from Merchandiser and Product Line Manager to Group President and Chief Operating Officer. Mr. Fribourg has been Lead Director of Loews Corporation, a large diversified holding company, since October 1997. Mr. Fribourg has also been a director of The Estee Lauder Companies, Inc., one of the world’s leading manufacturers and marketers of quality skin-care, make-up, fragrances and hair products, since April 2006, Castleton Commodities International, a leading merchant energy company, since January 2013, Syngenta AG, a leading agriculture company, since November 2018, Bunge Limited, an agribusiness and food company, since November 2018 and Restaurant Technologies, Inc., a manufacturer of edible oil management and distribution systems, since October 2018. He was a director of Apollo Global Management, LLC, an alternative investment management firm, from March 2011 until November 30, 2018, Smithfield Foods, Inc., the world’s largest pork producer and processor, from May 2007 until September 2009, Power Corporation of Canada, a diversified management and holding company, from 2005 until 2008, Premium Standard Farms, Inc., a subsidiary of Smithfield Foods, Inc., from May 1998 until April 2007, and Vivendi, S.A., a French international media conglomerate, from January 2003 until June 2006. Mr. Fribourg is 65 years old and resides in New York, United States.

QUALIFICATIONS

The Board nominated Mr. Fribourg due to his experience as the CEO of an international agribusiness and investment company, as a director of RBI and its predecessor and as a director of multiple public and private companies in various industries. In addition, the Board considered his knowledge of strategy and business development, finance, corporate governance, risk assessment and leadership development.

Restaurant Brands International	2019 Proxy Statement | Page 15

Proposal 1 – Election of Directors

Neil Golden
Independent Committees: Operations and Strategy

BUSINESS EXPERIENCE:

Mr. Golden has served on our Board since June 2016. Mr. Golden served as Senior Vice President and Chief Marketing Officer for McDonald’s Corporation’s U.S. segment from November 2007 until September 2013 and retired from McDonald’s in February 2014. Prior to that, he served in positions of increasing responsibility at McDonald’s since 1989. Prior to joining McDonald’s, Mr. Golden held positions at Burger King Corporation and RC Cola Co.

Since May 2014, Mr. Golden has been as a lecturer and faculty advisor with his alma mater Northwestern University. Mr. Golden has served as an advisory board member for Home Partners of America, a company that provides a lease-to-own homeownership program and services, since September 2014. In addition, since April 2015, he has served as an executive consultant to Revenue Management Solutions, a firm specializing in providing pricing guidance to the restaurant and retail categories. Mr. Golden serves on the board of Learners Edge, a company that provides an online education platform serving the k-12 teaching community. Mr. Golden serves on the board of DataSource, a firm specializing in serving multi-location brands in the optimization of a wide range of marketing and operations communications. He also competed on the Men’s International Professional Tennis Tour. Mr. Golden is 57 years old and resides in Illinois, United States.

QUALIFICATIONS

The Board nominated Mr. Golden due to his extensive experience as a senior marketing executive in the quick service restaurant industry, his experience in advisory roles in complementary industries and as a recent director of RBI. In addition, the Board considered his knowledge of marketing and consumer insights, strategy and business development, strategic branding and positioning and leadership development.

Ali Hedayat
Independent Committees: Audit (Chair) Conflicts

BUSINESS EXPERIENCE:

Mr. Hedayat has served on our Board since July 2016. Mr. Hedayat is the founder and has been Managing Director of Maryana Capital, a financial firm in Toronto, Canada, since March 2015. He previously cofounded Edoma Capital in London, a capital fund, where he worked from 2010 until December 2012, and was a partner at Indus Capital, a capital fund in London, from May 2013 until March 2015. Mr. Hedayat held progressively more senior roles at the Goldman Sachs Group from 1997 to 2010, including from 2005 to 2007 as Managing Director of the European Principal Strategies group and from 2007 to 2010 as Managing Director and Co-head of the Americas Principal Strategies group. Mr. Hedayat served on the board of U.S. Geothermal Inc., a leading renewable energy company, from February 2017 until its sale to Ormat Technologies Inc. in April 2018 and currently serves on the board of Crius Energy, an independent energy retailer in the United States. Mr. Hedayat is 44 years old and resides in Ontario, Canada.

QUALIFICATIONS

The Board nominated Mr. Hedayat because of his significant experience in investment banking and as a director of RBI. In addition, the Board considered his knowledge of finance, mergers and acquisitions and corporate governance.

Page 16 | 2019 Proxy Statement	Restaurant Brands International

Proposal 1 – Election of Directors

Golnar Khosrowshahi
Independent Committees: Audit

BUSINESS EXPERIENCE:

Ms. Khosrowshahi has served as a director since June 2018. Ms. Khosrowshahi has been the Chief Executive Officer of Reservoir Media Management, an independent music publisher based in New York with offices in Los Angeles, London and Toronto, since July 2007. Prior to that, Ms. Khosrowshahi was the Director of Account Services at Imagination NYC Inc., an experiential marketing firm headquartered in the United Kingdom, from 1999 to 2002. Ms. Khosrowshahi serves on the audit and finance committee of The Bishop Strachan School, Canada’s oldest independent day and boarding school for girls (since September 2017), as Board Chair of Silkroad, a musical collective founded by cellist Yo-Yo Ma in 1998 (since September 2013), and as a director on the board of the National Music Publishers Association, a trade association representing all American music publishers and their songwriting partners (since June 2015). Ms. Khosrowshahi is 47 years old and resides in Ontario, Canada.

QUALIFICATIONS

The Board nominated Ms. Khosrowshahi because of her experience as CEO of Reservoir Media Management. In addition, the Board considered her knowledge of strategy, business development, marketing and leadership development.

Daniel S. Schwartz
Co-Chairman Committees: Operations and Strategy (Chair)

BUSINESS EXPERIENCE:

Mr. Schwartz has served on our Board since December 2014. Mr. Schwartz, the former Chief Executive Officer of the Company from December 2014 until January 22, 2019, was appointed Executive Chairman of the Company effective January 23, 2019 and will serve in that capacity for a transition period ending September 30, 2019. From June 2013 until December 2014, Mr. Schwartz served as CEO, from April 2013 until June 2013, he served as Chief Operating Officer and from January 2011 until April 2013, he served as Chief Financial Officer of BKW and its predecessor. Mr. Schwartz joined Burger King Holdings, Inc. in October 2010 as Executive Vice President, Deputy Chief Financial Officer. Since January 2008, Mr. Schwartz has been a partner with 3G Capital, where he was responsible for managing 3G Capital’s private equity business until October 2010. From 2012 until February 2015, Mr. Schwartz served as a director of Carrols Restaurant Group, Inc., RBI’s largest Burger King franchisee in the United States. Mr. Schwartz is a director of 3G Capital. Mr. Schwartz is 38 years old and resides in Florida, United States.

QUALIFICATIONS

The Board nominated Mr. Schwartz because of his experience as the CEO and Executive Chairman of RBI and its predecessors. In addition, the Board considered his knowledge of strategy and business development, finance, marketing and consumer insights, risk assessment, mergers and acquisitions, leadership development and succession planning.

Restaurant Brands International	2019 Proxy Statement | Page 17

Proposal 1 – Election of Directors

Carlos Alberto Sicupira
Independent Committees: Compensation Nominating and Corporate Governance

BUSINESS EXPERIENCE:

Mr. Sicupira has served on our Board since December 2014 and previously served on the board of BKW and its predecessor from October 2010 until December 2014. Mr. Sicupira is one of the founding Principal Partners of 3G Capital and continues to serve as a board member. Mr. Sicupira served as a member of the board of directors of Anheuser-Busch InBev from 2004 until April 2019. Mr. Sicupira has been Chairman of Lojas Americanas, one of South America’s largest retailers, since 1981, where he served as Chief Executive Officer until 1992. He has also been a member of the Board of Dean’s Advisors of Harvard Business School since 1998 and serves on the boards of Fundação Brava and Fundação Estudar, not-for-profit foundations in Brazil. Mr. Sicupira is 70 years old and resides in St. Moritz, Switzerland.

QUALIFICATIONS

The Board nominated Mr. Sicupira due to his experience as the CEO of a large South American retailer, as a director of RBI and its predecessor and as a director of multiple public and private companies in various industries. In addition, the Board considered his knowledge of strategy and business development, marketing and consumer insights, supply chain management and distribution and finance.

Roberto Moses Thompson Motta
Independent Committees: None

BUSINESS EXPERIENCE:

Mr. Thompson Motta has served on our Board since December 2014. Previously, Mr. Thompson Motta served on the board of BKW from July 2013 until December 2014. From 1986 to 1992, Mr. Thompson Motta worked in the corporate finance department of Banco Garantia, Brazil’s largest investment bank. From 1993 to 2004, he was the founding and managing partner of GP Investimentos and a member of its board of directors until September 2010. Mr. Thompson Motta has also served as a member of the boards of directors of Companhia de Bebidas das Américas, or AMBEV, a Brazilian brewing company, since September 1998 (and AmBev S.A. since July 2013), Lojas Americanas since August 2001, São Carlos Empreendimentos e Participações S.A. since September 2001 and StoneCo Ltd., a leading provider of financial technology solutions, since October 2018. From August 2004 until April 2014, Mr. Thompson Motta served on the board of directors of Anheuser Busch InBev. Mr. Thompson Motta is one of the founding partners of 3G Capital and continues to serve as a board member. Mr. Thompson Motta is 61 years old and resides in Lugano, Switzerland.

QUALIFICATIONS

The Board nominated Mr. Thompson Motta due to his experience in executive roles at private equity firms, as a director of RBI and its predecessor and as a director of multiple public and private companies in various industries. In addition, the Board considered his knowledge of strategy and business development, finance, real estate and leadership development.

Page 18 | 2019 Proxy Statement	Restaurant Brands International

Proposal 1 – Election of Directors

Alexandre Van Damme
Independent Committees: Nominating and Corporate Governance

BUSINESS EXPERIENCE:

Mr. Van Damme has served on our Board since December 2014. He previously served on the board of BKW and its predecessor from December 2011 until December 2014. Mr. Van Damme has served as a member of the board of directors of Anheuser-Busch InBev since 1992. He joined the beer industry early in his career and held various operational positions within Interbrew, a large Belgian-based brewing company that merged with Anheuser-Busch to form Anheuser-Busch InBev, until 1991, including Head of Corporation Planning and Strategy. He has managed several private venture holding companies and is currently a director of Patri S.A. (Luxembourg). Mr. Van Damme has served on the board of directors of the Kraft Heinz Company since April 2018. He served as a board member of Jacobs Douwe Egberts B.V., a Dutch company that processes and trades coffee, tea and other groceries, from August 2013 until May 2018 and Keurig Green Mountain Inc. from May 2016 until May 2018. Mr. Van Damme is also a director of DKMS, the largest bone marrow donor center in the world. Mr. Van Damme graduated from Solvay Business School in Brussels. Mr. Van Damme is 57 years old and resides in Chéserex, Switzerland.

QUALIFICATIONS

The Board nominated Mr. Van Damme due to his experience as an executive of a large brewing company that is a major consumer brand and as a director of RBI and its predecessor, as well as his experience in managing several private venture holding companies. In addition, the Board considered his knowledge of strategy and business development, risk assessment and leadership development.

If elected, each of the aforementioned nominees has consented to serve as directors and hold office until the close of the 2020 Annual Meeting of Shareholders or until their respective successors have been elected or appointed.

Recommendation of the Board

The Board recommends a vote “FOR” each of the director nominees.

Restaurant Brands International	2019 Proxy Statement | Page 19

In this section, you can read about

Governance Guidelines	Page 21
Board Leadership Structure	Page 22
Meetings	Page 22
Board Independence	Page 23
Director Term Limits	Page 23
Majority Voting Policy	Page 24
Director Orientation and Continuing Education	Page 24
Board Committees	Page 24
Compensation Committee Interlocks and Insider Participation	Page 29
Code of Ethics/Conduct	Page 29
Related Party Transaction Policy	Page 30
Certain Relationships and Related Transactions	Page 30
Executive Officer Diversity	Page 31
Risk Management	Page 31
Director Compensation	Page 32

Page 20 | 2019 Proxy Statement	Restaurant Brands International

CORPORATE GOVERNANCE

MAJORITY INDEPENDENT BOARD

Elected by

majority vote

Annual performance self-evaluations

Corporate Governance

CORPORATE GOVERNANCE

Governance Guidelines

Our business and affairs are managed under the direction of our Board. Our Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders. The Restaurant Brands International Inc. Board of Directors Governance Guidelines, as amended (the “Governance Guidelines”) provide a framework for corporate governance in accordance with the Canadian and U.S. securities laws, the NYSE listing standards, the TSX rules, the requirements under the CBCA and our organizational documents.

Highlights of our Governance Guidelines are described below:

›	A majority of directors of the Board must be independent as defined by the NYSE and TSX listing standards and applicable Canadian and U.S. securities laws.

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The committees of the Board are the Audit Committee, the Compensation Committee, the Nominating and Governance Committee (“NCG Committee”), the Conflicts Committee and the Operations and Strategy Committee. The Board may create and maintain other committees from time to time. Committee membership assignments are determined by the Board, on recommendation of the NCG Committee, taking account of our needs, individual attributes and other relevant factors.

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Each director serving on the Audit Committee will be an independent director as determined in accordance with the listing standards of the NYSE and TSX and applicable securities laws and each director serving on the Conflicts Committee will be an independent director as defined under the partnership agreement.

›	Executive sessions or meetings of non-employee directors without management present will be held as part of each regularly scheduled Board meeting.

›	A director may not accept a position on the board or audit committee of any other public company without first reviewing the matter with the Chairman of the Board.

›	Director orientation programs will be provided to new directors either prior to or within a reasonable period of time after their nomination or election to the Board.

›	The Board, with the assistance of the NCG Committee, will conduct an annual performance self-evaluation of the full Board to determine whether the Board and its committees are functioning effectively.

›	The NCG Committee oversees and evaluates the Board’s performance and its compliance with our Governance Guidelines and other corporate governance regulations and principles.

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Each director nominee must agree to tender his or her resignation for consideration by the Board if such director fails to receive a majority of votes cast in any uncontested re-election, as described more fully under “– Majority Voting Policy” below.

The NCG Committee monitors compliance with the Governance Guidelines. In addition, the NCG Committee periodically reviews our Governance Guidelines, and, if appropriate, will recommend changes to the Board. The full text of our Governance Guidelines is available in the “Investors – Corporate Governance” section of our website at www.rbi.com, as well as under the RBI issuer profile on SEDAR at www.sedar.com, and is incorporated herein by reference. No other information on our website or any other website referenced in this document is incorporated into this proxy statement, and such information should not be considered part of this proxy statement. Any request for a copy of the Governance Guidelines may be directed to Restaurant Brands International Inc., 130 King Street West, Suite 300, P.O. Box 339, Toronto, Ontario M5X 1E1, Canada, Attention: Corporate Secretary. Upon receipt of a request, a copy will be provided free of charge.

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Corporate Governance

Board Leadership Structure

Our Board has an independent Chairman, Alexandre Behring, and a Vice Chairman, Marc Caira. On January 22, 2019, our Board created the position of Co-Chairman and appointed Daniel Schwartz, our former Chief Executive Officer and the current Executive Chairman of RBI, to serve in such role. Mr. Schwartz will serve as Executive Chairman of RBI for a transition period that ends on September 30, 2019. While our Board has not developed a written position description for the Chairman or Co-Chairman of the Board or the Chairpersons of our committees, our Governance Guidelines set forth the role of the Chairman, Co-Chairman and Vice Chairman and the charter of each committee sets forth the role of the Chairperson of each committee. Specifically, the Chairman and Co-Chairman of the Board are responsible for facilitating a highly functioning and effective Board, providing overall leadership and encouraging open communications, and the Vice Chairman of the Board assists the Chairman and Co-Chairman and serves at meetings at which the Chairman or Co-Chairman is not in attendance or is unable to participate in a motion. The Chairperson of each committee is responsible for setting the frequency and length of the meetings, setting meeting agendas consistent with the committee’s charter and reporting on the activities of that committee to the full Board on a periodic basis.

Our Board has not adopted a formal policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer as the Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman, Co-Chairman and CEO in any way that it deems in the best interests of RBI at a given point in time. At the present time, the positions of Chairman of the Board, Co-Chairman of the Board and CEO are filled by different individuals and our CEO does not sit on the Board. Under the authority of the Board, the CEO is responsible for the general management of the business and affairs of RBI, with the objective of enhancing long-term shareholder value. We believe that the current separation of roles provides a more effective monitoring and objective evaluation of the CEO’s performance.

Our Board has not developed a written position description for our CEO. Our Board and CEO develop, on an annual basis, corporate goals and objectives and parameters within which the CEO operates our business. Our Board and CEO also establish annual performance goals to measure the CEO’s individual achievement for purposes of our annual bonus program. The Compensation Committee of the Board is also responsible for annually evaluating the CEO against these objectives. For a further discussion of the corporate goals and objectives and the measures by which our CEO is evaluated, please see our Compensation Discussion & Analysis (“CD&A”) beginning on page 34 of this proxy statement.

Meetings

During 2018, the Board held a total of 4 meetings. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she had been a director and (2) the total number of meetings of the committee(s) of which he was a member during the period that he served. Mr. Castro-Neves and Ms. Khosrowshahi were elected to the Board at the 2018 annual and special meeting of shareholders on June 7, 2018, and therefore attended only two of the four meetings held during 2018. The specific number of board meetings attended last year by each of our incumbent directors was as follows:

Director	Board Meetings Attended
Alexandre Behring	4/4
Marc Caira	4/4
João Castro-Neves	2/2
Martin E. Franklin	4/4
Paul J. Fribourg	4/4
Neil Golden	4/4
Ali Hedayat	4/4
Golnar Khosrowshahi	2/2
Daniel S. Schwartz	4/4
Carlos Alberto Sicupira	4/4
Roberto Moses Thompson Motta	4/4
Alexandre Van Damme	4/4

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Corporate Governance

In accordance with our Governance Guidelines, the Chairman of the Board will generally determine the frequency and length of Board meetings and will set the agenda for each Board meeting. Board members are encouraged to suggest the inclusion of additional items on an agenda, and any director may request that an item be placed on an agenda. Board meetings are generally held pursuant to a pre-determined schedule, with additional meetings scheduled as necessary.

We encourage all directors to attend the annual meetings of our shareholders. Mr. Schwartz attended the 2018 Annual Meeting.

Board Independence

It is the policy of the Board that a majority of directors must (i) be independent with no direct or indirect material relationship or business conflict with RBI and (ii) otherwise meet the definition of an “independent” director under U.S. and Canadian securities laws and listing standards of the NYSE and the TSX. Our Board has affirmatively determined that the following directors have no material relationship with RBI and otherwise qualify as independent based on all of the foregoing criteria: Messrs. Behring, Castro-Neves, Franklin, Fribourg, Hedayat, Golden, Sicupira, Thompson Motta and Van Damme and Ms. Khosrowshahi.

Under the NYSE listing standards, a director qualifies as “independent” if the board of directors affirmatively determines that the director has no material relationship with the listed company. While the focus of the inquiry is independence from management, the board is required to consider broadly all relevant facts and circumstances in making an independence determination.

National Instrument 58-201, or NI 58-201, provides guidance on corporate governance practices with respect to director independence, which reflect best practices established by the Canadian Securities Administrators (“CSA”), but are not intended to be prescriptive. Such best practices provide, among other things, that: (i) a company’s board of directors should have a majority of independent directors; (ii) the chairman of the board should be an independent director; (iii) the board should appoint a nominating committee composed entirely of independent directors; and (iv) the board should appoint a compensation committee composed entirely of independent directors. Determinations in respect of “independence” for these purposes are similar to the requirements under the NYSE listing standards.

In conducting its evaluations of Messrs. Behring, Sicupira and Thompson Motta, the Board considered their affiliation with 3G Capital and with 3G Restaurant Brands Holdings General Partner Ltd., which currently controls over 92% of the outstanding Partnership exchangeable units, which represents over 43% of the combined voting interest in the company. In conducting its evaluation of Messrs. Behring and Van Damme, the Board also considered their service on the board of directors of the Kraft Heinz Company, a supplier to restaurants for all of our brands.

Mr. Behring presides over the executive sessions of the Board. In 2018, the Board met in executive session four times.

Director Term Limits

All directors are elected at the annual meeting of our shareholders for a term of one year. The Board does not believe it should expressly limit a director’s tenure on the Board. RBI values the contribution of directors who over time have developed increasing insight into our company and operations and therefore provide an increasing contribution to the Board as a whole. As an alternative to term limits, prior to recommending to the Board that one or more current directors be submitted to the shareholders for re-election, the NCG Committee reviews the performance of each director potentially standing for election or re-election, and makes appropriate recommendations to the Board concerning that director’s candidacy.

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Corporate Governance

Majority Voting Policy

The Board has adopted a Majority Voting Policy as required by the rules of the TSX. The policy is included in the Governance Guidelines and provides that, in an uncontested election, a director must be elected to the Board by at least a “majority of the votes cast,” which means that the number of shares voted “FOR” a director’s election must exceed 50% of the number of votes cast with respect to that director’s election. Votes cast with respect to a director’s election include votes to withhold authority. An “uncontested election” means an election where the number of nominees for director is equal to the number of directors to be elected. In a contested election, a plurality voting standard will apply.

If a nominee for director in an uncontested election does not receive the affirmative vote of at least the majority of the votes cast, the director must immediately tender his or her resignation to the NCG Committee. The NCG Committee will consider and recommend, and the Board will determine, whether or not to accept the offer of resignation. The Board will accept the offer of resignation absent exceptional circumstances that would warrant the director continuing to serve on the Board, as determined by the Board in accordance with its fiduciary duties to RBI, and the resignation will be effective upon the Board’s acceptance. The decision of the Board shall be made within 90 days after the date of the shareholders’ meeting. Any director who tenders his or her resignation pursuant to the Majority Voting Policy shall not participate in the recommendation of the NCG Committee or the decision of the Board with respect to his or her resignation. A press release disclosing the Board’s determination (and the reasons for rejecting the resignation, if applicable) shall promptly be issued and furnished to the SEC, the CSA and the TSX.

If the Board accepts any tendered resignation, the Board may either proceed to fill the vacancy through the appointment of a new director, or determine not to fill the vacancy and instead decrease the size of the Board.

Director Orientation and Continuing Education

We provide access to appropriate orientation programs, sessions or materials for new members of the Board for their benefit either prior to or within a reasonable period of time after their nomination or election to the Board, which shall include written materials and presentations by senior management regarding our business, strategic plans and policies. We and our Board encourage, but do not require, directors to participate in outside continuing education programs.

Board Committees

The Board has four standing committees – the Audit Committee, the Compensation Committee, the NCG Committee, and the Operations and Strategy Committee – as well as the Conflicts Committee. Each of the existing committees operates under a written charter. These charters set forth the responsibilities of each committee and are available in the “Investors – Corporate Governance” section of our website at www.rbi.com, and such information is also available in print to any shareholder who requests it through our Corporate Secretary.

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Corporate Governance

Set forth below is a description of the responsibilities of each of our current Board committees, its current membership and the number of meetings (including actions by written consent in lieu of meetings) during 2018.

Audit Committee

Audit Committee Members	Audit Committee Functions	Number of Meetings in 2018
• Paul J. Fribourg (Chair through January 21, 2019) • Ali Hedayat (Chair from January 22, 2019) • Martin E. Franklin • Golnar Khosrowshahi

›  Oversee the quality and integrity of our consolidated financial statements and related disclosure;

›  Oversee the qualifications, independence and performance of our independent auditor;

›  Oversee the performance of our internal audit function;

›  Oversee our systems of disclosure controls and procedures, and internal control over financial reporting;

›  Oversee our compliance with all legal and regulatory requirements and our compliance program;

›  Review and approve the Audit Committee report that is required by the SEC to be included in our annual proxy statement; and

›  Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

4

Directors serving on our Audit Committee may not simultaneously serve on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of the director to effectively serve on the Audit Committee. Mr. Hedayat was appointed to serve on the Audit Committee effective June 7, 2018 and was appointed Chairman on January 22, 2019. Ms. Khosrowshahi was appointed to serve on the Audit Committee effective January 22, 2019.

The Board has determined that each member of the Audit Committee meets the independence requirements and is financially literate according to the NYSE listing standards and Canadian securities laws and that each member of the Audit Committee meets the enhanced independence standards for audit committee members required by the SEC. In 2018, the Board determined that Mr. Fribourg is qualified as an audit committee financial expert within the meaning of SEC rules and has accounting and related financial management expertise within the meaning of the NYSE listing standards. In addition, in January 2019 in connection with his appointment as Chair of the Audit Committee, the Board has determined that Mr. Hedayat is qualified as an audit committee financial expert within the meaning of SEC rules. For more information regarding the business experience of Messrs. Fribourg and Hedayat, see their biographies under “Proposal 1 – Election of Directors.” The discussion leader for executive sessions of the Audit Committee is generally Mr. Hedayat, the chair of the Committee.

Compensation Committee

Compensation Committee Members	Compensation Committee Functions	Number of Meetings in 2018
• Alexandre Behring (Chair) • Paul J. Fribourg • Carlos Alberto Sicupira	› Oversee and set our compensation and benefits policies generally; › Evaluate the performance of our CEO and the employees who report directly to the CEO (the “CEO Direct Reports”); › Oversee and set compensation for the CEO, the CEO Direct Reports and the members of the Board; and › Review our management succession plan.	1

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Corporate Governance

The Compensation Committee establishes, reviews and approves executive compensation based on, among other factors, an evaluation of the performance of the CEO and CEO Direct Reports in light of corporate goals and objectives relevant to executive compensation, including annual performance objectives, and makes recommendations to the Board with respect to the CEO’s compensation. For further details on executive compensation, see the CD&A, beginning on page 34 of this proxy statement.

Non-management director compensation is determined by the Board, upon recommendation of the Compensation Committee, taking into account general and specific demands of Board and committee service, Company performance, comparisons with other organizations of similar size and complexity, competitive factors, other forms of compensation received by directors, if any, and other factors which it deems relevant, all with the intent of aligning directors’ interests with the long-term interests of our shareholders. A management director receives no additional compensation for his or her service as a director. For more details on director compensation, see the discussion under the heading “– Director Compensation” below on page 32.

Pursuant to its charter, the Compensation Committee may delegate to one or more officers of RBI the authority to make grants and awards of stock rights or options to any persons other than the CEO, any CEO Direct Report, and any person covered by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee has delegated this authority to the CEO. In addition, as permitted under applicable law and the NYSE listing standards, the Compensation Committee may delegate its authority to one or more subcommittees or the Chairman of the Compensation Committee when it deems appropriate and in the best interests of RBI.

Pursuant to its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of executive officer compensation, including sole authority to approve all such compensation consultant’s fees and other retention terms. During 2018, the Compensation Committee did not engage any compensation consultants.

The Board has determined that each member of the Compensation Committee (i) meets the independence requirements of the NYSE listing standards, including the heightened independence requirements specific to compensation committee members and (ii) meets the requirements of a non-employee director under the Exchange Act.

Our Board believes that the Compensation Committee charter outlines an objective process for determining executive compensation based on objective criteria such as evaluating the performance of our executive officers in light of defined performance objectives. The discussion leader for executive sessions of the Compensation Committee is generally Mr. Behring, the chair of the Committee.

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Corporate Governance

Nominating and Corporate Governance Committee

NCG Committee Members	NCG Committee Functions	Number of Meetings in 2018
• Alexandre Behring (Chair) • Carlos Alberto Sicupira • Alexandre Van Damme

›  Identify individuals qualified to serve as members of the Board and recommend to the Board proposed nominees;

›  Advise the Board with respect to its composition, governance practices and procedures;

›  Review and monitor criteria for the selection of new directors and nominees for vacancies on the Board, including procedures for reviewing potential nominees proposed by shareholders;

›  Establish, monitor and recommend to the Board changes to the various committees and the qualifications and criteria for membership on each committee;

›  Recommend to the Board directors to serve on each standing committee and assist the Board in evaluating independence of those directors;

›  Recommend to the Board any action to be taken in connection with director resignations;

›  Oversee and evaluate the Board’s performance and our compliance with corporate governance regulations, guidelines and principles; and

›  Periodically review and recommend changes to our Governance Guidelines, articles of incorporation and by-laws as they relate to corporate governance issues.

1

The Board is responsible for selecting and nominating directors for election, acting on the recommendation of the NCG Committee, and giving attention to the following qualifications and criteria:

›	High personal and professional ethics, integrity, practical wisdom and mature judgment;

›	Board training or prior public company board service, and/or senior executive experience in business, government, or education;

›	Expertise and skills that are useful to RBI and complementary to the background and experience of other Board members, as determined by the Board from time-to-time;

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Diversity and balance among directors in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, corporate environment (including different stakeholders in the quick service restaurant industry and the broader restaurant industry), accounting, finance, international, marketing, human resources, and legal services;

›	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;

›	Commitment to serve on the Board over a period of several years to develop knowledge about RBI and its operations and provide continuity of Board members;

›	Willingness to represent our best interests and objectively appraise management’s performance;

›	Tenure with the Board, past contributions to the Board, and/or whether advanced age may impact the expected continued capacity to serve as a director; and

›	Anticipated future needs of the Board.

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Corporate Governance

The NCG Committee believes that the Board should possess a broad range of skills, knowledge, business experience and diversity of backgrounds that provides effective oversight of our business. In connection with the selection of any new director nominee, the NCG Committee will assess the skills and experience of the Board, as a whole, and of each of the individual directors. The NCG Committee will then seek to identify those qualifications and experience sought in any new candidate that will maintain a balance of knowledge, experience and capabilities on the Board and produce an effective Board.

Selection of candidates is based on, first, the needs of RBI, and, second, identification of persons responsive to those needs. Although we do not have a formal, written policy relating to the identification and nomination of women directors, the NCG Committee seeks a diverse group of director candidates, including diversity with respect to race and gender. The NCG Committee believes that its goal is to assemble the best Board possible that will bring to us a variety of perspectives and skills derived from high quality business and professional experience. There are no specific, minimum qualifications that must be met by each nominee; however, the NCG Committee will evaluate a candidate’s experience, integrity and judgment as well other factors deemed appropriate in adding value to the composition of the Board as set forth in the Governance Guidelines.

With regard to diversity, RBI is committed to seeking to attain a balance among directors. Specifically, any search firm retained to assist the NCG Committee in seeking new director candidates for the Board will be instructed to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise. The NCG Committee has the sole authority to negotiate and approve the search firm’s fees and other retention terms.

We have not adopted a target regarding the number of women on our Board because we believe that a less formulaic approach to board composition, together with a rigorous search for qualified candidates based on the above qualifications and criteria, will best serve our needs. Our Board believes it is paramount to maintain flexibility in the nominating process in order to ensure that the most qualified available candidates are selected as circumstances dictate and the needs of the company evolve. There is currently one female director on the Board, Ms. Khosrowshahi, representing 8% of our current directors.

As noted above, the Board is responsible for selecting and nominating director candidates based on the NCG Committee’s recommendation. The Board believes that its Governance Guidelines outline objective qualifications and criteria (described above) that promote its objective selection and nomination of director candidates. Potential director candidates recommended by shareholders are evaluated in the same manner as other candidates recommended to the NCG Committee. The discussion leader for executive sessions of the NCG Committee is generally Mr. Behring, the chair of the Committee.

Operations and Strategy Committee

Operations and Strategy Committee Members	Operations and Strategy Committee Functions	Number of Meetings in 2018
• Daniel Schwartz (Chair) • Neil Golden	› Meet with management periodically to discuss and review the metrics used to evaluate marketing programs, product innovation, restaurant operations and guest experience for our brands; › Understand the goals established by management to improve restaurant operations, promote product innovation and increase market share; and › Make recommendations to management on areas of improvement, and provide other feedback and guidance to management on behalf of the Board.	3

The Operations and Strategy Committee assists the Board in overseeing the development and implementation of the menu, marketing and restaurant operations strategies for our brands. The role of the Operations and Strategy Committee is advisory.

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Corporate Governance

The Operations and Strategy Committee reviews and makes recommendations to management and the Board regarding the following:

•	menu, marketing and restaurant operations strategies and plans for our brands;

•	the digital technology created or proposed to be created for our brands;

•	the impact of industry trends, performance and strategy of key competitors; and

•	the impact of external developments and factors on our operations and marketing strategy.

Conflicts Committee

Conflicts Committee Members	Conflicts Committee Functions	Number of Meetings in 2018
• Paul Fribourg (Chair) • Ali Hedayat • Martin Franklin	› Consent to, approve and/or direct a number of actions under the partnership agreement (described in Appendix A to this proxy statement) where a real or potential conflict of interest could exist or arise as between RBI, Partnership, or holders of Partnership exchangeable units.	1

In addition to the four standing committees, the Board of RBI, as the general partner of the Partnership, has established a Conflicts Committee which will be required to consent to, approve and/or direct a number of enumerated actions under the partnership agreement where a real or potential conflict of interest could exist or arise as between RBI, the Partnership or holders of Partnership exchangeable units.

Each of the members of the Conflicts Committee is “independent” (as such term is defined in the partnership agreement) in accordance with the requirements of the partnership agreement. Mr. Hedayat was appointed to serve on the Conflicts Committee effective June 7, 2018.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Behring, Fribourg or Sicupira was, during 2018, an officer (as defined in Rule 3b-2 under the Exchange Act) or employee of RBI, or formerly an officer of RBI. None of our executive officers served on the compensation committee or board of any company that employed any member of the Compensation Committee or our Board.

Code of Ethics/Conduct

›	Code of Business Ethics and Conduct for Non-Restaurant Employees. Our Board has adopted a Code of Business Ethics and Conduct applicable to all non-restaurant employees of RBI and its subsidiaries.

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Code of Ethics for Executive Officers. Our Board has adopted a Code of Ethics applicable to our senior executives to promote the highest ethical standards in RBI’s operation of its global business and the activities of senior management. We intend to provide disclosure of any amendments or waivers of our Code of Ethics on our website within four business days following the date of the amendment or waiver. Our senior executives certify compliance with the Code of Ethics for Executive Officers on an annual basis.

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Code of Conduct for Directors. Our Board has adopted a Code of Conduct to acknowledge its responsibility for promoting an ethical culture through the actions of Board members and the effective oversight of our compliance programs, policies and procedures. Our Board members certify compliance with the Code of Conduct for Directors on an annual basis.

Each of the Code of Business Ethics and Conduct for Non-Restaurant Employees, the Code of Ethics for Executive Officers and the Code of Conduct for Directors is available in the “Investors – Corporate Governance” section of our website at www.rbi.com.

Our General Counsel and Chief Ethics and Compliance Officer monitors compliance with the Codes and reports any violations to the Board. Furthermore, each of the Code of Ethics for Executive Officers and the Code of

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Corporate Governance

Conduct for Directors contemplates that questions or concerns under the Code, as applicable, can be brought directly to the Chairman of the Board.

In addition, we have adopted the Restaurant Brands International Inc. Whistle Blowing Policy in order to provide for the receipt and treatment of complaints received by RBI with respect to violations of the Code of Business Ethics and Conduct for Non-Restaurant Employees, as well as other RBI policies and controls. According to the Whistle Blowing Policy, the General Counsel is responsible for conducting the investigation of any complaint received and reporting to the Audit Committee. The Audit Committee is responsible for overseeing the secure reporting process and determining what action should be taken with respect to a complaint. The Restaurant Brands International Inc. Whistle Blowing Policy is available in the “Investors – Corporate Governance” section of our website at www.rbi.com.

Related Party Transaction Policy

The Board has adopted a written related person transactions policy, which is administered by the Audit Committee. This policy applies to any transaction or series of related transactions or any material amendment to any such transaction involving a related person and RBI or any subsidiary. However, under U.S. securities laws, RBI may not make any loan or other extension of credit to any of its directors or executive officers.

For purposes of the policy, “related persons” consist of executive officers, directors, director nominees, any shareholder beneficially owning more than five percent of any class of our voting securities, and immediate family members of any such persons. In reviewing related person transactions, the Audit Committee takes into account all factors that it deems appropriate, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction in which the director or any of his or her immediate family members is the related person. All related person transactions will be disclosed in filings as required under applicable securities laws.

Certain Relationships and Related Transactions

Registration Rights Agreements

In connection with our initial public offering and our acquisition of Tim Hortons, we entered into registration rights agreements with three of our major shareholders. In 2012, in connection with the merger of Burger King Worldwide Holdings, Inc. with and into Justice Holdco LLC, and the transactions related thereto, BKW entered into separate registration rights agreements with 3G Special Situations Fund II, L.P. (the “3G Special Situations Fund”) and with Pershing Square, L.P. and affiliated entities (collectively, the “Pershing Shareholders”), with respect to shares of BKW common stock purchased by such shareholders in the transaction. In 2014, in connection with our acquisition of Tim Hortons, we assumed the obligations under these registration rights agreements with respect to the registration of common shares of RBI issued and issuable upon exchange of Partnership exchangeable units to these shareholders and their permitted transferees. In addition, we also entered into a registration rights agreement with National Indemnity Company, a wholly owned subsidiary of Berkshire Hathaway Inc. (“National Indemnity”), with respect to its common shares of RBI. These registration rights agreements give these shareholders and any permitted transferee the ability to require us to register RBI common shares for resale, in certain circumstances and subject to limitations, either (i) upon demand, (ii) in a shelf registration statement or (iii) by “piggybacking” on another offering that we are conducting. Pursuant to these registration rights agreements, we are required to pay all expenses of any such registration, other than transfer taxes and underwriting discounts and commissions.

Consulting Agreement

In December 2014, we entered into a consulting agreement with Mr. Caira, Vice Chairman of our Board, pursuant to which he agreed to provide transition services and assistance in connection with our efforts to expand certain of our brands globally (the “Consulting Agreement”). Recognizing that substantially all the services would be

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Corporate Governance

provided in 2015, we subsequently amended the Consulting Agreement. Pursuant to the Consulting Agreement, Mr. Caira received $1,425,000 in 2015, $37,500 in 2016 and $37,500 in 2017. In October 2017, the term of the Consulting Agreement was extended through December 31, 2018, and we agreed to pay Mr. Caira $100,000 in four equal installments during 2018. Mr. Caira received a payment of $25,000 in each of March, June, September and December of 2018. The Consulting Agreement expired on December 31, 2018.

Employee Indebtedness

None of our current or former directors or executive officers has any amount of indebtedness outstanding to us. As of March 31, 2019, the aggregate amount of indebtedness outstanding by all current and former employees of RBI and any of its subsidiaries, and their respective associates, is as follows:

Purpose	Aggregate Indebtedness (C$) to RBI or its Subsidiaries
Other	1,637,419 (1)

(1)

The reported aggregate indebtedness consists of loans denominated in U.S. dollars, Euros and Singapore dollars and was converted from these currencies to the Canadian dollar equivalent using the following exchange rates published by the Bank of Canada for March 29, 2019: 1 U.S. dollar = 1.3368 Canadian dollars; 1 Euro = 1.505 Canadian dollars; and 1 Singapore dollar = 0.9871 Canadian dollars.

Executive Officer Diversity

We do not have a formal policy that specifically targets the representation of women in executive officer positions. While we believe that diversity – including gender diversity – is an important consideration in determining the makeup of our executive team, it is only one of a number of factors (which include merit, talent, experience, expertise, leadership capabilities, innovative thinking and strategic agility) that are considered in selecting the best candidates for executive positions. We currently have two female executive officers, Jacqueline Friesner, Controller and Chief Accounting Officer and Jill Granat, General Counsel and Corporate Secretary, who comprise 22% of our nine executive officers.

Risk Management

Board Role in Management of Risk

The Board is actively involved in the oversight and management of risks that could affect RBI. This oversight and management is conducted primarily through its committees, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, operations and regulatory compliance), and the processes in place to monitor and control such exposures. In carrying out its responsibilities, the Audit Committee works closely with members of our management team responsible for monitoring such risks. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within RBI.

Compensation Risks

Based on a comprehensive review and analysis of our incentive plans and programs, the Compensation Committee believes these programs are not reasonably likely to give rise to risks that would have a material adverse effect on our business. The Compensation Committee considered the following factors as part of its review and analysis of our incentive plans and programs:

›	Rigorous oversight from the Board, Compensation Committee and senior management with discretion to award and/or reduce payouts if excessive risk is taken;

›	Linkage of individual performance targets to the strategic plan established for the CEO by the Board and cascaded through a comprehensive process;

›	Properly balanced pay mix between fixed and variable compensation;

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Corporate Governance

›	Annual cash incentive plan that measures business performance through a profitability metric (Organic EBITDA growth) and includes free cash flow and overhead expense that gauge quality of performance;

›	Capping annual cash incentive plan payouts to a maximum of 172.5% of the worldwide target;

›	Equity awards which align management and shareholder interests in the form of stock options and performance based restricted share units with a five-year cliff vest; and

›	Bonus swap program that encourages retention of shares by requiring the forfeiture of matching stock options and restricted share units if shares are sold prior to vesting.

Director Compensation

General. The Board maintains a compensation arrangement for the non-management directors of the Board. The Board compensation arrangement is comprised of the following:

•

Initial Equity Grant. Under our director compensation program, each non-management director was entitled to receive a one-time grant of stock options when first appointed to the Board. In 2016, this amount was set at a notional value of $1,000,000, an increase from $500,000 ($1,000,000 for the Chairman and $750,000 for the Vice Chairman). The notional value of the initial equity grant remained at these levels for 2018 and is the same for 2019. Mr. Castro-Neves and Ms. Khosrowshahi received their one-time grant in June 2018 following their election to the Board.

•

Retainer Fees. For 2018, non-management directors other than the Chairman and Vice Chairman were entitled to receive an annual retainer of $50,000, the Chairman was entitled to receive an annual retainer of $100,000 and the Vice Chairman was entitled to receive an annual retainer of $75,000. Each non-management member of the Audit Committee, Compensation Committee and NCG Committee was entitled to receive an annual committee fee of $10,000, and each non-management member of the Operations and Strategy Committee was entitled to receive an annual committee fee of $75,000. The retainer component of the director compensation arrangement for 2019 is the same as it was in 2018, except that, effective October 1, 2019, Daniel Schwartz, our Co-Chairman of the Board, will no longer be an officer of RBI and will be eligible to receive retainer fees for his service on the Board and the Operations and Strategy Committee.

Non-management directors have the opportunity to elect to defer their annual retainer and committee fees and, in lieu of the cash fees, to receive a grant of restricted share units (RSUs) with a value of two times the forgone fees. The RSUs are fully vested at the time of grant and will be settled upon termination of board service.

The following table summarizes compensation paid to each of our non-management directors during 2018. Mr. Schwartz, our former Chief Executive Officer and current Executive Chairman, is omitted from the table as he did not receive any additional compensation for his services as a director in 2018.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)(2)	Options Awards $(3)	All Other Compensation		Total 2018 Director Compensation ($)
Alexandre Behring	—	240,000	—	—		240,000
Marc Caira	—	150,000	—	100,000	(6)	250,000
João Castro-Neves(4)	—	55,342	186,831	—		242,173
Martin E. Franklin	—	120,000	—	—		120,000
Paul J. Fribourg	—	140,000	—	—		140,000
Neil Golden	—	250,000	—	—		250,000
Ali Hedayat(4)	—	111,014	—	—		111,014
Golnar Khosrowshahi(4)	—	55,616	179,421	—		235,037
Thomas Milroy(5)	25,973	—	—	—		25,973
Cecilia Sicupira(5)	21,644	—	—	—		21,644
Carlos Alberto Sicupira	—	140,000	—	—		140,000
Roberto Moses Thompson Motta	—	100,000	—	—		100,000
Alexandre Van Damme	—	120,000	—	—		120,000

(1)

All of our current directors elected to defer their retainer and committee fees for 2018 and to receive restricted share units (RSUs) in lieu of cash with a value of two times the forgone fees. All of the directors made this election either prior to December 2017 or upon their

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Corporate Governance

election in 2018. The RSUs were granted on December 29, 2018 based on the closing price of a common share of RBI on the date prior to the grant date, or December 28, 2018, and were fully vested on the grant date. The number of RSUs granted to each of the directors was determined based on the amount of the director’s retainer and committee fees, if applicable, divided by the closing price of a common share of RBI on December 28, 2018, which was $52.01, multiplied by two.

(2)

The amounts in the “RSUs” column reflect the aggregate grant date fair value of awards for the fiscal year ended December 31, 2018 computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding these awards, refer to Note 15 to our audited consolidated financial statements for the year ended December 31, 2018, which are included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC and on SEDAR at www.sedar.com.

(3)

The amounts in the “Options” column reflect the aggregate grant date fair value of the one-time option grants made on June 15, 2018 to Mr. Castro-Neves and Ms. Khosrowshahi following their election to the Board computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding these awards, refer to Note 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2018, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC and on SEDAR at www.sedar.com.

(4)

The amount of the retainer for Mr. Castro-Neves and Ms. Khosrowshahi was prorated based on the number of days that each director served on the Board for 2018. The amount of the Audit Committee fee for Mr. Hedayat was prorated based on the number of days that he served on the Audit Committee for 2018.

(5)

Mr. Thomas V. Milroy and Ms. Cecilia Sicupira did not stand for re-election at the 2018 Annual Meeting and therefore their terms ended on June 7, 2018. Amounts represent their prorata portion of director retainer fees and, for Mr. Milroy, fees for service on the Audit Committee.

(6)	Reflects consulting fees paid to Mr. Caira pursuant to his consulting agreement described above.

The table below sets forth the aggregate number of RSUs and unexercised stock options held by each non-management director as of December 31, 2018:

Name	RSUs	Options
Alexandre Behring	115,379	212,105
Marc Caira	12,492	17,747
João Castro-Neves	1,064	16,622
Martin E. Franklin	18,357	32,786
Paul J. Fribourg	58,005	—
Neil Golden	11,788	21,381
Ali Hedayat	4,726	21,381
Golnar Khosrowshahi	1,069	16,622
Thomas Milroy	—	—
Ceclia Sicupira	—	—
Carlos Alberto Sicupira	59,355	106,050
Roberto Moses Thompson Motta	13,075	25,627
Alexandre Van Damme	23,740	—

Restaurant Brands International	2019 Proxy Statement | Page 33

In this section, you can read about

Compensation Discussion & Analysis	Page 34
Compensation Committee Report	Page 45
2018 Summary Compensation Table	Page 46
2018 All Other Compensation Table	Page 47
2018 Grants of Plan-Based Awards Table	Page 48
2018 Outstanding Equity Awards at Fiscal Year-End Table	Page 49
2018 Option Exercises Table	Page 51
Potential Payments Upon Termination or Change in Control Table	Page 51
Proposal 2 – Advisory Vote on Executive Compensation	Page 57

Page 34 | 2019 Proxy Statement	Restaurant Brands International

EXECUTIVE

COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation

Committee Report

EXECUTIVE COMPENSATION TABLES

PROPOSAL 2

Advisory “say on

pay vote” on executive compensation

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

General Overview

This Compensation Discussion and Analysis, which we refer to as the CD&A, outlines our compensation philosophy and objectives and describes our executive pay programs for 2018 and our compensation of our 2018 named executive officers, whom we refer to as our NEOs:

›	Daniel Schwartz, our Executive Chairman and formerly our Chief Executive Officer or “CEO” through January 22, 2019;

›	Matthew Dunnigan, our Chief Financial Officer or “CFO” effective January 22, 2018;

›	Joshua Kobza, our current Chief Operating Officer or “COO” who served as CFO through January 22, 2018 when he transitioned to the role of Chief Technology Officer;

›	Jose E. Cil, our CEO effective January 23, 2019 and formerly our President, Burger King (or BK);

›	Alexandre Macedo, our President, Tim Hortons (or TH); and

›	Heitor Goncalves, our Chief Information, People and Performance Officer through March 31, 2019.

In early 2018, Mr. Kobza transitioned from his role of CFO to the role of Chief Technology Officer and Mr. Dunnigan was appointed to serve as CFO. On January 23, 2019, Mr. Schwartz transitioned from the position of CEO to the role of Co-Chairman of the Board and Mr. Cil was appointed as CEO. The Board also appointed Mr. Schwartz to the role of Executive Chairman, an officer position, effective January 23, 2019 to assist in a smooth transition of responsibilities to Mr. Cil. Mr. Schwartz will serve in such capacity until September 30, 2019, at which time his employment with RBI will terminate. However, he will continue to serve as Co-Chairman of the Board of Directors after his employment terminates. Effective January 23, 2019, Mr. Kobza was named COO.

Unless	otherwise specified, all dollar amounts set forth in this CD&A are in U.S. dollars.

Compensation Philosophy

Our compensation philosophy is based on pay-for-performance and meritocratic principles. Our compensation programs are designed to accomplish each of the following goals:

›	reward superior financial and operational performance;

›	place a significant portion of compensation at risk if performance goals are not achieved;

›	align the interests of the NEOs with those of our shareholders; and

›	enable us to attract, retain and motivate top talent.

As described in further detail below, consistent with these goals, our compensation programs are designed to complement each other to provide a clear link between what we pay our NEOs and RBI’s performance over both short- and long-term periods. Our NEO compensation package for 2018 reflects this commitment. For 2018, 96% of our CEO’s target total direct compensation and an average of 93% of our other NEOs’ target total direct compensation was performance-based or equity-based.

Oversight of Executive Compensation Programs

Role of Compensation Committee

The Compensation Committee is responsible for establishing and overseeing our compensation philosophy and for setting our executive compensation and benefits policies and programs generally. In formulating our executive compensation packages, the Compensation Committee does not benchmark to a particular industry or group of companies, but it draws information from general experience and the experience of other companies in which principals of 3G Capital have an ownership interest.

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Compensation Discussion and Analysis

Consideration of Stockholder Advisory Vote

As part of its compensation setting process, the Compensation Committee also reviews the results of the prior year’s shareholder advisory vote, including the fact that 96.2% of the votes cast were voted in favor of RBI’s executive compensation at the 2018 Annual Meeting. The Compensation Committee intends to annually review the results of the advisory vote and will be cognizant of this feedback as it completes its annual review of each pay element and the total compensation packages of our NEOs.

Role of Executives in Establishing Compensation

Annually, the CEO proposes the financial metric and threshold, target and maximum performance levels for the Annual Bonus Program, subject to Board approval. The CEO also proposes the individual performance goals that will determine Individual Achievement under our Annual Bonus Program. These individual performance goals are then approved by the Board for the CEO and by the Compensation Committee for the CEO Direct Reports, including the other NEOs. The Compensation Committee evaluates the performance of the CEO, determines the CEO’s final Individual Achievement, and recommends to the full Board for approval the bonus payout of the CEO. The Compensation Committee approves the final Individual Achievement and bonus payout for each of the other NEOs based on the CEO’s recommendation. In addition, our CEO provides the Compensation Committee with recommendations regarding base salary and annual target bonus levels for the upcoming year and the aggregate total long-term incentive value that each NEO (other than the CEO) should receive.

Elements of Compensation Program

As noted above, our compensation program is based on a pay-for-performance philosophy. This section of the CD&A provides an overview of each element of our compensation program and describes both the process for determining such compensation and how such compensation relates to RBI’s pay-for-performance philosophy and meritocratic principles. The following table summarizes the primary elements and objectives of our 2018 compensation program for executive officers, including NEOs.

Element	Description	Primary Objective
Base Salary	• Ongoing cash compensation based on the executive officer’s role and responsibilities, individual job performance and experience	• Provides a competitive compensation package

Annual Cash Incentive (Annual Bonus Program)

•  Annual cash incentive with target award amounts for each executive officer

•  Actual cash payouts are linked to achievement of annual company and individual performance targets, and can range from 0%-172.5% of target

• Driving top-tier performance (short-term) • Motivate and reward

Stock Options	• Discretionary stock option awards that cliff vest after a five-year period	• Driving top-tier performance (long-term) • Alignment with shareholders • Performance incentive • Realized value linked entirely to stock appreciation • Retention incentive

Restricted Share Units (RSUs)	• Awarded pursuant to our bonus swap program. RSUs cliff vest after a five-year period	• Driving top-tier performance (long-term) • Alignment with shareholders • Retention incentive

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Compensation Discussion and Analysis

Element	Description	Primary Objective

Performance Based Restricted Share Units (PBRSUs)	• Awarded to top performers or key hires on a discretionary basis • 3 year performance period • PBRSUs cliff vest after a five-year period • Ownership maintenance requirement for key executives	• Rewarding exemplary performance • Driving top-tier performance (long-term) • Alignment with shareholders • Performance incentive • Retention incentive

Base Salaries

Objectives and Considerations. Base salary is the “fixed” element of executive compensation at RBI. We provide a base salary to recognize the skills, competencies, experience and individual performance that the CEO and each CEO Direct Report brings to his or her position. In addition, because our executive officers operate as a team, the Compensation Committee also considers internal pay equity in establishing the base salary of the CEO Direct Reports. The Compensation Committee annually reviews the base salary of the CEO and each CEO Direct Report. We believe that the base salary review process serves our pay-for-performance philosophy because pay increases are generally performance-based and dependent on the NEO’s success and achievement in his role. In addition, each NEO’s target annual incentive award opportunity, as described below, is based on a percentage of his base salary. Therefore, as NEOs earn performance-based salary increases, their annual incentive award opportunities also increase proportionately.

2018 Actions. In January 2018, the Compensation Committee approved an increase in the 2018 base salary of (1) Mr. Dunnigan from $250,000 to $400,000 in recognition of his promotion to the position of CFO and (2) Mr. Macedo from $480,000 to $600,000 in recognition of his promotion to the position of President, Tim Hortons, in December 2017. There were no other changes to the base salaries of our NEOs during 2018.

Annual Bonus Program

Objectives and Considerations. Annual cash incentives are performance-based and designed to motivate and reward employees who contribute positively towards our business strategy and achieve their individual performance goals. Annual cash incentives are only paid if we achieve our minimum financial goals for the calendar year.

Plan Design. Most corporate employees, including our NEOs, are eligible to receive an annual performance-based cash bonus based on (1) business performance and (2) their individual performance.

The formula for determining an eligible employee’s annual cash bonus under the 2018 Annual Bonus Program (the “bonus payout” or “payout”) is set forth below.

Target Bonus	X	Achievement Percentage	X	Global Multiplier	=	Bonus Payout

However, the actual bonus payout is subject to (1) a reduction of up to 30% if RBI does not meet its minimum free cash flow target and (2) an up or down adjustment of up to 20% based on a qualitative evaluation of RBI’s performance and the executive’s performance. (See “Free Cash Flow Adjustment and Performance Adjustment Factor” discussed below).

The actual bonus amounts are set forth in the 2018 Summary Compensation Table in this proxy statement. As discussed below, all of the NEOs with the exception of Mr. Goncalves, whose employment terminated on March 31, 2019, elected to use a portion of their cash bonus to purchase common shares of RBI in the 2018 Bonus Swap Program, which, we believe, demonstrates our NEOs’ alignment with our shareholders and their confidence in our long-term success. Mr. Goncalves did not elect to purchase common shares in the 2018 Bonus Swap Program because he would have forfeited the related RSUs upon termination.

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Compensation Discussion and Analysis

Target Bonus. The annual target bonus for each participating employee is expressed as a percentage of base salary as of September 30th of the preceding year. Target bonuses are set based on the employee’s level, his experience, responsibilities, internal equity considerations and prior year’s performance. Due to the nature of the CEO’s role and responsibilities, the CEO’s target bonus as a percentage of base salary is greater than that of the other NEOs.

2018 Actions. In January 2018, the Compensation Committee approved an increase in the target bonus for 2018 (as a percentage of base salary) for Mr. Dunnigan from 70% to 130% and for Mr. Macedo from 150% to 200% in recognition of the promotions described above as well as internal equity considerations. The increase in their target bonus was effective as of January 1, 2018 in accordance with our standard practice under the Annual Bonus Program.

Achievement Percentage. An executive’s Achievement Percentage is comprised of Business Achievement (weighted 50%) and Individual Achievement (weighted 50%).

Business Achievement – Each year the board of directors of RBI establishes (1) the financial metric used to measure the financial performance of RBI and for our business units and (2) the threshold, target and maximum performance levels which will apply to the calculation of each executive’s bonus based on the scope of the executive’s role within RBI. Under the 2018 Bonus Program, for each NEO, of the 50% allocated to Business Achievement, the maximum payout was subject to a cap of 65% should the maximum performance level be achieved.

For 2018, the Board again selected Organic Adjusted EBITDA Growth, measured year-over-year, assuming budgeted currency exchange rates, as the financial measure for Business Achievement to facilitate performance comparisons from period to period. Business Achievement was measured solely on RBI Organic Adjusted EBITDA Growth Achievement for each of Messrs. Schwartz, Dunnigan, Kobza and Goncalves based on their roles and scope of responsibility at the RBI level. For Mr. Cil, of the 50% allocated to Business Achievement, 20% was measured on RBI Organic Adjusted EBITDA Growth Achievement and the remaining 30% was measured on BK Brand Organic Adjusted EBITDA Growth Achievement, excluding the impact of allocated shared services expenses. For Mr. Macedo, of the 50% allocated to Business Achievement, 20% was measured on RBI Organic Adjusted EBITDA Growth Achievement and the remaining 30% was measured on the TH Core Operations business unit’s Organic Adjusted EBITDA growth excluding the impact of allocated shared services expenses. The TH Core Operations business unit’s Organic Adjusted EBITDA growth measures only consumer-facing core operations of the Tim Hortons business.

In this CD&A, we refer to the year-over-year growth of RBI’s Organic Adjusted EBITDA as “RBI EBITDA Growth Achievement”, the year-over-year growth of our BK Brand Organic Adjusted EBITDA as “BK Brand EBITDA Growth Achievement” and the year-over year growth of the TH Core Operations business unit’s Organic Adjusted EBITDA as the “TH Core Operations EBITDA Growth Achievement”.

For 2018, the Compensation Committee also established the threshold, target and maximum performance levels, using the prior year’s actual results as a baseline to determine the growth achievement in the current year, taking into consideration the combined annual results of PLK for 2017 (both prior to and subsequent to its acquisition). The Compensation Committee set the year-over-year Organic Adjusted EBITDA threshold, target and performance level growth targets for the BK Brand EBITDA Growth Achievement and the TH Core Operations EBITDA Growth Achievement based on the confidential business plan and budget for each business unit in 2018. The maximum performance targets for the BK Brand EBITDA Growth Achievement and the TH Core Operations EBITDA Growth Achievement were set at ambitious levels and could only be attained upon achievement of strong financial results of the respective business unit.

In January 2018, the Compensation Committee modified the threshold and maximum performance levels for the 2018 Bonus Program. During prior years, the threshold for each metric was set at 80% of the target performance level, while the maximum was set at 120% of the target performance level. For 2018, the threshold for each

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Compensation Discussion and Analysis

metric was set at 50% of the target performance level, while the maximum was set at 150% of the target performance level. If a business unit’s EBITDA Growth Achievement is less than the threshold, there would be no payout for such business unit.

Our threshold, target and maximum performance levels as well as the EBITDA Growth Achievement for RBI were as follows:

2018 EBITDA Growth Performance Levels

	EBITDA Growth Achievement
	Threshold	Target	Maximum	EBITDA Growth Achievement
RBI	4%	7%	11%	6%

In January 2019, the Compensation Committee reviewed actual performance of RBI and each business unit. RBI Growth Achievement was +6% for 2018, or 88.8% of target. BK Brand EBITDA Growth Achievement was awarded at 140.9% to reflect achievement between the target and maximum performance levels. For 2018, actual TH Core Operations EBITDA Growth Achievement was below the threshold performance level of 50%. Accordingly, under the 2018 Bonus Program, none of the employees, including Mr. Macedo, evaluated on TH Core Operations EBITDA Growth Achievement would have earned any bonus payout with respect to this component of their bonus. However, the Compensation Committee approved a deemed achievement of 50% for all bonus eligible employees of the TH Core Operations business unit. In making this decision, the Compensation Committee considered the improved performance of the brand as a result of the implementation of the “Winning Together Plan”, including consistent sequential improvement in same store sales, successful product initiatives, the renovation of more than 370 Tim Hortons restaurants in Canada to the brand’s new “Welcome Image”, the launch and testing of our loyalty program in Canada and improved communications, marketing and franchisee relations. The Committee also considered the fact that participants who were measured on TH business unit results in 2017 received no business achievement payout on account of TH for 2017 and decided that it was important for retention purposes and to recognize the significant improvements made at TH during the year.

Based on the foregoing results, the Business Achievement for each NEO was as follows: Messrs. Schwartz, Dunnigan, Kobza and Goncalves: 44.4%; Mr. Cil, 60.0%; and Mr. Macedo, 32.76% (17.76% if calculated based on actual TH Core Operations Growth Achievement).

Individual Achievement – We measure Individual Achievement based on a participant’s overall achievement of his individual performance goals. At the beginning of the year, a participant is assigned multiple quantitative and qualitative metrics called “Key Performance Indicators” or “KPIs” and each KPI is assigned a weighting. The Board approves the KPIs for the CEO and the Compensation Committee approves the KPIs for the CEO Direct Reports. None of the individual KPIs is material to understanding how the bonus program operated, or how annual cash incentive amounts were determined, in 2018.

At the end of each year, the Chairman of the Compensation Committee evaluates the individual performance of the CEO, and the CEO evaluates the individual performance of the CEO Direct Reports, including the other NEOs. Each KPI is expressed as a percentage of completion and is assigned a corresponding weight (with 100% being full completion of each KPI and reflective of the maximum award applicable to each KPI). Individual Achievement represents the sum of the percentage completion of each KPI after the appropriate weight has been applied to each. If a participant’s Individual Achievement is less than 50%, then he or she will not receive a bonus payout for that year even if the Business Achievement target is met or exceeded.

Individual Achievement for the NEOs for 2018 was 57.3%, 93.5%, 73.0%, 54.5%, 56.0% and 96.8% for Messrs. Schwartz, Dunnigan, Kobza, Cil, Macedo and Goncalves, respectively.

Global Multiplier. Each executive’s bonus is subject to a “Global Multiplier” which can increase or decrease the bonus payout by up to 50%. For 2018, as in prior years, our Global Multiplier was based on RBI EBITDA Growth

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Compensation Discussion and Analysis

Achievement. If RBI EBITDA Growth Achievement is below threshold, then no bonuses would be paid by the Company. If RBI EBITDA Growth Achievement meets the “threshold” level, there would be a 50% reduction to the payout, achievement at the “target” level would represent no adjustment to the payout, while achievement at the “maximum” level would represent a 50% increase to the payout. If RBI EBITDA Growth Achievement falls between the threshold level and the target level or between the target level and the maximum level, the Global Multiplier percentage would be calculated on a linear basis. Based on 2018 RBI EBITDA Growth Achievement, our Global Multiplier was 88.8%.

Free Cash Flow Adjustment and Performance Adjustment Factor. If we do not achieve the minimum free cash flow target that we established for 2018, then the bonus payout for all participants would be reduced by 30%. For 2018, we exceeded the 2018 free cash flow target. In addition, the CEO may recommend an adjustment to the bonus payout for any employee (other than the CEO) up or down by up to 20% based on a qualitative evaluation of our performance and the individual executive’s contribution to such performance, subject to final approval of any such adjustment and the amount of the overall bonus payout by the Compensation Committee. The Compensation Committee may adjust the bonus payout of the CEO up or down by up to 20% based on a similar evaluation. Upon evaluation of the improved performance of the TH Core Operations business unit, the CEO recommended and the Compensation Committee approved an upward adjustment to the bonus payout for Mr. Macedo of 20%.

Discretionary Annual Bonus. Upon evaluation of the improved performance of the Tim Hortons brand over the course of 2018, including the considerations regarding the TH Core Operations business unit set forth above, in January 2019, the Compensation Committee approved an overall bonus to Mr. Macedo of $800,000, which includes the $555,886 bonus payable under the 2018 Annual Bonus Plan (reflecting the actual TH Core Operations results and the 20% adjustment provided by the 2018 Annual Bonus Plan) and a discretionary component that reflected the deemed achievement by the TH business unit and an additional amount that the Compensation Committee approved in light of the significant progress made by TH during 2018 and Mr. Macedo’s role in developing and successfully implementing the “Winning Together” plan.

Annual Bonus Swap Program

Objectives and Considerations. As part of its commitment to fostering an ownership mentality, RBI provides its executives with an opportunity to invest a portion of their annual cash bonus into RBI common shares (we refer to these purchased shares as “Investment Shares”), and leverage that investment through the issuance of matching RSUs (we refer to these RSUs as “Bonus Matching RSUs”).

2018 Bonus Swap Program. Under the 2018 Bonus Swap Program, eligible employees were offered an opportunity to use either 25% or 50% (the “Swap Election Percentage”) of their calculated net bonus for 2018 (after deducting an amount based on a theoretical tax rate of 40%) to purchase Investment Shares. The number of Investment Shares purchased was calculated as the product of the theoretical net bonus and the Swap Election Percentage, divided by the closing price reported on the TSX (denominated in Canadian dollars) for Canadian participants or on the NYSE (denominated in U.S. dollars) for all other participants, in each case on the trading day prior to the date of purchase. Each of our NEOs, other than Mr. Goncalves, elected a Swap Election Percentage of 50%. As Mr. Goncalves’s employment terminated on March 31, 2019, he did not participate in the 2018 Bonus Swap Program.

Employees who elected to purchase Investment Shares also received Bonus Matching RSUs, based on their Swap Election Percentage and their level within the organization. For each NEO, the Bonus Matching RSUs were calculated by (1) multiplying the NEO’s gross bonus by the Swap Election Percentage, or 50%, (2) multiplying this amount by two (the RSU matching multiplier), and (3) dividing the total by the closing price reported on the NYSE on the trading day prior to the grant date, which was $64.75. Both the purchase date of the Investment Shares and the grant date for the Bonus Matching RSUs were the same as the bonus payment date under the 2018 Annual Bonus Program, which was February 22, 2019.

Dividend equivalents accrue on the Bonus Matching RSUs in additional RSUs having a fair market value as of the applicable dividend payment date equal to the value of the dividend that would have been distributed if a Bonus

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Compensation Discussion and Analysis

Matching RSU was an issued and outstanding common share (the “Dividend Equivalents”). The Dividend Equivalents are subject to the same terms and conditions as the Bonus Matching RSUs to which they relate and will be settled on the relevant settlement date of the Bonus Matching RSUs.

The Bonus Matching RSUs cliff vest on December 31, 2023. All of the Bonus Matching RSUs will be forfeited if an NEO’s service to RBI is terminated for any reason other than death or disability (including due to retirement or termination without cause) prior to December 31, 2020. If an NEO sells more than 50% of his Investment Shares before the vesting date, he will forfeit 100% of the Bonus Matching RSUs. An NEO who sells 50% or less of the Investment Shares before the vesting date will forfeit 50% of the Bonus Matching RSUs and a proportional amount of the remaining Bonus Matching RSUs. The Compensation Committee approved the grants of Bonus Matching RSUs to the participants in the 2018 Bonus Swap Program in January 2019.

The following table sets forth, for each NEO, the number of Bonus Matching RSUs issued to such NEO:

NEO	2018 Bonus Matching RSUs (#)
Daniel Schwartz	24,035
Matthew Dunnigan	6,500
Joshua Kobza	13,313
José Cil	14,363
Alexandre Macedo	12,355
Heitor Goncalves	—

The Bonus Matching RSUs will be reported in the 2019 Summary Compensation Table and 2019 Grants of Plan-Based Awards Table.

2017 Bonus Swap Program. The terms of the 2017 Bonus Swap Program are substantially the same as the 2018 Bonus Swap Program. The amounts set forth below reflect the Bonus Matching RSUs issued to each NEO on the grant date:

NEO	2017 Bonus Matching RSUs (#)
Daniel Schwartz	29,594
Matthew Dunnigan	1,947
Joshua Kobza	17,111
José Cil	15,894
Alexandre Macedo	8,555
Heitor Goncalves	10,266

Additional information regarding these Bonus Matching RSUs is provided in the 2018 Grants of Plan Based Awards Table and the 2018 Outstanding Equity Awards at Fiscal Year-End Table.

Discretionary Equity Grants

From time to time, we may make discretionary stock option awards to employees, at such time as the Compensation Committee or our CEO determines appropriate. Stock options are granted with an exercise price based on the fair market value of an RBI common share on the grant date and thus have value only to the extent that the value of our common shares increases after the grant date. Stock options typically cliff vest on the fifth anniversary of the grant date.

In February 2018, the Compensation Committee approved discretionary awards of 250,000, 220,000 and 200,000 performance-based RSUs (or “PBRSUs”) to Messrs. Schwartz, Cil and Macedo for retention purposes based on the prior vesting of a significant portion of each executive’s equity awards. The performance target for purposes of determining the number of units earned by Messrs. Schwartz, Cil and Macedo was a compounded annual growth

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Compensation Discussion and Analysis

of Organic Adjusted EBITDA of 10.0% for the period beginning on January 1, 2015 and ending on December 31, 2018 (the “Performance Goal”), subject to adjustment from a threshold performance of 80%, which would earn 60% of the award, target performance at 100%, which would earn 100% of the award and maximum performance of 120%, which would earn 120% of the award (and any achievement in between the performance levels to be linearly calculated). In early 2019, the Compensation Committee determined that the compounded annual growth of Organic Adjusted EBITDA was 10.1% for the performance period (or 101% of the performance goal). Consequently, the number of PBRSUs earned by Messrs. Schwartz, Cil and Macedo (subject to vesting) based on RBI’s 101% achievement was 252,500, 222,200 and 202,000 for Messrs. Schwartz, Cil and Macedo, respectively (not including accrued dividend equivalents). In addition, Messrs. Dunnigan and Kobza, who had each been awarded PBRSUs in 2016 under the same terms, earned a total of 60,600 PBRSUs and 353,500 PBRSUs, respectively (101% of the PBRSUs awarded in 2016). The PBRSUs granted in February 2018 will cliff vest on February 23, 2023. Messrs. Schwartz, Cil and Macedo are required to maintain ownership of 750,000, 617,762 and 220,000 common shares and Partnership exchangeable units (and any combination thereof), respectively, through the end of the vesting period. If an executive fails to comply with these holding requirements, he will forfeit all of the PBRSUs. In addition, if an executive’s service with RBI, which for this purpose includes service on the RBI Board of Directors, is terminated (other than due to death or disability) prior to February 23, 2021, he will forfeit the entire award.

Additional information regarding these PBRSU grants is provided in the 2018 Grants of Plan Based Awards Table and the 2018 Outstanding Equity Awards at Fiscal Year-End Table.

Discretionary Relocation Bonus

From time to time, in connection with relocation or promotions, the Compensation Committee will also approve discretionary cash bonuses that are not performance based. In 2018, the Compensation Committee approved a $250,000 bonus to Mr. Macedo in connection with his relocation to Canada.

Stock Incentive Plans

Any equity-based awards described in this section are subject to the terms of the relevant stock incentive plans pursuant to which they have been issued. Our stock incentive plans are described in Appendix C to this proxy statement.

Benefits and Perquisites

In addition to base salary, annual cash bonuses and long-term equity incentives, we provided and continue to provide the following executive benefit programs to our NEOs and other executives:

Executive Life Insurance Program

The Executive Life Insurance Program provides life insurance coverage which is paid by us and allows our U.S. executives to purchase additional life insurance coverage at their own expense. Coverage for our NEOs is limited to the lesser of $1.3 million or 2.75 times base salary.

Executive Health Plan

Mr. Macedo received medical and dental coverage through Cigna International for 2018. Under this program, we pay the premiums for this insurance coverage, which pays 100% of most of the medical and dental expenses of Mr. Macedo and his eligible dependents. Further details are provided in the 2018 All Other Compensation Table.

Other Benefits

We also maintain a comprehensive benefits program consisting of retirement income and health and welfare plans, which are available to the NEOs on the same basis as all other full-time employees. The objective of the program is to provide full-time employees with reasonable and competitive levels of financial support in the event

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of retirement, death, disability or illness, which may interrupt the eligible employee’s employment or income received as an active employee. Our health and welfare plans consist of life, disability and health insurance benefit plans that are available to all eligible full-time employees. We also provide a 401(k) plan that is available to all eligible full-time U.S. employees. The 401(k) plan includes a matching feature of up to four percent of the employee’s base salary, subject to IRS limits.

RBI provides tax support in the form of tax equalization and tax preparation services to each of the NEOs for business reasons. We also pay for annual comprehensive physicals for employees at the level of vice president and above. Beginning in 2018, we offered, at our cost, long term disability insurance of up to 50% of eligible earnings, not to exceed $5,000 per month. From time to time, RBI provides other limited perquisite benefits. Further details are provided in the 2018 All Other Compensation Table.

Clawback and Anti-Hedging Policies

In January 2017, the Compensation Committee adopted a clawback policy which requires RBI to seek to recoup incentive awards made to RBI’s executive officers if the financial results on which such awards were based are subsequently restated within a two year period and the executive officer’s intentional misconduct contributed to the restatement. In January 2017, our Board approved an amendment to the Amended and Restated 2014 Omnibus Incentive Plan to provide that any awards granted under the plan on or after January 1, 2017 are subject to recoupment pursuant to the clawback policy and applicable law. In addition, our stock option and RSU award agreements provide that, in certain circumstances, the award and any proceeds or other benefits a participant may receive may be subject to forfeiture and/or repayment to RBI. Our insider trading policy limits the timing and types of transactions in RBI securities by executive officers, including our NEOs. Among other restrictions, the policy prohibits short-selling RBI securities and transacting in puts or calls on RBI securities.

Stock Ownership Guidelines

To further align the interests of RBI’s executive officers with those of its stockholders and ensure a long-term perspective, the Compensation Committee adopted minimum stock ownership guidelines for executive officers in January 2017.

The minimum ownerships levels are as follows:

Position	Multiple of Base Salary
CEO	5x Base Salary
Other Executive Officers	3x Base Salary

Executive officers have five years from the adoption date of the policy or from their initial promotion into an eligible position to achieve the required ownership levels. The Compensation Committee may allow exceptions to these guidelines in the event of hardship or other extraordinary circumstances.

These guidelines provide that (1) outstanding RBI common shares and Partnership exchangeable units directly owned, (2) outstanding RBI common shares and Partnership exchangeable units held by an executive officer’s spouse or dependent children or by a trust held for the benefit of the executive officer’s dependent children and (3) vested options (calculated on after-tax net proceeds, assuming a 45% tax rate) may be included in determining whether an officer has met the minimum ownership requirement. Until such time as an executive officer has met his or her minimum required ownership, he or she must retain 100% of all shares, net of taxes, received from the settlement of restricted stock awards granted under our incentive plans.

Employment Agreements

During 2018, RBI and two of its subsidiaries (a subsidiary of Burger King Corporation and The TDL Group Corp.) had employment agreements (the “Tri-Party Employment Agreements”) in place with each of Messrs. Schwartz, Dunnigan, Kobza and Goncalves due to the fact that these executives allocate their working hours among RBI and the subsidiaries. In early 2019, in connection with his appointment as CEO, Mr. Cil also entered into Tri-Party

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Compensation Discussion and Analysis

Employment Agreements with us. Pursuant to the Tri-Party Employment Agreements, each company is responsible for paying that portion of the executive’s salary and annual bonus based on the percentage of the executive’s working hours allocated to such company. Each Tri-Party Employment Agreement sets forth the base salary and the target bonus (as a percentage of base salary) of the executive (as described above). The Tri-Party Employment Agreements also provide that (i) each of the executives is tax equalized to the U.S. to help ensure that the executive does not gain or lose financially due to the different tax and social security implications or consequences of the executive’s employment with the three companies and (ii) that RBI will pay for tax preparation services for such executive. Either the company or the executive may terminate the employment relationship at any time. If a company terminates the employment of an executive under its respective employment agreement without cause or due to the executive’s death or disability, the provisions of RBI’s policies relating to termination of employment applicable to employees at the executive’s grade level as in effect at the time of termination, including, if applicable, RBI’s severance policy, or provincial employment standards legislation, if such legislation provides for greater severance benefits, will apply. This severance will be paid to the executives by the respective companies based on the same allocation applied to base compensation. If an executive is terminated by one company, his employment with the other companies will also terminate.

In connection with Mr. Schwartz’s transition to Executive Chairman through September 30, 2019, Mr. Schwartz’s Tri-Party Employment Agreements were amended to remove his eligibility for the 2019 Annual Bonus program. In connection with Mr. Kobza’s appointment to Chief Operating Officer, his Tri-Party Employment Agreements were also amended to reflect his new position and compensation as described above. As discussed above, Mr. Goncalves’ Tri-Party Employment Agreements terminated effective March 31, 2019.

Non-Competition and Confidentiality

Each of the NEOs has agreed in his employment agreement or in a non-compete, non-solicitation and confidentiality agreement (i) not to compete with us during the term of his employment and for one year after the termination of employment, (ii) not to solicit our employees or franchisees during the term of his employment and for one year after termination, and (iii) to maintain the confidentiality of our information. If the executive breaches any of these covenants, we will cease providing any severance (if applicable) or other benefits to him or her.

Actions Regarding 2019 Compensation

Changes in Base Salary. In January 2019, the Compensation Committee approved an increase in the base salary of Mr. Cil from $600,000 to $800,000 in connection with his promotion to CEO and of Mr. Kobza from $600,000 to $650,000 in recognition of his promotion to COO. The Compensation Committee approved an increase in the base salary of Mr. Dunnigan from $400,000 to $480,000 due to exemplary performance and to make his base salary competitive for his role as CFO.

Changes in Target Bonuses. In January 2019, the Compensation Committee approved an increase in the target bonus percentage of the following NEOs in recognition of the promotions referred to above and for exemplary performance: Mr. Cil from 200% to 300%; Mr. Dunnigan from 130% to 150%; Mr. Kobza from 200% to 250%; and Mr. Macedo from 200% to 250%.

2019 PBRSU Grants. In January 2019, the Compensation Committee approved PBRSUs awards of 275,000, 100,000, 225,000 and 125,000 to Messrs. Cil, Dunnigan, Kobza and Macedo. The performance measure for purposes of determining the number of units earned by Messrs. Cil, Dunnigan, Kobza and Macedo is RBI’s annual year-over-year growth of Organic Adjusted EBITDA for 2019, 2020 and 2021. If, at the end of the three-year performance period, the threshold performance has not been achieved, the performance period will be extended for an additional year, and a 20% reduction to the payout will apply. The Committee established an 85.7% performance threshold below which no shares are earned and a 128.6% maximum performance level. If achievement falls between the threshold level and the target level or between the target level and the maximum level, the number of shares earned by Messrs. Cil, Dunnigan, Kobza and Macedo would be calculated on a linear basis. Once earned, the PBRSUs will cliff vest on February 22, 2024. In addition, if an executive’s service to RBI is terminated (other than due to death or disability) prior to February 22, 2022, he will forfeit the entire award.

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Compensation Discussion and Analysis

Additional information regarding these awards will be provided in the 2019 Grant of Plan Based Awards Table and the 2019 Outstanding Equity Awards at Fiscal Year-End Table.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have approved the inclusion of the Compensation Discussion & Analysis in this proxy statement.

COMPENSATION COMMITTEE

Alexandre Behring, Chairman

Paul Fribourg

Carlos Alberto Sicupira

April 15, 2019

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EXECUTIVE COMPENSATION

The following tables provide information on the compensation of the NEOs for our 2018 fiscal year. Our NEOs include the individual who served as our CEO during 2018, each of the two individuals who served as CFO during any part of 2018 and our three other most highly compensated officers who were serving as executive officers at the end of 2018.

2018 Summary Compensation Table

Named Executive Officer	Year	Salary ($)	Bonus ($)		Stock Awards ($)(6)		Option Awards ($)(8)	Non-Equity Incentive Plan Compensation ($)(9)	All Other Compensation ($)(10)	Total ($)
Daniel Schwartz(1)	2018	800,000	—		16,339,473	(7)	—	1,556,309	87,094	18,782,877
CEO	2017	800,000	—		1,491,518		—	1,729,475	131,273	4,152,266
	2016	800,000	—		1,949,998		1,840,000	1,491,528	92,467	6,173,993

Matthew Dunnigan(2)	2018	387,884	—		113,783		1,092,000	420,894	5,338	2,019,900
CFO			—
			—

Joshua Kobza(2)	2018	600,000	—		999,967		—	862,070	8,203	2,470,240
Former CFO	2017	600,000	—		1,117,333		2,554,000	1,000,000	31,358	5,302,691
	2016	584,615	—		12,684,499	(7)	—	1,117,370	21,501	14,407,985

José Cil(1)	2018	600,000	—		13,785,645	(7)	—	930,056	14,556	15,330,257
President,	2017	600,000	—		927,352		—	928,856	13,216	2,469,424
Burger King	2016	600,000	—		1,199,999		920,000	927,372	305,600	3,952,971

Alexandre Macedo(3)	2018	592,010	494,114	(5)	12,187,954		—	555,886	546,097	14,376,061
President,
Tim Hortons

Heitor Goncalves(4)	2018	500,000	—		599,946		—	617,882	43,365	1,761,193
Chief Information, People and	2017	500,000	—		788,366		—	600,000	11,300	1,899,666
Performance Officer	2016	500,000	—		999,999		1,104,000	788,405	104,099	3,496,503

(1)

Mr. Schwartz was our Chief Executive Officer until January 22, 2019. On January 23, 2019, he was appointed to the new position of Executive Chairman for a transition period through September 30, 2019, and Mr. Cil assumed the role of Chief Executive Officer.

(2)

Mr. Kobza was our Chief Financial Officer until January 22, 2018. On January 22, 2018, he was appointed to the new position of Chief Technology and Development Officer and Matthew Dunnigan assumed the role of Chief Financial Officer. On January 23, 2019, Mr. Kobza was appointed as our Chief Operating Officer.

(3)

Unless otherwise stated, amounts paid to Mr. Macedo in Canadian dollars were converted to U.S. dollars based on the exchange rate published in Bloomberg on December 31, 2018, as follows: 1 U.S. dollars = 1.3637 Canadian dollars.

(4)	Mr. Goncalves’ employment with RBI terminated on March 31, 2019.
(5)

Of this amount, (i) $250,000 represents the sign-on bonus paid to Mr. Macedo in May 2018 in connection with his appointment as President, Tim Hortons, and (ii) $244,144 represents the difference between the amount that Mr. Macedo received as bonus compensation for 2018 based on a deemed achievement at the target performance level and an upward adjustment of 20% as approved by the Compensation Committee and the amount that Mr. Macedo would have received as bonus compensation pursuant to the 2018 Annual Bonus Plan based on the actual performance of the TH Core Operations business unit and an upward adjustment of 20%. The bonus paid to Mr. Macedo in Canadian dollars was converted to U.S. dollars based on the average exchange rate published in Bloomberg for the month of January 2019, as follows: 1 U.S. dollars = 1.3307 Canadian dollars. For more information, see “Compensation Discussion and Analysis – Annual Bonus Program – Business Achievement”.

(6)

Amounts shown in this column include the aggregate grant date fair value of Bonus Matching Restricted Share Units (“Bonus Matching RSUs”) granted in calendar years 2018, 2017 and 2016 under the Bonus Swap Program to the NEOs for 2017, 2016 and 2015 and computed in accordance with FASB ASC Topic 718. Under the Bonus Swap Program for such years, the Bonus Matching RSUs for the NEOs were calculated by (1) multiplying an NEO’s gross bonus by the Swap Election Percentage of 50%, (2) multiplying this amount by

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two, and (3) dividing the total by the closing price of an RBI common share on the trading day preceding the grant date. Our NEOs have not actually received this compensation nor do these amounts reflect the actual value that will be recognized by the NEO. For additional information on the valuation assumptions regarding the stock awards, refer to Note 15 to our audited consolidated financial statements for the year ended December 31, 2018, which are included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.
(7)

For Messrs. Schwartz, Kobza, Cil and Macedo, $14,610,000, $11,784,500, $12,856,800 and $11,688,000, respectively, of this amount represents the aggregate grant date fair value of PBRSUs granted in calendar year 2018 for Messrs. Schwartz, Cil and Macedo and in calendar year 2016 for Mr. Kobza. The aggregate grant date fair value of the PBRSUs was computed based on the probable outcome of the performance target as of the grant date and 100% achievement of the performance target. The value of the PBRSUs at the grant date assuming the highest level of performance achieved (120% of target) would be $17,532,000, $14,141,400, $15,428,160 and $14,025,600 for Messrs. Schwartz, Kobza, Cil and Macedo, respectively. In January 2019, the Compensation Committee determined RBI’s achievement was 101% of the performance goal for the PBRSUs. As a result, the actual number of PBRSUs that Messrs. Schwartz, Kobza, Cil and Macedo will be eligible to receive on the settlement date is 258,345 (including accrued dividend equivalents as of December 31, 2018 of 5,787); 371,639 (including accrued dividend equivalents as of December 31, 2018 of 17,960); 227,343 (including accrued dividend equivalents as of December 31, 2018 of 5,092); and 206,676 (including accrued dividend equivalents as of December 31, 2018 of 4,629), respectively. Dividend equivalents are accrued (in the form of additional units) on the PBRSUs during the vesting period and are subject to the same performance and other conditions as the underlying PBRSUs. The dividend equivalents are converted to shares if and after the underlying PBRSUs vest. Actual amounts will be based on the RBI share price on the settlement date.

(8)

For additional information on the valuation assumptions regarding the option awards, refer to Note 15 to our audited consolidated financial statements for the year ended December 31, 2018, which are included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

(9)

The amounts reported in this column reflect compensation earned for 2018 performance under our Annual Bonus Program. We make payments under this program in the first quarter of the calendar year following the calendar year in which the bonus was earned after finalization of our audited financial statements. As discussed above under “Compensation Discussion and Analysis – Bonus Swap Program”, in February 2019, each of the NEOs other than Mr. Goncalves elected to forgo 50% of their calculated net non-equity incentive compensation (the maximum permitted pursuant to the program) to purchase RBI common shares. Mr. Goncalves’ employment with RBI terminated on March 31, 2019 and he elected not to participate in the 2018 Bonus Swap Program as a result. The amounts of 2018 non-equity compensation forgone and used to purchase RBI common shares in February 2019 were as follows: Mr. Schwartz – $466,848; Mr. Cil – $279,008; Mr. Kobza – $258,612; Mr. Dunnigan – $126,263; and Mr. Macedo – $234,134. The non-equity compensation amount paid to Mr. Macedo was paid in Canadian dollars and converted to U.S. dollars based on the exchange rate for a Canadian dollar set forth in Footnote 3 above.

(10)	Details of the amounts set forth in this column related to 2018 are included in the 2018 All Other Compensation Table.

2018 All Other Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the 2018 Summary Compensation Table.

Named Executive Officer	Year	Company Contribution to Retirement and 401(k) Plans ($)	Tax Equalization ($)	Relocation ($)	Other ($)(5)	Total ($)
Daniel Schwartz	2018	11,000(1)	74,566(2)	—	1,528	87,094
Matthew Dunnigan	2018	—	4,411(2)	—	927	5,338
Joshua Kobza	2018	—	6,814(2)	—	1,389	8,203
José Cil	2018	11,000(1)	—	—	3,556	14,556
Alexandre Macedo	2018	23,859(1)	431,422(3)	72,854(4)	17,962	546,097
Heitor Goncalves	2018	11,000(1)	28,606(2)	—	3,758	43,365

(1)

These amounts represent the Company’s match to the retirement plan of each respective NEO. With respect to Mr. Macedo, this amount includes the Company match pursuant to the US and Canadian retirement plans, based on his employment during 2018.

(2)

Pursuant to the Tri-Party Employment Agreements with Messrs. Schwartz, Dunnigan, Kobza, and Goncalves, we tax equalize each executive’s compensation to the U.S. See discussion of Tri-Party Employment Agreements in the CD&A above. Amounts above reflect gross payments made to the Canadian tax authorities and are not net of refunds received by RBI with respect to the prior year over-withheld payments in the following amounts: Mr. Schwartz – $71,113; Mr. Dunnigan – $1,201; Mr. Kobza – $3,362; and Mr. Goncalves – $3,452.

(3)	Pursuant to the expatriate benefits provided to Mr. Macedo, we have agreed to tax equalize his Canadian compensation to U.S. income tax rates.
(4)	Includes moving costs for Mr. Macedo of $52,630 and $20,224 of tax gross-up benefit related to his relocation to Toronto, Ontario, Canada from Miami, Florida.
(5)

Includes the cost of premiums for the Executive Life Insurance Program for each NEO, the cost of an annual comprehensive physical for Mr. Cil, and the imputed value of tax preparation costs of $500 for Messrs. Schwartz, Dunnigan, Kobza, Macedo and Goncalves. In addition, for Mr. Macedo this includes $16,374 for the executive health plan.

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Executive Compensation

2018 Grants of Plan-Based Awards Table

The following table provides information about cash (non-equity) and equity compensation awarded to our named executive officers in 2018, including: (1) the range of possible cash payouts under our 2018 Annual Bonus Program; (2) the grant date and approval date of equity awards; (3) the number of Bonus Matching RSUs awarded in February 2019 in connection with the 2018 Annual Bonus Program; (4) the number and exercise price of discretionary options awarded during 2018; and (5) the grant date fair value of the Bonus Matching RSUs, PBRSUs and discretionary options awarded during 2018 as described above in Notes 6, 7 and 8 to the 2018 Summary Compensation Table, respectively. The Bonus Matching RSUs are discussed in greater detail in the CD&A above.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Named Executive Officer	Threshold ($)(1)(2)	Target ($)(1)(2)	Maximum ($)(1)(2)	Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)
Daniel Schwartz	600,000	2,400,000	4,140,000	02/23/18	01/16/18				29,594			1,729,474
				02/23/18	01/16/18	150,000	250,000	300,000				14,610,000	(4)
Matthew Dunnigan	130,000	520,000	897,000	02/23/18	01/16/18				1,947			113,783
				02/23/18	01/16/18					100,000	58.44	1,092,000
Joshua Kobza	300,000	1,200,000	2,070,000	02/23/18	01/16/18				17,111			999,967
José Cil	300,000	1,200,000	2,070,000	02/23/18	01/16/18				15,894			928,846
				02/23/18	01/16/18	132,000	220,000	264,000				12,856,880	(4)
Alexandre Macedo	300,000	1,200,000	2,070,000	02/23/18	01/16/18				8,555			499,954
				02/23/18	01/16/18	120,000	200,000	240,000				11,688,000	(4)
Heitor Gonçalves	187,500	750,000	1,293,750	02/23/18	01/16/18				10,266			599,946

(1)

Amounts shown in these columns were calculated using each NEO’s base salary as of September 30, 2018 (Mr. Schwartz – $800,000; Mr. Dunnigan – $400,000; Mr. Kobza – $600,000; Mr. Cil – $600,000; Mr. Macedo – $600,000; and Mr. Goncalves – $500,000).

(2)

Threshold amounts reflect amounts payable under our 2018 Annual Bonus Program assuming that Business Achievement was 50%, Individual Achievement was 50% and Global Multiplier was -50 (or 50%). Target amounts assume that the Business Achievement was 100%, Individual Achievement was 100% and Global Multiplier was 100%. Maximum amounts assume that the Business Achievement was 172.5%, Individual Achievement was 100% and Global Multiplier was +50 (or 150%). Amounts do not take into consideration the percentage that the bonus could be negatively adjusted under the Free Cash Flow Adjustment (up to 30%) or the impact of CEO or Compensation Committee discretion. A full discussion of our 2018 Annual Bonus Program is included in the CD&A above.

(3)

The threshold, target and maximum amounts reflect the maximum number of shares awarded assuming that 80%, 100% and 120% of the performance target is achieved. In January 2019, the Compensation Committee determined RBI’s achievement was 101% of the performance goal for the PBRSUs. The actual number of PBRSUs that Messrs. Schwartz, Cil and Macedo will be eligible to receive on the settlement date (including accrued dividend equivalents through December 31, 2018) is set forth in Note 7 to the 2018 Summary Compensation Table.

(4)	See Note 7 to the 2018 Summary Compensation Table and Note 11 to the 2018 Outstanding Equity Awards at Fiscal Year-End Table for more information.

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2018 Outstanding Equity Awards at Fiscal Year-End Table

			Option Awards				Stock Awards
Named Executive Officer	Grant Date		Securities Unexercised Options Exercisable (#)	Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(15)	Market Value of Shares or Units of Stock that Have Not Vested ($)(16)
Daniel Schwartz	03/01/13	(1)	46,575	—	18.25	02/28/23
	03/01/13	(2)	500,000	—	18.25	02/28/23
	03/07/14	(3)	95,307	—	27.28	03/06/24
	03/07/14	(4)	—	400,000	27.28	03/06/24
	03/06/15	(5)	—	82,820	42.26	03/05/25
	03/06/15	(6)	—	333,333	42.26	03/05/25
	02/26/16	(7)	—	250,000	33.67	02/25/26
	02/26/16	(8)	—	—	—	—	60,887	3,184,384
	02/24/17	(9)	—	—	—	—	27,824	1,455,184
	02/23/18	(10)	—	—	—	—	30,279	1,583,596
	02/23/18	(11)	—	—	—	—	258,345	13,511,457
Matthew Dunnigan	03/06/15	(6)	—	30,000	42.26	03/05/25
	02/26/16	(7)	—	—	—	—	4,832	252,705
	02/26/16	(11)	—	—	—	—	63,710	3,332,015
	02/24/17	(12)	—	40,000	55.55	02/23/27
	02/24/17	(9)	—	—	—	—	2,687	140,532
	05/05/17	(13)	—	40,000	56.92	05/04/27
	02/23/18	(10)	—	—	—	—	1,992	104,185
	02/23/18	(14)	—	100,000	58.44	02/22/28
Joshua Kobza	03/01/13	(1)	776	—	18.25	02/28/23
	03/01/13	(2)	200,000	—	18.25	02/28/23
	03/07/14	(3)	32,991	—	27.28	03/06/24
	03/07/14	(4)	—	300,000	27.28	03/06/24
	03/06/15	(5)	—	35,494	42.26	03/05/25
	03/06/15	(6)	—	300,000	42.26	03/05/25
	02/26/16	(7)	—	—	—	—	28,102	1,469,716
	02/26/16	(11)	—	—	—	—	371,640	19,436,756
	02/24/17	(9)	—	—	—	—	20,843	1,090,114
	05/05/17	(13)	—	200,000	56.92	5/4/2027
	02/23/18	(10)	—	—	—	—	17,507	915,622
José Cil	03/01/13	(1)	37,808	—	18.25	02/28/23
	03/01/13	(2)	150,000	—	18.25	02/28/23
	03/07/14	(3)	58,561	—	27.28	03/06/24
	03/07/14	(4)	—	180,000	27.28	03/06/24
	03/06/15	(5)	—	35,967	42.26	03/05/25
	03/06/15	(6)	—	166,667	42.26	03/05/25
	02/26/16	(7)	—	125,000	33.67	02/25/26
	02/26/16	(8)	—	—	—	—	37,469	1,959,621
	02/24/17	(9)	—	—	—	—	17,299	904,761
	02/23/18	(10)	—	—	—	—	16,262	850,499
	02/23/18	(11)	—	—	—	—	227,344	11,890,083
Alexandre Macedo	03/01/13	(1)	16,438	—	18.25	02/28/23
	03/01/13	(2)	200,000	—	18.25	02/28/23
	03/07/14	(3)	29,325	—	27.28	03/06/24
	03/07/14	(4)	—	100,000	27.28	03/06/24
	03/06/15	(5)	—	33,128	42.26	03/05/25
	03/06/15	(6)	—	100,000	42.26	03/05/25
	02/26/16	(7)	—	100,000	33.67	02/25/26
	02/26/16	(8)	—	—	—	—	29,663	1,551,367
	02/24/17	(9)	—	—	—	—	11,405	596,490
	02/23/18	(10)	—	—	—	—	8,753	457,784
	02/23/18	(11)	—	—	—	—	206,676	10,809,166

Restaurant Brands International	2019 Proxy Statement | Page 49

Executive Compensation

			Option Awards				Stock Awards
Named Executive Officer	Grant Date		Securities Unexercised Options Exercisable (#)	Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(15)	Market Value of Shares or Units of Stock that Have Not Vested ($)(16)
Heitor Goncalves	03/01/13	(1)	30,136	—	18.25	02/28/23
	03/01/13	(2)	100,000	—	18.25	02/28/23
	03/07/14	(3)	41,788	—	27.28	03/06/24
	03/07/14	(4)	—	80,000	27.28	03/06/24
	03/06/15	(5)	—	32,418	42.26	03/05/25
	03/06/15	(6)	—	100,000	42.26	03/05/25
	02/26/16	(7)	—	150,000	33.67	02/25/26
	02/26/16	(8)	—	—	—	—	31,224	1,633,017
	02/24/17	(9)	—	—	—	—	14,707	769,161
	02/23/18	(10)	—	—	—	—	10,504	549,341

(1)	Reflects Bonus Matching Options issued on March 1, 2013 in connection with the 2012 Bonus Swap Program. These stock options cliff vested on December 31, 2017.
(2)	Reflects discretionary stock options granted to the executive. These stock options cliff vested on March 1, 2018.
(3)	Reflects Bonus Matching Options issued on March 7, 2014 in connection with the 2013 Bonus Swap Program. These stock options cliff vested on December 31, 2018.
(4)	Reflects discretionary stock options granted to the executive.
(5)	Reflects Bonus Matching Options issued on March 6, 2015 in connection with the 2014 Bonus Swap Program. These stock options will cliff vest on December 31, 2019.
(6)	Reflects discretionary stock options granted to the executive. These stock options will cliff vest on March 6, 2020.
(7)	Reflects discretionary stock options granted to the executive. These stock options will cliff vest on February 26, 2021.
(8)

Reflects Bonus Matching RSUs issued on February 26, 2016 in connection with the 2015 Bonus Swap Program. All of these Bonus Matching RSUs will be forfeited if more than 50% of the Investment Shares in connection with which they were issued are sold. If 50% or less of the Investment Shares are sold, 50% of the Bonus Matching RSUs and a proportional amount of the remaining Bonus Matching RSUs will be forfeited. The Bonus Matching RSUs cliff vest on December 31, 2020. The number of shares reported in this row also includes dividend equivalents in the form of additional RSUs. Dividend equivalents are accrued (in the form of additional units) on the Bonus Matching RSUs during the vesting period. The dividend equivalents are converted to shares if and after the underlying Bonus Matching RSUs vest.

(9)

Reflects Bonus Matching RSUs issued on February 24, 2017 in connection with the 2016 Bonus Swap Program. All of these Bonus Matching RSUs will be forfeited if more than 50% of the Investment Shares in connection with which they were issued are sold. If 50% or less of the Investment Shares are sold, 50% of the Bonus Matching RSUs and a proportional amount of the remaining Bonus Matching RSUs will be forfeited. The Bonus Matching RSUs cliff vest on December 31, 2021. The number of shares reported in this row also includes dividend equivalents in the form of additional RSUs. Dividend equivalents are accrued (in the form of additional units) on the Bonus Matching RSUs during the vesting period. The dividend equivalents are converted to shares if and after the underlying Bonus Matching RSUs vest.

(10)

Reflects Bonus Matching RSUs issued on February 23, 2018 in connection with the 2017 Bonus Swap Program. All of these Bonus Matching RSUs will be forfeited if more than 50% of the Investment Shares in connection with which they were issued are sold. If 50% or less of the Investment Shares are sold, 50% of the Bonus Matching RSUs and a proportional amount of the remaining Bonus Matching RSUs will be forfeited. The Bonus Matching RSUs cliff vest on December 31, 2022. The number of shares reported in this row also includes dividend equivalents in the form of additional RSUs. Dividend equivalents are accrued (in the form of additional units) on the Bonus Matching RSUs during the vesting period. The dividend equivalents are converted to shares if and after the underlying Bonus Matching RSUs vest.

(11)

The shares reported in this row represent shares issuable under the PBRSU award granted (i) on February 23, 2018 to Messrs. Schwartz, Cil and Macedo and (ii) on February 26, 2016 to Messrs. Dunnigan and Kobza. The PBRSUs granted in 2018 to Messrs. Schwartz, Cil and Macedo will cliff vest on February 23, 2023 and the PBRSUs granted in 2016 to Messrs. Dunnigan and Kobza will cliff vest on February 26, 2021. The PBRSUs represented the right to receive a variable number of shares based on RBI’s actual performance during the three-year performance period from 2016-2018. In January 2019, the Compensation Committee determined RBI’s achievement was 101% of the performance goal for the PBRSUs. The number of shares reported in this row is based on actual performance and includes dividend equivalents in the form of additional PBRSUs. Dividend equivalents are accrued (in the form of additional units) on the PBRSUs during the vesting period and are subject to the same performance and other conditions as the underlying PBRSUs. The dividend equivalents are converted to shares if and after the underlying PBRSUs vest. If the service (including service on the Board of Directors of RBI) of Messrs. Schwartz, Cil and Macedo is terminated (except due to death or disability) prior to February 23, 2021, the executive will forfeit the entire award.

(12)	Reflects discretionary stock options granted to the executive. These stock options will cliff vest on February 24, 2022.
(13)	Reflects discretionary stock options granted to the executive. These stock options will cliff vest on May 5, 2022.
(14)	Reflects discretionary stock options granted to the executive. These stock options will cliff vest on February 23, 2023.
(15)	Includes dividend equivalents earned on (i) unvested RSUs and (ii) on unvested PBRSUs upon determination that such PBRSUs had been earned.
(16)	Amounts reflect the market value of the RSUs or PBRSUs based on the closing price of an RBI common share on December 31, 2018 of $52.30, multiplied by the number of RSUs or PBRSUs.

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Executive Compensation

2018 Option Exercises Table

Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise Date ($)(1)
Daniel Schwartz	—		—
Matthew Dunnigan	—		—
Joshua Kobza	—		—
José Cil	—		—
Alexandre Macedo	119,905	(2)	6,645,063
Heitor Goncalves	708,051	(3)	39,152,596

(1)

The value realized on exercise of options is calculated by multiplying the number of shares exercised times the difference between the fair market value of a common share at the time of exercise and the exercise price of the options.

(2)	Mr. Macedo exercised the options and (i) sold 51,870 of the shares acquired to pay the option exercise price and to cover tax withholding obligations and (ii) held 68,035 of the shares acquired.
(3)	Mr. Goncalves exercised the options and (i) sold 321,449 of the shares acquired to pay the option exercise price and to cover tax withholding obligations and (ii) held 386,602 of the shares acquired.

Potential Payments Upon Termination or Change in Control Table

The table below sets forth the potential payments that would be due to our named executive officers if they had been terminated on December 31, 2018. We do not provide for any specific payments upon the occurrence of only a change in control.

Messrs. Schwartz, Dunnigan and Kobza

The amounts Messrs. Schwartz, Dunnigan, and Kobza would have been entitled to receive upon termination of employment on December 31, 2018 due to (1) death or disability, (2) without cause or (3) without cause after a Change in Control would have been governed by:

›	the terms of their respective employment agreements, which are described earlier under the heading “Compensation Discussion and Analysis – Employment Agreements”;

›	the Restaurant Brands International Inc. U.S. Severance Pay Plan (the “RBI Severance Plan”);

›	the 2018 Annual Bonus Program; and

›	the terms of their respective outstanding equity grants under our Amended and Restated 2012 Omnibus Incentive Plan (the “2012 Omnibus Plan”) and 2014 Omnibus Plan.

None of the employment agreements with our NEOs permit the employee to terminate for good reason.

Mr. Cil

As we did not have an employment agreement in place with Mr. Cil as of December 31, 2018, the amounts Mr. Cil would have been entitled to receive upon termination of employment on December 31, 2018 due to any of these circumstances would be governed by:

›	the RBI Severance Plan;

›	the 2018 Annual Bonus Program; and

›	the terms of his outstanding equity grants under our 2012 Omnibus Plan and 2014 Omnibus Plan.

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Executive Compensation

Mr. Macedo

As we did not have an employment agreement in place with Mr. Macedo as of December 31, 2018, the amounts Mr. Macedo would have been entitled to receive upon termination of employment on December 31, 2018 due to any of these circumstances would be governed by:

›	minimum statutory entitlements and common law payments under Canadian law;

›	the 2018 Annual Bonus Program; and

›	the terms of his outstanding equity grants under our 2012 Omnibus Plan and 2014 Omnibus Plan.

Mr. Goncalves

Mr. Goncalves’ employment with RBI terminated on March 31, 2019. Pursuant to a separation agreement dated March 31, 2019, the Company agreed to pay Mr. Goncalves the gross amount of $19,231 as salary continuation for 16 weeks after his termination date, in accordance with RBI’s Severance Policy. Mr. Goncalves received a lump sum payment of $16,026 as compensation for all of his accrued but unused vacation entitlement, in accordance with RBI’s vacation policy. In addition, in January 2019, the Compensation Committee approved the accelerated vesting of all of Mr. Goncalves unvested options and RSUs and the extension of the option exercise period through the earlier of March 31, 2020 and the expiry date of the applicable option.

Programs

RBI Severance Pay Plan. Pursuant to the RBI Severance Plan adopted on October 21, 2016 and updated on November 1, 2016, eligible employees whose employment is involuntarily terminated due to reductions in staff, position elimination, facility closing, closure of a business unit or organizational changes or restructuring are entitled to two weeks of severance for every year worked, with an eight-week minimum and capped at eight months for employees at the level of vice president and above. In addition, employees are entitled to receive continued group medical, dental and vision coverage at the active employee rate for the longer of three months or the employee’s severance pay period, subject to certain conditions. The employee’s right to receive these benefits is subject to his execution of a general release of claims in favor of his employer and entry into other separation documents. The RBI Severance Plan does not apply to RBI employees in Canada, including Mr. Macedo.

Equity Award Agreements

Bonus Matching Options – Pursuant to the award agreements governing the issuances of our Bonus Matching Options, if the employee’s employment is terminated prior to the vesting date, (i) “Without Cause” or (ii) by reason of the employee’s Retirement or Disability (each as defined in the award agreement), the Bonus Matching Options shall be deemed to have vested 20% on each December 31 following the grant date. If the employee’s employment is terminated by reason of the employee’s death, then (A) with respect to the 2011, 2012 and 2013 Bonus Matching Options, the employee’s beneficiary shall be vested in a number of common shares as if the common shares subject to the option vested 20% on each December 31 following the grant date and (B) with respect to the 2014 Bonus Matching Options granted in 2015 the employee’s beneficiary shall be vested in the number of common shares as if the common shares subject to the option vested 20% on December 31, 2016, 40% on December 31, 2017 and 100% on December 31, 2018. In such event, the employee, or his beneficiary, may exercise the option to the extent vested on the date of termination of service for a period of (1) 90 days, in the case of termination Without Cause or (2) one year, in the case of termination due to death, Retirement or Disability.

Bonus Matching Restricted Share Units – Pursuant to the award agreements governing the issuances of our 2017 Bonus Matching RSUs granted in 2018, if the employee’s employment is terminated prior to December 31, 2019 for any reason other than death or disability, all of the Bonus Matching RSUs will be forfeited. If the employee’s employment is terminated on or after (i) December 31, 2017 in the case of the 2015 Bonus Matching RSUs granted in 2016, (ii) December 31, 2018 in the case of the 2016 Bonus Matching RSUs granted in 2017, or

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Executive Compensation

(iii) December 31, 2019 in the case of the 2017 Bonus Matching RSUs granted in 2018 (but in each case, prior to the vesting date), (1) “Without Cause” or (2) by reason of the employee’s Retirement (each as defined in the award agreement), the Bonus Matching RSUs shall be deemed to have been vested 40% on the second anniversary of the grant date, 60% on the third anniversary of the grant date, 80% on the fourth anniversary of the grant date and 100% on the fifth anniversary of the grant date. If the employee’s employment is terminated by reason of the employee’s Disability (as defined in the award agreement), the Bonus Matching RSUs shall be deemed to have been vested 20% on each December 31 following the grant date. If the employee’s employment is terminated by reason of the employee’s death, the Bonus Matching RSUs shall be deemed to have been vested 20% on the first anniversary of the grant date, 40% on the second anniversary of the grant date and 100% on the third anniversary of the grant date.

Discretionary Stock Options – Pursuant to the award agreements governing the issuances of discretionary stock options if an employee is terminated prior to the vesting date, (i) “Without Cause” or (ii) by reason of the employee’s Retirement or Disability (each as defined in the award agreement), the employee (or such other person who is entitled to exercise the option) shall be vested in the number of common shares as if the common shares subject to the option vested 20% on each of the first through fifth anniversaries of the grant date. If the employment is terminated by reason of the employee’s death, then (A) with respect to discretionary stock options granted in 2012, 2013 and 2014, the employee’s beneficiary shall be vested in a number of common shares as if the common shares subject to the option vested 20% on each of the first through fifth anniversaries of the grant date, (B) with respect to discretionary stock options granted in 2015, 2016, 2017 and 2018, the employee’s beneficiary shall be vested in the number of common shares as if the common shares subject to the option vested 20% on the first anniversary of the grant date, 40% on the second anniversary of the grant date and 100% on the third anniversary of the grant date. In any such event, the employee, or his beneficiary, may exercise the option to the extent vested on the date of termination of service for a period of (1) 90 days, in the case of termination Without Cause or (2) one year, in the case of termination due to death, Retirement or Disability.

Performance Based Restricted Share Units – Pursuant to the 2016 PBRSU award agreements with Messrs. Dunnigan and Kobza, if the executive’s employment had been terminated for any reason (other than death or disability) prior to February 26, 2019, he would have forfeited the entire award. If his employment is terminated on or after February 26, 2019 (but prior to the vesting date), (i) “Without Cause” or (ii) by reason of the employee’s Retirement (each as defined in the award agreement), the PBRSUs shall be deemed to have been vested 30% on February 26, 2019, 40% on February 26, 2020 and 100% on February 26, 2021. If his employment is terminated by reason of his Disability (as defined in the Award Agreement), the PBRSUs shall be deemed to have been vested 20% on each of the first through fifth anniversaries of the grant date. If his employment is terminated by reason of his death, the PBRSUs shall be deemed to have been vested 20% on February 26, 2017, 40% on February 26, 2018 and 100% on February 26, 2019. Pursuant to the 2018 PBRSU award agreements with Messrs. Schwartz, Cil and Macedo, if the executive’s employment is terminated for any reason (other than death or disability) prior to February 23, 2021, he will forfeit the entire award. If his employment is terminated on or after February 23, 2021 (but prior to the vesting date), (i) “Without Cause”, or (ii) by reason of the employee’s Retirement (each as defined in the award agreement). The PBRSUs shall be deemed to have been vested 50% on February 23, 2021 and 100% on February 23, 2023. If his employment is terminated by reason of his disability, the PBRSUs shall be deemed vested 20% on each of the first through fifth anniversary of the grant date. If his employment is terminated by reason of death, the PBRSUs shall be deemed to have been vested 20% on February 23, 2019, 40% on February 23, 2020 and 100% on February 23, 2021.

Restaurant Brands International	2019 Proxy Statement | Page 53

Executive Compensation

Executive Name	Death ($)		Disability ($)		Termination without Cause ($)		Termination without Cause After Change in Control ($)
Daniel Schwartz
Salary	—		—		246,154	(1)	246,154	(1)
Bonus	1,556,309	(2)	1,556,309	(2)	1,556,309	(2)	1,556,309	(2)
Option Valuation	35,043,036	(4)	33,538,068	(5)	33,538,068	(5)	39,839,136	(6)
Stock Units	4,083,177	(7)	2,809,423	(7)	2,492,704	(8)	19,600,845	(10)
Value of Benefits Continuation	—		—		5,859	(1)	5,859	(1)
Total	40,682,522		37,903,800		37,839,094		61,248,303
Matthew Dunnigan
Salary	—		—		61,538	(1)	61,538	(1)
Bonus	420,894	(2)	420,894	(2)	420,894	(2)	420,894	(2)
Option Valuation	301,200	(4)	180,720	(5)	180,720	(5)	301,200	(6)
Stock Units	1,649,365	(7)(9)	1,548,283	(7)(9)	207,836	(8)	3,796,448	(10)
Value of Benefits Continuation	—		—		4,611	(1)	4,611	(1)
Total	2,371,459		2,149,897		875,599		4,584,691
Joshua Kobza
Salary	—		—		138,462	(1)	138,462	(1)
Bonus	862,070	(2)	862,070	(2)	862,070	(2)	862,070	(2)
Option Valuation	17,035,017	(4)	15,758,945	(5)	15,758,945	(5)	18,536,217	(6)
Stock Units	9,786,611	(7)(9)	9,198,725	(7)(9)	1,317,875	(8)	22,719,764	(10)
Value of Benefits Continuation	—		—		1,648	(1)	1,648	(1)
Total	27,683,698		25,819,740		18,079,000		42,258,161
José Cil
Salary	—		—		400,000	(1)	400,000	(1)
Bonus	930,056	(2)	930,056	(2)	930,056	(2)	930,056	(2)
Option Valuation	14,431,136	(4)	13,689,579	(5)	13,689,579	(5)	16,729,106	(6)
Stock Units	2,491,625	(7)	1,707,777	(7)	1,537,677	(8)	15,487,240	(10)
Value of Benefits Continuation	—		—		12,459	(1)	12,459	(1)
Total	17,852,817		16,327,412		16,569,771		33,558,861
Alexandre Macedo
Salary	—	(3)	—	(3)	—	(3)	—	(3)
Bonus	800,000	(2)	800,000	(2)	800,000	(2)	800,000	(2)
Option Valuation	12,186,831	(4)	11,718,709	(5)	11,718,709	(5)	13,805,031	(6)
Stock Units	1,881,519	(7)	1,260,973	(7)	1,169,416	(8)	13,307,785	(10)
Value of Benefits Continuation	—	(3)	—	(3)	—	(3)	—	(3)
Total	14,868,350		13,779,682		13,688,125		27,912,816

(1)

Because the employment agreements with Messrs. Schwartz, Dunnigan and Kobza provide that severance will be determined under the provisions of the policies relating to termination of employment applicable to employees at the executive’s grade level as in effect at the time of termination and because Mr. Cil did not have an employment agreement as of December 31, 2018, these amounts are determined under the RBI Severance Plan. The severance payment for Mr. Schwartz is 16 weeks of base pay, the severance payment for Mr. Dunnigan is 8 weeks of base pay, the severance payment for Mr. Kobza is 12 weeks of base pay, and the severance payment for Mr. Cil is 8 months of base pay.

(2)

Based upon amounts actually paid under the 2018 Annual Bonus Program. In addition, pursuant to their employment agreements and our policy, we will make appropriate tax equalization payments on these non-equity incentive compensation amounts to the appropriate authority on behalf of Messrs. Schwartz, Dunnigan and Kobza. These amounts are not included in the amounts shown.

(3)

Upon termination without cause, Mr. Macedo would be entitled to his minimum statutory entitlements. In addition, in accordance with his common law entitlements under applicable law, Mr. Macedo may be entitled to receive an award of reasonable notice or pay in lieu of such notice. The determination of appropriate length of “reasonable notice” under applicable law is a case-by-case analysis that takes into account a number of relevant factors, and as a result, these entitlements, which may be material, cannot be quantified with any specificity. Mr. Macedo is not subject to the RBI Severance Plan.

(4)

In the case of termination for death, options granted in years prior to 2015 will vest in five equal installments and options granted in 2015 and thereafter will vest 20%, 40% and 100% on the first, second and third anniversaries of the grant date, respectively, as set forth in the

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Executive Compensation

applicable award agreements. Amounts reflect the intrinsic value of shares underlying options that would vest, calculated as the difference between $52.30, the closing price of a common share as reported on the NYSE on December 31, 2018, and the exercise price of the options.
(5)

In the case of termination Without Cause or for Disability, options will vest in five equal installments as set forth in the applicable award agreements. Amounts reflect the intrinsic value of shares underlying options that would vest, calculated as the difference between $52.30, the closing price of a common share as reported on the NYSE on December 31, 2018, and the exercise price of the options.

(6)

In the case of termination Without Cause within twelve months after a Change in Control (as defined in the 2012 Omnibus Plan and 2014 Omnibus Plan, as applicable), all outstanding options would vest. Amounts reflect the intrinsic value of shares underlying options that would vest, calculated as the difference between $52.30, the closing price of a common share as reported on the NYSE on December 31, 2018, and the exercise price of the options.

(7)

In the case of termination for death, Bonus Matching RSUs will vest 20%, 40% and 100% on the first, second and third anniversary of the grant, respectively, as set forth in the applicable award agreements. In the case of termination for Disability, Bonus Matching RSUs will vest in five equal installments as set forth in the applicable award agreements. Amounts reflect the fair market value of $52.30 per share, which is the closing price of a common share as reported on the NYSE on December 31, 2018.

(8)

In the case of termination Without Cause, Bonus Matching RSUs will vest 40%, 60%, 80% and 100% on the second, third, fourth and fifth anniversary of the grant, respectively, as set forth in the applicable award agreements. Amounts reflect the fair market value of $52.30 per share, which is the closing price of a common share as reported on the NYSE on December 31, 2018.

(9)

In the case of termination by reason of his Disability, the PBRSUs granted to Messrs. Dunnigan and Kobza will vest in five equal installments as set forth in the applicable award agreement. In the case of termination by reason of death, the PBRSUs granted to Messrs. Dunnigan and Kobza will vest 20%, 40% and 100% on the first, second and third anniversary of the grant, respectively, as set forth in the applicable award agreement. In the case of either termination for death or disability, Messrs. Dunnigan and Kobza would receive a maximum of 68,078 shares and 367,960 shares (including the related dividend equivalent rights), respectively, based on target performance. Amounts reflect the fair market value of $52.30 per share, which is the closing price of a common share as reported on the NYSE on December 31, 2018.

(10)

In the case of termination Without Cause within twelve months after a Change in Control (as defined in the 2014 Omnibus Plan), all outstanding Bonus Matching RSUs and PBRSUs would vest. In the case of the PBRSUs granted to Messrs. Schwartz, Dunnigan, Kobza, Cil and Macedo, since the Change in Control is deemed to have occurred on December 31, 2018 (i.e., on the last day of the three-year performance period), Messrs. Schwartz, Dunnigan, Kobza, Cil and Macedo would receive a maximum of 255,787 shares, 68,078 shares, 367,960 shares, 225,093 shares and 204,630 shares (including the related dividend equivalent rights), respectively, based on target performance. Amounts reflect the fair market value of $52.30 per share, which is the closing price of a common share as reported on the NYSE on December 31, 2018.

Restaurant Brands International	2019 Proxy Statement | Page 55

CEO Pay Ratio

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees (excluding our CEO) and the annual total compensation of our CEO, Mr. Schwartz.

As of December 31, 2018, our employee population consisted of approximately 5,000 individuals working in locations around the world, including full-time and part-time employees. We selected December 31, 2018, the last day of our fiscal year, as the determination date for identifying the median employee.

As disclosed in our 2018 proxy statement, in accordance with the SEC rules, as part of the process of identifying our median employee as of December 31, 2017, the last day of our 2017 fiscal year, we excluded those employees who were employed by PLK at the time of our March 27, 2017 acquisition of the company, but we included employees that were subsequently hired by PLK following the acquisition. As a result, we determined that we had experienced a significant change in our employee population as a result of this acquisition. Accordingly, we re-identified the median employee based on our employee population as of December 31, 2018. In doing so, we used the same methodologies and assumptions used in the prior year. Specifically, we calculated the amount of annual total cash compensation paid to all of our employees (other than our CEO). We calculated annual cash compensation using a reasonable estimate of the hours worked during 2018 for hourly employees and the actual salary paid for our salaried employees. We annualized pay for those who commenced work during 2018. We did not make any cost-of-living or other adjustments in identifying the median employee.

We calculated the 2018 total annual compensation of such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation was $19,760.

Utilizing the same executive compensation rules, and consistent with the amount reported in the “Total” Column of our 2018 Summary Compensation Table in the Executive Compensation section above for our CEO, the annual total compensation of our CEO was $18,782,877 (including $14,610,000 arising from a performance based restricted stock unit award). The resulting ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 951 to 1. This ratio represents a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above.

This pay ratio disclosure is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported.

Page 56 | 2019 Proxy Statement	Restaurant Brands International

Proposal 2

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by SEC rules, we are asking shareholders to approve, on a non-binding advisory basis, the 2018 compensation to our named executive officers as described in the “Executive Compensation” section of this proxy statement beginning on page 46. Under the TSX rules, this non-binding advisory approval of the 2018 compensation provided to named executive officers is optional. At the 2018 Meeting of Shareholders, our shareholders approved, on an advisory basis, the compensation of our named executive officers.

Shareholders are urged to read the CD&A section as well as the 2018 Summary Compensation Table and related compensation tables and narratives. We believe that compensation is an important tool to further our long-term goal of creating shareholder value. As such, our compensation philosophy is based on pay-for-performance and meritocratic principles, which incorporate our achievement of specific financial goals as well as achievement by employees of individual performance goals. As discussed in detail in the CD&A, our compensation programs are designed to support our business initiatives by:

›	rewarding superior financial and operational performance;

›	placing a significant portion of compensation at risk if performance goals are not achieved;

›	aligning the interests of the CEO and the CEO Direct Reports with those of our shareholders; and

›	enabling us to attract, retain and motivate top talent.

The Board is asking shareholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the shareholders of Restaurant Brands International Inc. APPROVE, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in Restaurant Brands International Inc.’s Management Information Circular and Proxy Statement for the 2019 Annual General Meeting of Shareholders.”

This is a non-binding advisory vote. Our Board will consider our executive compensation to have been approved if the proposal receives more votes cast “For” than “Against”. While this vote is advisory and non-binding, our Board of Directors and Compensation Committee will review the voting results and consider shareholder concerns in their continuing evaluation of our compensation program.

Recommendation of the Board

The Board recommends a vote “FOR” adoption of the resolution approving the compensation of our named executive officers.

Restaurant Brands International	2019 Proxy Statement | Page 57

Proposal 3

PROPOSAL 3 – APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is directly responsible for the appointment, negotiating and setting the compensation, retention and oversight of RBI’s independent registered public accounting firm. To execute this responsibility, the Audit Committee annually reviews KPMG’s qualifications, performance, independence and fees in making its decision whether to engage KPMG. The focus of the process is to select and retain the most qualified firm to perform the annual audit. During the review and selection process, the Audit Committee considers a number of factors, including:

•	Recent and historical audit performance, including the results of a management survey concerning KPMG’s service;

•	The relevant experience, expertise and capabilities of KPMG and the audit engagement team in relation to the nature and complexity of our business;

•	A review of the firm’s independence and internal quality controls;

•

Any legal or regulatory proceedings that raise concerns about KPMG’s qualifications or ability to continue to serve as our independent auditor, including reports, findings and recommendations of the Public Company Accounting Oversight Board (“PCAOB”);

•	The appropriateness of KPMG’s fees for audit and non-audit services; and

•	The length of time that KPMG has served as our independent auditor, the benefits of maintaining a long-term relationship and controls and policies for ensuring that KPMG remains independent.

The Audit Committee has selected, and the Board has ratified the selection of, KPMG to audit our 2019 consolidated financial statements and to serve until the close of the 2020 Annual Meeting of Shareholders. KPMG served as the independent auditors of BKW and its predecessors from 1989 until December 12, 2014 and provided to BKW other audit-related and non-audit services. Since December 12, 2014, KPMG has served as our independent auditor and has provided other audit-related and non-audit services to us as shown below. In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to RBI. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of RBI’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management.

The Audit Committee and the Board believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of RBI and our shareholders, and we are asking our shareholders to vote on a proposal to appoint KPMG as our independent auditors to serve until the close of the 2020 Annual Meeting of Shareholders.

We expect one or more representatives of KPMG to be present at the Meeting. The representatives will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

Page 58 | 2019 Proxy Statement	Restaurant Brands International

Proposal 3

The following table presents fees for professional services rendered by KPMG for the audit of our annual consolidated financial statements and the analysis of RBI’s internal controls over financial reporting (“ICOFR”) for 2018 and 2017. In addition, the table presents fees billed for audit-related services, tax services (which includes tax compliance and tax consulting services) and all other services rendered by KPMG to RBI for 2018 and 2017.

	2018	2017
	($ in thousands)	($ in thousands)
Audit fees(1)	$5,838	$6,333
Audit-related fees(2)	211	288
Tax fees
Tax compliance fees(3)	4,728	1,859
Tax consulting fees(4)	14,880	5,089

Total tax fees	$19,608	$6,948
All other fees(5)	—	—

Total fees	$25,657	$13,569

(1)

Audit fees primarily consist of fees for the audit of the consolidated financial statements, ICOFR and the review of the interim condensed quarterly consolidated financial statements. This category also includes fees for statutory audits required by the tax authorities of various countries and accounting consultations, as well as for the preparation and review of documents relating to our debt offerings in 2017, including the preparation of comfort letters.

(2)	Audit-related fees are primarily the fees for financial statement audits of marketing funds and accounting consultations related to the evaluation of certain transactions.
(3)	Tax compliance fees primarily consist of fees for tax compliance services.
(4)

Tax consulting fees primarily consist of fees for tax planning and advice, including for the activities described above, and includes approximately $14.9 million in fees in connection with the Tax Cuts and Jobs Act of 2017 in 2018 (the “Tax Act”) and $3.7 million in fees in connection with the acquisition of Popeyes and the Tax Act in 2017.

(5)	All other fees are fees for services other than those in the above categories.

KPMG has been RBI’s tax consultant since its formation and organization in Canada. At the time of the Audit Committee’s approval of KPMG’s provision of tax consulting services, the Audit Committee balanced the amount of fees for such work with its belief that KPMG was in the best position to quickly and efficiently advise RBI following the passage of the Tax Act, which resulted in significant changes in United States taxation of foreign entities.

Pursuant to our written charter, our Audit Committee pre-approves all audit services and permitted non-audit services to be performed by our independent registered public accounting firm. Consistent with the policies and procedures of our written charter, our Audit Committee approved all of the services rendered in 2017 and 2018. The Audit Committee has adopted a pre-approval policy under which the Audit Committee delegated to its chairman the authority to approve services of up to $500,000 per engagement, subject to approval and ratification by the full Audit Committee at its next scheduled meeting.

Restaurant Brands International	2019 Proxy Statement | Page 59

Proposal 3

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of RBI on behalf of the Board. Management has primary responsibility for RBI’s consolidated financial statements, financial reporting process and internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of RBI’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and evaluating the effectiveness of internal controls and issuing reports thereon. The Audit Committee’s responsibility is to select the independent auditors (subject to approval of the full Board) and monitor and oversee the accounting and financial reporting processes of RBI, including RBI’s internal control over financial reporting, and the audits of the consolidated financial statements of RBI.

During the course of 2018 and the first quarter of 2019, the Audit Committee regularly met and held discussions with management and KPMG, the independent registered public accounting firm. In the discussions related to RBI’s audited consolidated financial statements for fiscal 2018, management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and KPMG the audited consolidated financial statements, management’s annual report on internal control over financial reporting and the results of KPMG’s testing and the evaluation of RBI’s internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee discussed with KPMG those matters required to be discussed by the independent auditors with the Audit Committee under Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), as modified or supplemented. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with KPMG the firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of specific non-audit services by the independent auditor is compatible with maintaining its independence and believes that the services provided by KPMG for 2018 were compatible with, and did not impair, its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our annual report on Form 10-K for fiscal year 2018 for filing with the SEC and on SEDAR and www.sedar.com.

This report has been furnished by the members of the Audit Committee:

Ali Hedayat, Chair

Martin E. Franklin

Paul Fribourg

April 15, 2019

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report and the Compensation Committee Report above shall not be incorporated by reference into this proxy statement.

Recommendation of the Board

The Board recommends a vote “FOR” the appointment of KPMG as our independent registered public accounting firm to serve until the close of the 2020 Annual Meeting of Shareholders.

Page 60 | 2019 Proxy Statement	Restaurant Brands International

Proposal 4

PROPOSAL 4 – SHAREHOLDER PROPOSAL TO REPORT TO SHAREHOLDERS ON RBI’S MINIMUM REQUIREMENTS AND STANDARDS RELATED TO WORKFORCE PRACTICES

RBI has been advised that a shareholder, the name and shareholdings of which will be furnished promptly to any shareholder upon written or oral request to our Corporate Secretary at our executive offices, intends to submit the following proposal at the Meeting:

Resolved: That the board of directors report to shareholders, at reasonable cost and omitting proprietary information, on actions the company is taking to ensure decent work practices are upheld in the company’s franchisee operations, including:

a)

RBI’s minimum requirements and standards related to workforce practices (including wages and benefits, working hours and breaks, health and safety, shift scheduling and training) for corporate offices, branded operations and franchisees;

b)	RBI’s programs, activities and financial or operational arrangements to support franchisees in adopting best practices for workforce management; and

c)	Systems and key performance indicators used by RBI to evaluate whether its minimum requirements and standards are being upheld in its own and franchisee operations.

Supporting Statement

There is broad consensus that good human capital management is important to the bottom line, especially in customer-facing service industries where an employee’s conduct and efficiency are critical to the customer experience. A large body of empirical studies shows that skillful management of human capital is associated with better corporate performance including lower employee turnover, higher productivity and innovation, and better risk mitigation.

The widely-publicized response by some Canadian Tim Horton’s franchisees to Ontario’s minimum wage increase in January 2018 (e.g. clawing back of other employee benefits), as well as related conflicts with Tim Horton’s franchisee operators over the past few years, and reports from Burger King and Tim Horton’s employees of on-call shift scheduling and unpaid overtime, suggest that workforce management questions are contributing to reputation problems for the Tim Hortons’ brand which may affect sales.

Restaurant Brands International has noted that decisions by certain franchisees to cut employee benefits “… do not reflect the values of our brand, the views of our company or the views of the overwhelming majority of … restaurant owners” and that “… we are committed to helping them work through these changes.”1 We are requesting a report on that process.

Within a franchise operating model, the success and reputation of Restaurant Brands International’s business depends on a highly-engaged customer-facing workforce and strong franchisor-franchisee relationships. While franchisees have a direct employment relationship and related responsibilities for the workforce, RBI is responsible for providing both standards and expectations of human capital management, and the collaboration required to uphold strong workplace standards including supportive training, development, and appropriate financial arrangements.

Establishing minimum requirements and standards for RBI branded operations and franchisees to ensure decent work, and supporting franchisee capacity to provide decent work, would help RBI to ensure that its direct and franchisee workforce is protected. Ultimately, these steps would also help to ensure that the conditions are in place to deliver high levels of customer service and productivity across all RBI operations.

[1]	https://www.timhortons.com/ca/en/corporate/news-release.php?id=10743

Restaurant Brands International	2019 Proxy Statement | Page 61

Proposal 4

RBI’s Response:

Our Board unanimously recommends that shareholders vote AGAINST this proposal for the following reasons:

As one of the world’s largest and fastest-growing quick service restaurant companies, we are, and have always been, committed to acting responsibly and holding ourselves accountable for doing business the right way. RBI branded restaurants operate in a number of provincial, state and federal jurisdictions and markets around the world. While we are committed to protecting and promoting a fair and rewarding work experience at our branded restaurants, we are generally subject to franchise agreements with our franchisees and do not adhere to a one-size-fits-all policy that ignores local market dynamics and applicable laws and regulations. Furthermore, our franchisees, who are independent business owners, are responsible for handling all employment matters, including all policies for benefits and wages, for their restaurants. For these reasons, we do not believe that a report would provide meaningful information to shareholders and would therefore be an inefficient use of resources.

RBI respects and supports its franchise owners, who have created meaningful connections with their local communities, their employees and guests. Our mission is to continue to build and maintain great relationships with the best operators in the business. While striving to ensure that all of our franchisees foster and support our Brands’ values each and every day, we must also ensure that franchisees have the flexibility needed to allow them to maintain their competitive position and adapt in an ever-changing economic landscape. Requiring RBI to apply and report on across-the-board workforce practices would oversimplify the complex human capital management issues at play and could restrict competitive flexibility for our franchisees going forward.

Page 62 | 2019 Proxy Statement	Restaurant Brands International

Proposal 5

PROPOSAL 5 – SHAREHOLDER PROPOSAL TO ISSUE AN ANNUAL REPORT TO INVESTORS REGARDING SUPPLY CHAIN IMPACTS ON DEFORESTATION

RBI has been advised that a shareholder, the name and shareholdings of which will be furnished promptly to any shareholder upon written or oral request to our Corporate Secretary at our executive offices, intends to submit the following proposal at the Meeting:

Whereas:

Deforestation contributes over 10% of global greenhouse gas emissions and contributes to biodiversity loss, soil erosion, disrupted rainfall patterns, community land conflicts and forced labor. Commercial agriculture accounted for over 70% of tropical deforestation between 2000 and 2012, half of which was illegal. According to the Intergovernmental Panel on Climate Change’s 2018 report, restoring landscapes and forests is one of the best, most cost-effective options available to combat the devastating impacts of changing climates.

Restaurant Brands International Inc. (RBI) utilizes commodities such as beef, soy, palm oil and fiber-based packaging that are the leading drivers of deforestation. The company’s goal to eliminate deforestation from its supply chains by 2030 falls short of its peers’ target of 2020. RBI’s palm oil and fiber-based packaging policies do not include the Popeyes’ Brand and lack traceability, a non-compliance protocol, a grievance process, and adequate disclosure of progress. RBI has no responsible sourcing policy on soy and their policy on beef sustainability simply supports industry principles and frameworks while lacking time-bound and measurable commitment towards supply chain traceability and supplier assurance of zero deforestation. SCRIPT Soft Commodity Risk Platform scored the company at 37 out of 100 due to lack of risk awarements, board oversight, executive compensation, commodity specific policies, certification and traceability, and time-bound targets.

Peer companies include McDonald’s, Danone, Unilever and Nestlé have set higher standards to sustainably source commodity drivers of deforestation. These companies signed The New York Declaration on Forests to eliminate deforestation from private-sector supply chains of beef, soy, palm oil, and paper products by no later than 2020. Many peers report their supply chain impacts via CDP’s Forest survey and actively support the Brazilian Soy Moratorium and Cerrado Manifesto.

RBI’s limited action on deforestation exposes the company to the significant business risks including unreliability of supply, damage to the company’s brand value, and failure to meeting shifting consumer and market expectations. Additionally, supply chains that are illegally engaging in deforestation are vulnerable to interruption from new regulations and enforcement.

Resolved: Shareholders request that RBI issue a report to investors by November 1, 2019 and updated annually, at reasonable expense and excluding proprietary information, providing quantitative targets and implementation plans for reducing supply chain impacts on deforestation.

Supporting Statement:

Proponents believe a meaning response could include:

•	Commodity specific, time-bound goals for reducing or eliminating deforestation linked to RBI’s operations and supply chain for soy and beef;

•	Evidence of proactive implementation efforts, such as a time-bound plan, verification processes, non-compliance protocols and regular reporting on a public platform; and

•

The percentage of each commodity sourced that is traced back to its origin and the percentage verified via credible third parties as not contributing to physical expansion into peatlands, High Conservation Value lands, or High Carbon Stock forests, or contributing to land and labor rights abuses.

Restaurant Brands International	2019 Proxy Statement | Page 63

Proposal 5

RBI’s RESPONSE

Our Board unanimously recommends that shareholders vote AGAINST this proposal.

As one of the world’s largest and fastest-growing quick service restaurant companies, we are committed to acting responsibly and holding ourselves accountable for doing business the right way. Furthermore, as a company with global operations and a complex supply chain, we acknowledge that we have a role to play in eliminating deforestation within our industry and promoting sustainable forest management practices across commodities around the world. The Burger King and Tim Hortons brands have made significant progress in this area and our new leadership team at Popeyes Louisiana Kitchen is making good progress on establishing its own policies and leadership position.

The following information provides details on our efforts in this regard and addresses many aspects of the shareholder proposal. In addition, we regularly report publicly on our sustainability efforts, policies and progress on our website at www.rbi.com in the “Sustainability” section.

RBI’s Forest Commitment

At RBI, our goal is to eliminate deforestation within our global supply chain.

As part of our forest commitment, we are working with our supply chain partners towards the following by 2030 or sooner for priority commodities:

•	No deforestation of primary forests

•	No deforestation of areas of High Conservation Value

•	No development of High Carbon Stock forest areas

•	No development on peatlands

•	Respecting human rights as per our Vendor Code

•	The right of all impacted communities to provide or withhold free, prior and informed consent

In 2017, we engaged BSR, a global nonprofit business network and consultancy dedicated to sustainability, to conduct a risk assessment of our key commodity supply chains. The assessment conducted included palm oil, beef, soy in poultry feed, coffee and fiber-based packaging and evaluated the likelihood, severity and scale of potential deforestation and human rights risk in our supply chains. Building on the assessment results, we worked with BSR to draft commodity-specific goals that expand on our existing forest commitment. In early 2018, BSR completed a round of one-on-one engagement with a select group of our shareholders and expert stakeholders to solicit input and feedback on our goals and overall approach.

To support achievement of our goals, we are undertaking further work to enhance our responsible sourcing strategy and align the procurement processes with our responsible sourcing vision and commitments. As we look to strengthen our approach in managing deforestation risk alongside our goal to eliminate deforestation in our global supply chains, we are closely monitoring developments of leading multi-stakeholder initiatives and organizations and looking to align our approach as appropriate.

Palm Oil

We are committed to sourcing palm oil from suppliers who can verify sustainable production by 2020. In 2017, 47% of the palm oil directly sourced by our Burger King and Tim Hortons brands was from Roundtable for Sustainable Palm Oil (“RSPO”) certified sources, an increase of 34% from 2016. By the end of 2020, we expect that all palm oil directly sourced, as well as palm oil and palm kernel oil used as an ingredient in our branded products, will be from suppliers who can verify sustainable production (according to RSPO NEXT and/or its equivalents) in countries where supply is commercially viable, as well as demonstrate a commitment to respecting human rights and protecting against deforestation and land conversion.

Page 64 | 2019 Proxy Statement	Restaurant Brands International

Proposal 5

Fiber-Based Packaging

In Canada and the United States, we require that all Burger King and Tim Hortons fiber-based packaging vendors certify that they are sourcing board and/or paper from paper mills certified by the Sustainable Forestry Initiative, Forest Stewardship Council, or the Programme for the Endorsement of Forest Certification, ensuring that the fiber-based packaging we use in our restaurants is sourced from certified sustainably-managed forests.

In Europe, all Burger King and Tim Hortons packaging vendors are chain of custody certified, which means that they have met a Forest Stewardship Council or the Programme for the Endorsement of Forest Certification standard on handling and tracking forest fiber throughout the entire supply chain.

Beef

We are members of multi-stakeholder roundtables that contribute to the advancement of beef sustainability, including the Global Roundtable for Sustainable Beef (GRSB) and the Canadian Roundtable for Sustainable Beef. As an example, we support the Canadian Roundtable for Sustainable Beef’s sustainability efforts related to their National Beef Sustainability Assessment & Strategy as well as their Certified Sustainable Beef Framework. By the end of 2020, we expect to develop and implement specific sustainability criteria based on GRSB principles to support the supplier selection and management process in our supply chain.

Soy

In 2018, we encouraged our tier 1 poultry vendors to join the Roundtable for Responsible Soy and engaged with them to undertake a soy mapping process in our supply chain and expect to participate in the next step of this process

Voluntary Disclosure

We are committed to keeping our commitments and disclosures current in the “Sustainability” section of www.rbi.com.

Given RBI’s forest commitment, time bound goals, progress and communications, the Board recommends a vote against the shareholder resolution.

Restaurant Brands International	2019 Proxy Statement | Page 65

Proposal 6

PROPOSAL 6 – SHAREHOLDER PROPOSAL TO DEVELOP A COMPREHENSIVE POLICY ON PLASTIC POLLUTION AND SUSTAINABLE PACKAGING AND ISSUE A REPORT TO INVESTORS

RBI has been advised that several shareholders, the names and shareholdings of which will be furnished promptly to any shareholder upon written or oral request to our Corporate Secretary at our executive offices, intend to submit the following proposal at the Meeting:

WHEREAS Plastic pollution is a global environmental crisis and Restaurant Brands International has not developed comprehensive packaging sustainability policies to deal with low recycling rates of its packaging and the high volume of plastic waste that ends up in oceans.

As our brands Burger King and Tim Hortons have helped to foster a wasteful “to go” disposable packaging culture, plastic pollution of land and water has become an urgent environmental issue. The ocean contains an estimated 150 million tons of plastic, with about 8 million tons added annually, equivalent to a garbage truck load every minute. Experts predict there will be more plastic than fish by weight in oceans by 2050. In the marine environment, plastic straws, cups, and lids break down into small indigestible particles that birds and marine animals mistake for food, resulting in illness and death. Packaging that degrades waterways can also transfer hazardous chemicals and potentially to humans.

Fast food plastic straws, cups and lids are prevalent in street and marine litter. They are among the top 10 items found in beach cleanups. 550 million plastic straws are used by Americans and Canadians daily, which are not recycled and can harm marine mammals and fish. Tim Hortons was cited as the second largest plastic polluter in Canada in an October 2018 Greenpeace Canada beach cleanup brand audit.

The company does not disclose the extent to which paper and plastic cups are collected and recycled at its brands. Most of the billions of cups our company uses every year end up in landfills. Further, a Canadian media investigation found that significant numbers of Tim Hortons cups collected to be recycled still ended up in the trash. Competitor Starbucks has a specific goal to promote reusable coffee containers, to recycle all plastic and paper cups left in its stores, and has set a deadline for phase out of plastic straws. It also uses 10% recycled paper cup fiber. Competitor McDonald’s has committed to recycle packaging in all locations globally by 2025. Our brands lack any of these commitments.

Burger King has locations in China, Indonesia, and the Philippines, countries with the highest levels of plastic deposition into waterways. The company is vulnerable to environmental impacts of business expansion in markets lacking waste management capacity.

BE IT RESOLVED Shareholders request the company issue a report to shareholders, to be prepared at reasonable cost and omitting proprietary information, to develop environmental leadership commitments on plastic pollution and recycling through a comprehensive policy on sustainable packaging.

Supporting Statement: Proponent believes the company should evaluate and report on policies and metrics relative to the company’s performance, such as: recycled content and container recovery goals and metrics, ensuring that cups collected are actually recycled, eliminating non-recyclables such as plastic straws and polystyrene foam, and plans to recycle or compost packaging waste at the company’s restaurants. We believe the requested report is in the best interest of the company and its shareholders.

Page 66 | 2019 Proxy Statement	Restaurant Brands International

Proposal 6

RBI’s Response:

Our Board unanimously recommends that shareholders vote AGAINST this proposal due to our current and ongoing efforts on improving the recyclability of our packaging and to improve the size and use of packaging to reduce our overall carbon footprint.

We recognize that one of our biggest brand investments is in our packaging that showcases our products and view all our packaging through the three lenses of (1) brand image, (2) function and (3) environmental impact. An important component of our long-term strategy is providing environmentally-preferable food packaging to our consumers, while maintaining our ability to serve food safely, quickly and conveniently through the use of improved disposable packaging. More broadly, RBI is developing a long-term strategy to reduce our impact on the environment and on our communities. We are also examining the future of single-use packaging and the leadership role we could play in reimagining the packaging eco-system in our restaurants. We recognize that addressing the impact we have on our environment is important to our shareholders and imperative for the long-term sustainability of our business.

RBI has already recognized and commenced a program to improve the recyclability, size and use of packaging and the overall impact of our packaging on the environment. Specific examples include that Burger King and Tim Hortons have each committed to purchasing 100% fiber-based packaging from sustainable or recycled sources by the end of 2020 – in line with other top QSR brands. Additionally, Burger King in the UK has committed to all packaging being recyclable, biodegradable or compostable by 2025. Furthermore, (1) Burger King is working on a new material for its drinking straws, which will significantly reduce the amount of plastic utilized annually, (2) Tim Hortons has completed its transition of cold beverage cups in Canada and the United States from polystyrene to polypropylene, allowing for increased acceptance in recycling programs and improved overall environmental performance and (3) the Popeyes Louisiana Kitchen leadership team is developing specific commitments related to its packaging.

Our website currently contains a description of our progress to date and we intend to regularly communicate our future progress to our shareholders, investors and partners by updating the “Sustainability” section of www.rbi.com. Consequently, we do not agree with the shareholder proposal that additional monies need to be spent on a standalone report to achieve these objectives.

Restaurant Brands International	2019 Proxy Statement | Page 67

Security Ownership

SECURITY OWNERSHIP

This table shows ownership information for (i) any person or company known by our directors and executive officers to beneficially own, or control or direct, directly or indirectly, more than 5% of our common shares or more than 5% of the Partnership exchangeable units, (ii) each of our directors and nominees, (iii) each of the executive officers named in the Summary Compensation Table on page 46 and (v) all directors and executive officers as a group. This information is presented as of March 31, 2019. The percentage ownership under the columns entitled “Common Shares” and “Partnership Exchangeable Units” specifies the percentage of the applicable class represented by the number of common shares or Partnership exchangeable units so owned, controlled or directed and is based upon 253,861,706 common shares, and 207,382,401 Partnership exchangeable units outstanding as of the close of business on March 31, 2019. The percentage of “Total Voting Power” is calculated assuming that the holders of all of the Partnership exchangeable units properly provide voting instructions.

Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act.

Except as indicated in the footnotes to this table, to the best of our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all common shares or Partnership exchangeable units shown as beneficially owned by them. Except as otherwise indicated, the address of each individual or entity named in this table is c/o Restaurant Brands International Inc., 130 King Street West, Suite 300, Toronto, Ontario M5X 1E1, Canada.

Voting Securities Beneficially Owned

Name of Beneficial Owner	Common Shares (#)		% of Class of Common Shares	Partnership Exchangeable Units (#)		% of Class of Partnership Exchangeable Units	Total Shares Beneficially Owned (#)	Total Voting Power (%)
3G Funds(1)	—		—	189,989,638		91.6%	189,989,638	41.2%

Pershing Square Funds(2)	19,685,602		7.8%	3,945,425		1.9%	23,631,027	5.1%

T. Rowe Price Associates Inc.(3)	13,218,094		5.2%	—		—	13,218,094	2.9%

Named Executive Officers, Directors and Nominees:

Alexandre Behring	327,484	(4)	*	—		—	327,484	†

Marc Caira	79,841	(5)	*	—		—	79,841	†

João M. Castro-Neves	1,064	(6)	*	—		—	1,064	†

Martin E. Franklin	51,143	(7)	*	1,596,485	(8)	*	1,647,628	†

Paul J. Fribourg	660,891	(9)	*	75,678	(10)	*	736,569	†

Neil Golden	11,788	(11)	*	—		—	11,788	†

Ali G. Hedayat	39,726	(12)	*	—		—	39,726	†

Golnar Khosrowshahi	6,739	(13)	*	—		—	6,739	†

Carlos Alberto Sicupira	955,902	(14)	*	1,500,000	(15)	*	2,455,902	†

Roberto Moses Thompson Motta	46,482	(16)	*	—		—	46,482	†

Alexandre Van Damme	5,442,970	(17)	2.1%	3,872,142	(18)	1.9%	9,315,112	2.0%

Daniel S. Schwartz	1,950,392	(19)	*	137,996	(20)	*	2,088,388	†

José E. Cil	947,540	(21)	*	105,758		*	1,053,298	†

Matthew Dunnigan	5,082		*	—		—	5,082	†

Heitor Gonçalves	767,113	(22)	*	107,478		*	874,591	†

Joshua Kobza	454,107	(23)	*	5,413		*	459,520	†

Alexandre Macedo	189,864		*	41,691		*	231,555	†

All executive officers and directors as a group (18 persons)	11,632,741	(24)	4.5%	7,397,226		3.6%	19,029,967	4.5%

Page 68 | 2019 Proxy Statement	Restaurant Brands International

Security Ownership

*	Represents beneficial ownership of less than one percent (1%) of the class of outstanding common shares or Partnership exchangeable units, as applicable.
†	Represents beneficial ownership of less than one percent (1%) of the combined voting power of the outstanding common shares and Partnership exchangeable units.
(1)

According to the Schedule 13D (Amendment No. 8) filed on November 8, 2018 by 3G Restaurant Brands Holdings General Partner Ltd., a Cayman Islands exempted company (“3G RBH GP”) and 3G Restaurant Brands Holdings LP, a Cayman Islands limited partnership (“3G RBH”, and together with 3G RBH GP, the “3G Funds”), the 3G Funds own an aggregate of 189,989,638 Partnership exchangeable units with voting rights in respect of the common shares on a one vote per unit basis. Each of the 3G Funds shares voting and investment power with respect to all 189,989,638 Partnership exchangeable units. The principal business address of the 3G Funds is c/o 3G Capital, Inc., 600 Third Avenue 37th Floor, New York, New York 10016.

(2)

According to a Schedule 13G (Amendment No. 4) filed on February 14, 2019 by Pershing Square Capital Management, L.P., a Delaware limited partnership (“Pershing Square”), PS Management GP, LLC, a Delaware limited liability company (“PS Management”), and William A. Ackman, a citizen of the United States of America. Pershing Square advises the accounts of Pershing Square, L.P., a Delaware limited partnership (“PS”), Pershing Square II, L.P., a Delaware limited partnership (“PS II”), Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey (“PSH”), and Pershing Square International, Ltd., a Cayman Islands exempted company (“PS International” and collectively with PS, PS II and PSH, the “Pershing Square Funds”). PS Management serves as the general partner of Pershing Square. Mr. Ackman is the Chief Executive Officer of Pershing Square and the managing member of PS Management. Of the total amount beneficially owned, each of Pershing Square, PS Management and Mr. Ackman shares voting and investment power with respect to 19,685,602 common shares and 383,877 Partnership exchangeable units, and Mr. Ackman has sole voting and investment power with respect to 3,561,548 Partnership exchangeable units. The principal business address of Pershing Square is 888 Seventh Avenue, 42nd Floor, New York, New York 10019.

(3)

According to the Schedule 13G (Amendment No. 1) filed on February 14, 2019 by T. Rowe Price Associates, Inc., a Maryland corporation (“Price Associates”) and investment adviser registered under the Investment Advisers Act of 1940, as amended, of the 13,218,094 common shares beneficially owned, Price Associates has (a) sole voting power with respect to 5,278,217 common shares, and (b) sole investment power with respect to all 13,218,094 common shares. According to the Schedule 13G, Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Not more than 5% of the class of the common shares is owned by any one client subject to the investment advice of Price Associates. The principal business address of Price Associates is 100 East Pratt Street, Baltimore, MD 21202.

(4)

This amount includes (i) 115,379 RSUs that settle upon termination of board service, which are held by ABH Investments Holdings Limited (“ABH Investments”) and (ii) 212,105 common shares issuable pursuant to options that are exercisable within 60 days after March 31, 2019, which are held by ABH Investments. Mr. Behring is the director and sole equity owner of ABH Investments.

(5)	This amount includes 12,492 RSUs that settle upon termination of board service.
(6)	This amount represents RSUs that settle upon termination of board service.
(7)	This amount includes 18,357 RSUs that settle upon termination of board service and 32,786 common shares issuable pursuant to options that are exercisable within 60 days after March 31, 2019.
(8)

Of this amount, 157,706 Partnership exchangeable units are held by RSMA, LLC (“RSMA”) and 277,310 Partnership exchangeable units are held by Mini-RSMA, LLC (“Mini-RSMA”). Mr. Franklin is the managing member of RSMA and Mini-RSMA and may be considered to have beneficial ownership of RSMA and Mini-RSMA’s interests. Mr. Franklin disclaims beneficial ownership of any shares held by these entities in which he does not have a pecuniary interest.

(9)

This amount includes (i) 58,005 RSUs that settle upon termination of board service, (ii) 384,024 common shares held by a corporation of which Mr. Fribourg is the Chairman and CEO, and (iii) 218,862 common shares held by Mr. Fribourg’s grantor retained annuity trust. Mr. Fribourg disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(10)	These Partnership exchangeable units are held by a corporation of which Mr. Fribourg is the Chairman and CEO.
(11)	This amount represents RSUs that settle upon termination of board service.
(12)	This amount includes 4,726 RSUs that settle upon termination of board service.
(13)	This amount includes 1,069 RSUs that settle upon termination of board service.
(14)

This amount includes (i) 59,355 RSUs that settle upon termination of board service, (ii) 106,050 common shares issuable pursuant to options that are exercisable within 60 days after March 31, 2019, (iii) 779,090 common shares held by CHL Investment Fund Ltd. (“CHL”), and (iv) 11,407 common shares held by LTS Trading Company LLC (“LTS”). Mr. Sicupira is an indirect beneficial owner of equity interests in CHL. Mr. Sicupira has shared voting control over the shares held by LTS as one of four managers, where majority consent of the managers is required. Mr. Sicupira disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(15)	These Partnership exchangeable units are held by CHL.
(16)

This amount includes (i) 13,075 RSUs that settle upon termination of board service, (ii) 22,000 shares held by Mr. Thompson Motta’s spouse, and (iii) 11,407 common shares held by LTS. Mr. Thompson Motta has shared voting control over the shares held by LTS as one of four managers, where majority consent of the managers is required. He has no pecuniary interest in the shares held by LTS.

(17)

This amount includes 23,740 RSUs that settle upon termination of board service and 5,419,230 common shares held by Legacy Participations S.a.r.l. (“Legacy”). Legacy is controlled by Societe Familiale d’Investissements (“SFI”). Mr. Van Damme is an indirect beneficial owner of equity interests in SFI. Mr. Van Damme disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(18)	These Partnership exchangeable units are held by Legacy.

Restaurant Brands International	2019 Proxy Statement | Page 69

Security Ownership

(19)

This amount includes (i) 1,041,882 common shares issuable pursuant to options that are exercisable within 60 days after March 31, 2019 and (ii) 854,570 shares held by Ameco Food Holdings LLC (“Ameco”). Mr. Schwartz holds all voting and dispositive power over the securities held by Ameco.

(20)	This amount includes 123,700 Partnership exchangeable units held by Ameco.
(21)	This amount includes 426,459 common shares issuable pursuant to options that are exercisable within 60 days after March 31, 2019.
(22)	This amount includes 359,402 common shares issuable pursuant to options that are exercisable within 60 days after March 31, 2019.
(23)	This amount includes 338,404 common shares issuable pursuant to options that are exercisable within 60 days after March 31, 2019.
(24)

Includes in the aggregate (i) 319,050 RSUs that settle upon the termination of board service by respective board members and (ii) 2,240,023 common shares issuable pursuant to options that are exercisable within 60 days after March 31, 2019.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the outstanding common shares to file with the SEC reports of their ownership and changes in their ownership of our common shares. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish us with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements.

Page 70 | 2019 Proxy Statement	Restaurant Brands International

Other Matters

OTHER MATTERS

Shareholder Proposals for the 2020 Annual Meeting

RBI is subject to both the rules of the SEC under the Exchange Act and the provisions of the CBCA with respect to shareholder proposals. As indicated under the CBCA and in the rules of the SEC under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the proxy statement as compliance with applicable law is a prerequisite for inclusion.

A shareholder proposal submitted pursuant to the rules of the SEC under the Exchange Act for inclusion in the proxy statement distributed to shareholders prior to the 2020 Annual Meeting of Shareholders (other than in respect of the nomination of directors) must be received by us no later than January 2, 2020, and must comply with the requirements of Rule 14a-8 of the Exchange Act.

The CBCA permits certain eligible shareholders to submit shareholder proposals (including proposals in respect of director nominations) to RBI, which proposals may be included in RBI’s proxy materials. To be considered for inclusion in the proxy materials for the 2020 Annual Meeting, any such shareholder proposal under the CBCA must be received by us no later than January 31, 2019. Upon receipt of a proposal in compliance with the requirements of the CBCA and which has not been refused by RBI in accordance with the CBCA, RBI will set out such proposal in the proxy statement distributed to shareholders prior to the 2020 Annual Meeting.

Written requests for inclusion of a shareholder proposal pursuant to the rules of the SEC under the Exchange Act or pursuant to the CBCA should be addressed to: Restaurant Brands International Inc., 130 King Street West, Suite 300, Toronto, Ontario M5X 1E1, Canada. The proposal should be sent to the attention of the Corporate Secretary.

Nominations for directors not made in accordance with the shareholder proposal requirements of the CBCA will be considered by RBI’s NCG Committee in accordance with the requirements of our by-laws. In accordance with our by-laws, shareholder nominations for candidates for election as directors must be delivered to the Corporate Secretary no earlier than February 12, 2020 and no later than March 13, 2020, provided that in the event that the 2020 Annual Meeting is held on a date that is not within 30 days before or after the first anniversary of the date of the 2019 Annual Meeting, notice must be delivered to the Corporate Secretary not later than the tenth day following the day on which the first public announcement of the date of the 2020 Annual Meeting is made.

A notice providing a director nomination must include, among other things, (i) the name, age, business and residential address, principal occupation or employment and country of residence of the person who the shareholder proposes to nominate, as well as the class or series and number of shares in our capital that person owns of record or beneficially or that person controls or directs and any other information regarding the nominee required to be disclosed in a proxy statement pursuant to applicable securities laws, and (ii) full particulars regarding any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the nominating shareholder has a right to vote or direct the voting of any shares of RBI and any other information regarding the nominating shareholder required to be disclosed in a proxy statement pursuant to applicable securities laws. Shareholders should refer to Section 9 of our by-laws for more details relating to the requirements for such notice.

Shareholders wishing to put forward a proposal or nominate a director for election should carefully review the relevant provisions of the Exchange Act, the CBCA and our by-laws. The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

List of Shareholders Entitled to Vote at the Meeting

The names of holders of record entitled to vote at the Meeting will be available at our corporate office prior to the Meeting.

Restaurant Brands International	2019 Proxy Statement | Page 71

Other Matters

Expenses Relating to this Proxy Solicitation

We will bear the cost of preparing, assembling and delivering the proxy material and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of our stock. A few of our officers and employees may participate in the solicitation of proxies without additional compensation.

Communication with our Board

Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management directors may do so by writing to: Chairman of the Board, c/o Jill Granat, General Counsel and Corporate Secretary, Restaurant Brands International Inc., 130 King Street West, Suite 300, Toronto, Ontario M5X 1E1, Canada. All communications should include the name, address, telephone number and email address (if any) of the person submitting the communication and indicate whether the person is a shareholder.

The Board has approved a process for handling correspondence received by RBI and addressed to the Chairman or to non-management members of the Board. Under that process, the General Counsel and Corporate Secretary reviews all such correspondence and maintains a log of and forwards copies of correspondence that, in the opinion of the General Counsel and Corporate Secretary, deals with the functions of the Board or committees thereof or that she otherwise determines requires their attention. The General Counsel and Corporate Secretary may screen frivolous or unlawful communications and commercial advertisements. Directors may review the log maintained by the General Counsel and Corporate Secretary at any time.

Available Information

We maintain an internet website at www.rbi.com. Copies of the committee charters of each of the Audit Committee, Compensation Committee, NCG Committee, Operations and Strategy Committee and Conflicts Committee, together with certain other corporate governance materials, including our Code of Business Ethics and Conduct for Non-Restaurant Employees, Code of Ethics for Executive Officers and Code of Conduct for Directors, can be found under the “Investors—Corporate Governance” section of our website at www.rbi.com, and such information is also available in print to any shareholder who requests it through our Corporate Secretary at the address below. Our internet website and information contained therein or incorporated therein is not intended to be incorporated in this proxy statement.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our annual report as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. Copies of these documents and this proxy statement may be obtained on SEDAR at www.sedar.com or free of charge, through the “Investors—Investor Information” section of our website at www.rbi.com. A request for such copies should be directed to Restaurant Brands International Inc., 130 King Street West, Suite 300, Toronto, Ontario M5X 1E1, Canada, Attention: Corporate Secretary. A copy of any exhibit to the 2018 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to the Corporate Secretary. Financial information relating to RBI is included in the Audited Consolidated Financial Statements for the fiscal year ended December 31, 2018, and the Management’s Discussion & Analysis related thereto contained in RBI’s Annual Report on Form 10-K for the year ended December 31, 2018. Additional information relating to RBI may be found on SEDAR at www.sedar.com and on the SEC’s website at www.sec.gov.

U.S. Householding

Some brokers, banks or other intermediaries may be participating in the practice of “householding” our proxy materials. This means that only one copy of the proxy statement and the annual report or the Notice, as applicable, may have been sent to multiple shareholders in the same household. We will promptly deliver separate copies, or one copy (if you currently receive separate copies), of either the proxy materials or the Notice, as applicable, to you if you request them. You can notify us by sending a written request to Restaurant Brands International Inc., 130 King Street West, Suite 300, Toronto, Ontario M5X 1E1, Canada, or by contacting our Transfer Agent at (800) 564-6253 (toll free North America) or (514) 982-7555 (international direct dial).

Page 72 | 2019 Proxy Statement	Restaurant Brands International

Other Matters

Approval by Directors

The contents of this proxy statement and the delivery thereof to the shareholders have been approved by the Board of RBI.

By Order of the Board of Directors Jill Granat General Counsel & Corporate Secretary April 30, 2019

Restaurant Brands International	2019 Proxy Statement | Page 73

Appendix A

APPENDIX A

SUMMARY OF TERMS OF THE SECURITIES OF RBI AND PARTNERSHIP

As discussed above, each of RBI and Restaurant Brands International Limited Partnership (“Partnership”) is a reporting issuer in each of the provinces and territories of Canada and, as a result, is subject to Canadian continuous disclosure and other reporting obligations under applicable Canadian securities laws. Partnership has received exemptive relief dated October 31, 2014 from the Canadian securities regulators. This exemptive relief exempts Partnership from the continuous disclosure requirements of National Instrument 51-102 – Continuous Disclosure Obligations, effectively allowing Partnership to satisfy its Canadian continuous disclosure obligations by relying on the Canadian continuous disclosure documents filed by RBI, for so long as certain conditions are satisfied. Among these conditions is a requirement that Partnership concurrently send to all holders of the Partnership exchangeable units all disclosure materials that RBI sends to its shareholders and a requirement that Partnership separately report all material changes in respect of Partnership that are not also material changes in respect of RBI. This exemptive relief is also conditioned upon RBI including certain disclosures in its proxy solicitation materials. These disclosures are included throughout this proxy statement, including in this Appendix A.

The following summary addresses certain disclosure conditions to the exemptive relief that Restaurant Brands International Limited Partnership (“Partnership”) received from the Canadian securities regulatory authorities. This summary is not complete and is qualified in its entirety by the complete text of the Amended and Restated Limited Partnership Agreement, dated December 11, 2014, between RBI, 8997896 Canada Inc. and each person who is admitted as a Limited Partner in accordance with the terms of the agreement (the “partnership agreement”), the Voting Trust Agreement (the “voting trust agreement”), dated December 12, 2014, between RBI, the Partnership and Computershare Trust Company of Canada (the “trustee”), and RBI’s Articles of Incorporation, as amended, copies of which are available on SEDAR at www.sedar.com and at www.sec.gov.

RBI hereby gives notice to all limited partners of the partnership that its address for the purpose of service has changed to 130 King Street West, Toronto, Ontario, M5X 1E1, Canada.

The Partnership

Management: The General Partner

RBI is the sole general partner of Partnership (the “General Partner”) and manages all of Partnership’s operations and activities in accordance with the partnership agreement. Subject to the terms of the partnership agreement and the Ontario Limited Partnerships Act, the General Partner has the full and exclusive right, power and authority to manage, control, administer and operate the business and affairs and to make decisions regarding the undertaking and business of Partnership. The partnership agreement provides that, where the General Partner is granted discretion under the partnership agreement in managing Partnership’s operations and activities, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of, or factors affecting, Partnership, and will not be subject to any other standards imposed by the partnership agreement, any other agreement, the Ontario Limited Partnerships Act or any other law. Despite the foregoing, the General Partner will only be able to take certain actions (as set forth in the partnership agreement) if the same are approved, consented to or directed by the Conflicts Committee.

Capital Structure of Partnership

The capital of Partnership consists of three classes of units: the common units, the preferred units and the Partnership exchangeable units. The interest of General Partner is represented by common units and preferred units. The interests of the limited partners are represented by the Partnership exchangeable units.

A-1

Appendix A

The Partnership Exchangeable Units

Summary of Economic and Voting Rights

The Partnership exchangeable units are intended to provide economic rights that are substantially equivalent, and voting rights with respect to RBI that are equivalent, to the corresponding rights afforded to holders of our common shares. Under the terms of the partnership agreement, the rights, privileges, restrictions and conditions attaching to the Partnership exchangeable units include the following:

›

The Partnership exchangeable units are exchangeable at any time, at the option of the holder (the “exchange right”), on a one-for-one basis for common shares of RBI (the “exchanged shares”), subject to our right as the general partner (subject to the approval of the Conflicts Committee in certain circumstances) to determine to settle any such exchange for a cash payment in lieu of our common shares. If we elect to make a cash payment in lieu of issuing common shares, the amount of the cash payment will be the weighted average trading price of the common shares on the NYSE for the 20 consecutive trading days ending on the last business day prior to the exchange date (the “exchangeable units cash amount”). Written notice of the determination of the form of consideration shall be given to the holder of the Partnership exchangeable units exercising the exchange right no later than ten business days prior to the exchange date.

›

If a dividend or distribution has been declared and is payable in respect of a RBI common share, Partnership will make a distribution in respect of each Partnership exchangeable unit in an amount equal to the dividend or distribution in respect of a common share. The record date and payment date for distributions on the Partnership exchangeable units will be the same as the relevant record date and payment date for the dividends or distributions on our common shares.

›

If we issue any common shares in the form of a dividend or distribution on the RBI common shares, Partnership will issue to each holder of Partnership exchangeable units, in respect of each exchangeable unit held by such holder, a number of Partnership exchangeable units equal to the number of common shares issued in respect of each common share.

›

If we issue or distribute rights, options or warrants or other securities or assets of RBI to all or substantially all of the holders of our common shares, Partnership is required to make a corresponding distribution to holders of the Partnership exchangeable units.

›	No subdivision or combination of our outstanding common shares is permitted unless a corresponding subdivision or combination of Partnership exchangeable units is made.

›

We and our board of directors are prohibited from proposing or recommending an offer for our common shares or for the Partnership exchangeable units unless the holders of the Partnership exchangeable units and the holders of RBI common shares are entitled to participate to the same extent and on equitably equivalent basis.

›

Upon a dissolution and liquidation of Partnership, if Partnership exchangeable units remain outstanding and have not been exchanged for our common shares, then the distribution of the assets of Partnership between holders of our common shares and holders of Partnership exchangeable units will be made on a pro rata basis based on the numbers of common shares and Partnership exchangeable units outstanding. Assets distributable to holders of Partnership exchangeable units will be distributed directly to such holders. Assets distributable in respect of our common shares will be distributed to us. Prior to this pro rata distribution, Partnership is required to pay to us sufficient amounts to fund our expenses or other obligations (to the extent related to our role as the general partner or our business and affairs that are conducted through Partnership or its subsidiaries) to ensure that any property and cash distributed to us in respect of the RBI common shares will be available for distribution to holders of RBI common shares in an amount per share equal to distributions in respect of each Partnership exchangeable unit. The terms of the Partnership exchangeable units do not provide for an automatic exchange of Partnership exchangeable units into RBI common shares upon a dissolution or liquidation of Partnership or RBI.

›

Approval of holders of the Partnership exchangeable units is required for an action (such as an amendment to the Partnership agreement) that would affect the economic rights of an exchangeable unit relative to a RBI common share.

A-2

Appendix A

›

The holders of Partnership exchangeable units are indirectly entitled to vote in respect of matters on which holders of our common shares are entitled to vote, including in respect of the election of our directors, through a special voting share of RBI. The special voting share is held by a trustee, entitling the trustee to that number of votes on matters on which holders of RBI common shares are entitled to vote equal to the number of Partnership exchangeable units outstanding. The trustee is required to cast such votes in accordance with voting instructions provided by holders of Partnership exchangeable units. The trustee will exercise each vote attached to the special voting share only as directed by the relevant holder of Partnership exchangeable units and, in the absence of instructions from a holder of an exchangeable unit as to voting, will not exercise those votes. Except as otherwise required by the partnership agreement, voting trust agreement or applicable law, the holders of the Partnership exchangeable units are not directly entitled to receive notice of or to attend any meeting of the unitholders of Partnership or to vote at any such meeting.

A more detailed description of certain economic, voting and other rights, privileges, restrictions and conditions attaching to the Partnership exchangeable units follows below. For more details, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC.

Voting Rights of Holders of Partnership Exchangeable Units and Statutory Rights with Respect to RBI

Voting Rights with Respect to RBI

Under the voting trust agreement, RBI has issued one special voting share to the trustee for the benefit of the holders of Partnership exchangeable units (other than RBI and its subsidiaries). The special voting share has the number of votes, which may be cast by the trustee at any meeting at which the holders of RBI common shares are entitled to vote or in respect of any written consent sought by RBI from holders of RBI common shares, equal to the then outstanding number of Partnership exchangeable units (other than Partnership exchangeable units held by RBI and its subsidiaries). Each holder of a Partnership exchangeable unit (other than RBI and its subsidiaries) on the record date for any meeting or shareholder consent at which holders of RBI common shares are entitled to vote is entitled to instruct the trustee to exercise the votes attached to the special voting share for each Partnership exchangeable unit held by the exchangeable unitholder. The trustee will exercise each vote attached to the special voting share only as directed by the relevant holder of Partnership exchangeable units and, in the absence of instructions from a holder of a Partnership exchangeable unit as to voting, will not exercise those votes. A holder of Partnership exchangeable units may, upon instructing the trustee, obtain a proxy from the trustee entitling such holder to vote directly at the meeting the votes attached to the special voting share to which the holder of Partnership exchangeable units is entitled.

Notwithstanding the foregoing, in the event that under applicable law any matter requires the approval of the holder of record or the special voting share, voting separately as a class, the trustee will, in respect of such vote, exercise all voting rights: (i) in favor of the relevant matter where the result of the vote of the RBI common shares and the special voting share, voting together as a single class on such matter, was the approval of such matter; and (ii) against the relevant matter where the result of such combined vote was against the relevant matter, provided that in the event of a vote on a proposal to amend the articles of RBI to: (x) effect an exchange, reclassification or cancellation of the special voting share, or (y) add, change or remove the rights, privileges, restrictions or conditions attached to the special voting share, in either case, where the special voting share is permitted or required by applicable law to vote separately as a single class, the trustee will exercise all voting rights for or against such proposed amendment based on whether it has been instructed to cast a majority of the votes for or against such proposed amendment.

The voting trust agreement provides that the trustee will mail or cause to be mailed (or otherwise communicate) to the holders of Partnership exchangeable units the notice of each meeting at which the holders of RBI common shares are entitled to vote, together with the related materials and a statement as to the manner in which the holder may instruct the trustee to exercise the votes attaching to the special voting share, on the same day as RBI mails (or otherwise communicates) the notice and materials to the holders of RBI common shares.

A-3

Appendix A

Statutory Rights with Respect to RBI

Wherever and to the extent that the CBCA confers a prescribed statutory right on a holder of voting shares, RBI has agreed that the holders of Partnership exchangeable units (other than RBI and its subsidiaries) are entitled to the benefit of such statutory rights through the trustee, as the holder of record of the special voting share. The prescribed statutory rights set out in the voting trust agreement include rights provided for in sections 21, 103(5), 137, 138(4), 143, 144, 175, 211, 214, 229, 239 and 241 of the CBCA. Upon the written request of a holder of Partnership exchangeable units delivered to the trustee, provided that certain conditions are satisfied, RBI and the trustee will cooperate to facilitate the exercise of such statutory rights on behalf of such holder so entitled to instruct the trustee as to the exercise thereof, such exercise of the statutory right to be treated, to the maximum extent possible, on the basis that such holder was the registered owner of the RBI common shares receivable upon the exchange of the Partnership exchangeable units owned of record by such holder.

Offers for Units or Shares

The partnership agreement contains provisions to the effect that if a take-over bid is made for all of the outstanding Partnership exchangeable units and not less than 90% of the Partnership exchangeable units (other than units of Partnership held at the date of the take-over bid by or on behalf of the offeror or its associates or associates) are taken up and paid for by the offeror, the offeror will be entitled to acquire the Partnership exchangeable units held by unitholders who did not accept the offer on the terms offered by the offeror. The partnership agreement further provides that for so long as Partnership exchangeable units remain outstanding, (i) RBI will not propose or recommend a formal bid for RBI’s common shares, and no such bid will be effected with the consent or approval of RBI’s board of directors, unless holders of Partnership exchangeable units are entitled to participate in the bid to the same extent and on an equitably equivalent basis as the holders of RBI’s common shares, and (ii) RBI will not propose or recommend a formal bid for Partnership exchangeable units, and no such bid will be effected with the consent or approval of RBI’s board of directors, unless holders of RBI’s common shares are entitled to participate in the bid to the same extent and on an equitably equivalent basis as the holders of Partnership exchangeable units. Canadian securities regulatory authorities may intervene in the public interest (either on application by an interested party or by staff of a Canadian securities regulatory authority) to prevent an offer to holders of common shares of RBI or Partnership exchangeable units being made or completed where such offer is abusive of the holders of one of those security classes that are not subject to that offer.

Description of RBI Share Capital

The authorized share capital of RBI consists of (i) an unlimited number of RBI common shares, (ii) one special voting share, and (iii) 68,530,939 RBI preferred shares, each of which was redeemed for cancellation and may not be reissued. The following is a summary of the material rights, privileges, restrictions and conditions that attach to RBI’s common shares and special voting share.

RBI Common Shares

Notice of Meeting and Voting Rights

Except as otherwise provided by law, the holders of RBI common shares are entitled to receive notice of and to attend all meetings of the shareholders of RBI and will vote together as a single class with the RBI preferred shares and the special voting share. The holders of RBI common shares are entitled to one vote per RBI common share.

Dividend and Liquidation Entitlements

The holders of RBI common shares are entitled to receive dividends, as and when declared by the board of directors of RBI, in such amounts and in such form as the board of directors of RBI may from time to time determine, subject to the preferential rights of the RBI preferred shares and any other shares ranking prior to the RBI common shares. All dividends declared on the RBI common shares will be declared and paid in equal amounts per share. No dividends will be declared or paid on the RBI common shares except as permitted by the terms of the RBI preferred shares.

A-4

Appendix A

In the event of the dissolution, liquidation or winding-up of RBI, the holders of RBI common shares shall be entitled to receive the remaining property and assets of RBI after satisfaction of all liabilities and obligations to creditors of RBI, after satisfaction of the RBI preferred share liquidation preference and subject to the preferential rights of any other shares ranking prior to the RBI common shares.

Special Voting Share

Notice of Meeting and Voting Rights

Except as otherwise provided by law, the special voting share shall entitle the holder thereof to vote on all matters submitted to a vote of the holders of RBI common shares at any shareholders meeting of RBI and to exercise the right to consent to any matter for which the written consent of the holders of RBI common shares is sought, and will, with respect to any shareholders meeting or written consent, vote together as a single class with the RBI common shares. The holder of the special voting share shall not be entitled to vote separately as a class on a proposal to amend the articles of amendment of RBI to: (i) increase or decrease the maximum number of special voting shares that RBI is authorized to issue, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the special voting share; or (ii) create a new class of shares equal or superior to the special voting share. The holder of the special voting share shall be entitled to attend all shareholder meetings of RBI which the holders of RBI common shares are entitled to attend, and shall be entitled to receive copies of all notices and other materials sent by RBI to its holders of RBI common shares relating to such meetings and any consents sought from the holders of common shares.

The holder of the special voting share is entitled to that number of votes equal to the number of votes which would attach to the RBI common shares receivable by the holders of Partnership exchangeable units upon the exchange of all Partnership exchangeable units outstanding from time to time (other than the Partnership exchangeable units held by RBI and its subsidiaries), determined as of the record date for the determination of shareholders entitled to vote on the applicable matter or, if no record date is established, the date such vote is taken. See “The Partnership Exchangeable Units – Voting Rights of Holders of Partnership Exchangeable Units and Statutory Rights With Respect to RBI” above.

Dividend and Liquidation Entitlements

The holder of the special voting share is not entitled to receive dividends and has no entitlements with respect to the property or assets of RBI in the event of the dissolution, liquidation or winding-up of RBI.

Redemption Right

At such time as there are no Partnership exchangeable units outstanding, the special voting share shall automatically be redeemed and cancelled for $1 to be paid to the holder thereof.

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Appendix B

APPENDIX B

GAAP TO NON-GAAP RECONCILIATIONS

Below, we define the non-GAAP financial measures used in this proxy statement, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Effective January 1, 2018, RBI adopted the new revenue recognition accounting standard (“New Standard”). RBI’s consolidated financial statements for 2018 reflect the application of the New Standard, while RBI’s consolidated financial statements for 2017 were prepared under the guidance of previously applicable accounting standards (“Previous Standards”). RBI’s results presented herein indicate which revenue recognition methodology applies in each respective period.

Adjusted EBITDA

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the non-cash impact of share-based compensation and non-cash incentive compensation expense and (income) loss from equity method investments, net of cash distributions received from equity method investments, as well as other operating expenses (income), net. Other specifically identified costs associated with non-recurring projects are also excluded from Adjusted EBITDA, including PLK transaction costs associated with the acquisition of Popeyes, corporate restructuring and tax advisory fees, and office centralization and relocation costs. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments. PLK revenues and segment income from March 28, 2017 through December 31, 2017 are included in our consolidated statement of operations for the twelve months ended December 31, 2017.

	Twelve Months Ended December 31,
	2018	2018	2018	2017
(in US$ millions)	New Standard	Total Adjustments	Previous Standards	Previous Standards
Segment income:
TH	$1,127	$1	$1,128	$1,136
BK	928	22	950	903
PLK	157	12	169	107

Adjusted EBITDA	2,212	35	2,247	2,146
Share-based compensation and non-cash incentive compensation expense(1)	55	—	55	55
PLK Transaction costs(2)	10	—	10	62
Corporate restructuring and tax advisory fees(3)	25	—	25	2
Office centralization and relocation costs(4)	20	—	20	—
Impact of equity method investments(5)	(3)	(6)	(9)	1
Other operating expenses (income), net	8	(1)	7	109

EBITDA	2,097	42	2,139	1,917
Depreciation and amortization	180	—	180	182

Income from operations	1,917	42	1,959	1,735
Interest expense, net	535	1	536	512
Loss on early extinguishment of debt	—	—	—	122
Income tax (benefit) expense(6)	238	9	247	(134)

Net income	$1,144	$32	$1,176	$1,235

B-1

Appendix B

Organic Growth in Combined Adjusted EBITDA

Adjusted EBITDA growth, on an organic basis, is a non-GAAP measure that excludes the impact of foreign currency exchange rate (“FX”) movements. Management believes that organic growth is an important metric for measuring the operating performance of the business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating current year results at prior year monthly average exchange rates. In addition, for organic growth comparative purposes, we are presenting PLK pre- and post-combination results, including Popeyes’ pre-combination Adjusted EBITDA determined in accordance with RBI’s methodology. Combined Adjusted EBITDA includes results of PLK prior to the acquisition. Additionally, for comparability purposes, we are calculating organic growth under Previous Standards for both periods presented.

	Actual		2018 vs. 2017		Impact of FX Movements	Organic Growth
(in US$ millions)	2018	2017	$	%	$	$	%
	Previous Standards	Previous Standards
Revenue
TH	$3,077	$3,155	$(78)	(2.5)%	$(1)	$(77)	(2.4)%
BK	$1,251	$1,219	$32	2.6%	$(7)	$39	3.2%
PLK(a)	$279	$266	$13	4.8%	$(1)	$14	5.2%

Combined Total Revenues(a)	$4,607	$4,640	$(33)	(0.7)%	$(9)	$(24)	(0.5)%

Adjusted EBITDA
TH	$1,128	$1,136	$(8)	(0.6)%	$(1)	$(7)	(0.6)%
BK	$950	$903	$47	5.2%	$(9)	$56	6.3%
PLK(a)	$169	$129	$40	30.4%	$(1)	$41	31.1%

Combined Adjusted EBITDA(a)	$2,247	$2,168	$79	3.6%	$(11)	$90	4.1%

(a)

RBI acquired Popeyes Louisiana Kitchen, Inc. (“Popeyes”) on March 27, 2017. Prior to its acquisition by RBI, Popeyes operated on a fiscal period basis consisting of a 16-week first fiscal quarter and 12-week second through fourth fiscal quarters. Subsequent to its acquisition by RBI, Popeyes commenced reporting on a calendar quarter basis consistent with RBI. Q4’17 and FY’17 for PLK represents the period from October 1, 2017 through December 31, 2017 and December 26, 2016 through December 31, 2017, respectively. Combined Total Revenues and Combined Adjusted EBITDA include results of PLK prior to the acquisition. Consequently, PLK results for the prior year period may not be comparable.

Note: Percentage changes may not recalculate due to rounding.

Adjusted Diluted Earnings Per Share (EPS)

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization, which is a non-cash expense arising as a result of acquisition accounting that may hinder the comparability of our operating results to our industry peers, (ii) amortization of deferred financing costs and original issue discount, a non-cash component of interest expense, and (gains) losses on early extinguishment of debt, which are non-cash charges that vary by the timing, terms and size of debt financing transactions, (iii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iv) other operating expenses (income), net, and (v) other specifically identified costs associated with non-recurring projects. Adjusted Net Income includes preferred share dividends through December 2017.

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Appendix B

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

	Twelve Months Ended December 31,
	2018	2018	2018	2017
(in US$ millions, except per share data)	New Standard	Total Adjustments	Previous Standards	Previous Standards
Net income	$1,144	$32	$1,176	$1,235
Income tax (benefit) expense(6)	238	9	247	(134)

Income before income taxes	1,382	41	1,423	1,101
Adjustments:
Franchise agreement amortization	31	—	31	30
Amortization of deferred financing costs and debt issuance discount	29	—	29	33
Interest expense and loss on extinguished debt(7)	12	—	12	135
PLK Transaction costs(2)	10	—	10	62
Corporate restructuring and tax advisory fees(3)	25	—	25	2
Office centralization and relocation costs(4)	20	—	20	—
Impact of equity method investments(5)	(3)	(6)	(9)	1
Other operating expenses (income), net	8	(1)	7	109

Total adjustments	132	(7)	125	372
Adjusted income before income taxes	1,514	34	1,548	1,473

Adjusted income tax expense(6)(8)	272	9	281	215

Adjusted net income before preferred share dividends	1,242	25	1,267	1,258

Preferred share dividends	—	—	—	256

Adjusted net income	$1,242	$25	$1,267	$1,002

Adjusted diluted earnings per share	$2.63		$2.68	$2.10
Weighted average diluted shares outstanding	473		473	477

Footnotes to Reconciliation Tables

(1)

Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2017 and 2018 cash bonus, respectively.

(2)

In connection with the acquisition of Popeyes Louisiana Kitchen, Inc., we incurred certain non-recurring selling, general and administrative expenses primarily consisting of professional fees and compensation related expenses. We do not expect to incur additional PLK Transaction costs.

(3)

Costs arising primarily from professional advisory and consulting services associated with corporate restructuring initiatives related to the interpretation and implementation of the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, including Treasury regulations proposed in late 2018.

B-3

Appendix B

(4)

In connection with the centralization and relocation of our Canadian and U.S. restaurant support centers to new offices in Toronto, Ontario, and Miami, Florida, respectively, we incurred certain non-operational expenses consisting primarily of duplicate rent expense, moving costs, and relocation-driven compensation expenses.

(5)

Represents (i) (income) loss from equity method investments and (ii) cash distributions received from equity method investments. Cash distributions received from equity method investments are included in segment income.

(6)

As a result of the accounting standard related to the tax impact of equity-based compensation, our effective tax rate was reduced by 5.0% and 6.4% for the twelve months ended December 31, 2018 and 2017, respectively, and our adjusted effective tax rate was reduced by 4.6% and 4.8% for the twelve months ended December 31, 2018 and 2017, respectively.

(7)

Represents loss on early extinguishment of debt and non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015.

(8)	Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.

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Appendix C

APPENDIX C

Description of Incentive Plans

Equity Compensation Plan Information

The following table presents information regarding equity awards outstanding under our compensation plans as of December 31, 2018 (amounts in thousands):

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	26,160	$17.89	6,232
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	26,160	17.89	6,232

(1)	The weighted average exercise price does not take into account the common shares issuable upon outstanding RSUs vesting, which have no exercise price.

Burn Rate

	2016	2017	2018
Number of Securities Issued under the 2014 Omnibus Plan (amounts in thousands)	4,403	3,059	2,981
Burn Rate	1.0%	0.7%	0.6%

The total number of RBI common shares that can be issued from treasury under our equity compensation plans is as follows:

•

the 2011 Omnibus Plan pursuant to which 583,441 common shares are issuable, representing 0.2% of the issued and outstanding shares of RBI as of March 24, 2019 (0.1% on a fully exchanged basis, assuming that 100% of the outstanding Partnership exchangeable units are exchanged for RBI common shares);

•	the 2012 Omnibus Plan pursuant to which 3,088,283 common shares are issuable, representing 1.2% of the issued and outstanding shares of RBI as of March 24, 2019 (0.7% on a fully exchanged basis); and

•

the 2014 Omnibus Plan pursuant to which 14,773,959 common shares are issuable pursuant to awards currently outstanding and an additional 13,472,390 are issuable, together representing 5.8% of the issued and outstanding shares of RBI as of March 24, 2019 (3.2% on a fully exchanged basis).

Accordingly, an aggregate of 32,222,024 common shares are currently issuable under all security based compensation arrangements, representing 12.7% of the issued and outstanding shares of RBI as of the Record Date (7% on a fully exchanged basis).

The total number of equity awards outstanding which will result in common shares being issued and the percentage such common shares represent of RBI’s currently outstanding capital for our prior plans and the 2014 Omnibus Plan are as follows:

•

the 2011 Omnibus Plan pursuant to which 66 option awards (with 10,439,215 options under grant) and 3 restricted stock unit awards (with 126,402 RSUs under grant) are outstanding, representing 4.5% and 0.05% of the issued and outstanding common shares of RBI as of March 24, 2017 (2.3% and 0.03% on a fully exchanged basis);

C-1

Appendix C

•

the 2012 Omnibus Plan pursuant to which 117 option awards (with 3,018,975 options under grant) and 10 restricted stock unit awards (with 69,308 RSUs under grant) are outstanding, representing 1.2% and 0.03% of the issued and outstanding common shares of RBI as of March 24, 2019 (0.7% and 0.02% on a fully exchanged basis); and

•

the 2014 Omnibus Plan pursuant to which 493 option awards (with 9,065,414 options under grant) and 1,388 restricted stock unit awards (with 1,614,092 RSUs under grant) and 81 performance shares awards (with 4,094,453 performance share units under grant) are outstanding, representing 3.6%, 0.6% and 1.6% of the issued and outstanding common shares of RBI as of March 24, 2019 (2%, 0.35% and 0.89% on a fully exchanged basis).

About the 2014 Omnibus Plan

A summary of the Restaurant Brands International Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Omnibus Plan”) is set out below. The purpose of the 2014 Omnibus Plan is to attract, retain and reward those employees, directors and other individuals who are expected to contribute significantly to our success, to incentivize such individuals to perform at the highest level, to strengthen the mutuality of interests between such individuals and our shareholders and, in general, to further the best interests of RBI and our shareholders.

As of March 31, 2019, 14,773,959 common shares are authorized and issuable under the 2014 Omnibus Plan. Pursuant to amendments to the 2014 Omnibus Plan that were approved at our 2016 Annual Meeting, this maximum number of common shares can be increased to include any common shares not used to settle awards issued under our prior plans.

Awards Granted

Participants	• Any director, employee or consultant of RBI, its subsidiaries or any of its affiliates is eligible to participate in the 2014 Omnibus Plan

Plan administration	• The Compensation Committee of RBI (the “Committee”) administers the 2014 Omnibus Plan

Stock options

•     The holder receives common shares when options are exercised upon payment of the exercise price

•     Except under certain circumstances described in the 2014 Omnibus Plan, the term of each option will not exceed 10 years

•     The Committee fixes the vesting conditions it deems appropriate when granting options

•     The exercise price per share under an option is determined by the Committee at the time of original grant, however the exercise price will not be less than fair market value of a common share on the date the option is granted

•     To the extent vested and exercisable, options may be exercised in whole or in part at any time during the term, by providing notice and payment in full of the purchase price, which can be paid as follows: (i) in cash or by check, bank draft or money order payable to RBI; (ii) as permitted by law and the Committee, through a payment by the participant’s broker; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having RBI withhold common shares issuable upon exercise of the option, or by payment in full or in part in the form of common shares owned by the participant, based on the Fair market value of the common shares on the payment date as determined by the Committee).

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Appendix C

Stock appreciation rights (SARs)

•     The Committee may grant stock appreciation rights (“SARs”) under the 2014 Omnibus Plan

•     SARs may be granted to participants either alone (“freestanding”) or in addition to other awards granted under the 2014 Omnibus Plan (“tandem”)

•     Except under certain circumstances described in the 2014 Omnibus Plan, a freestanding SAR will not have a term of greater than ten years

•     Unless it is a substitute award, a freestanding SAR will not have a grant price less than the fair market value of the share on the date of grant

•     In the case of any tandem SAR related to an option, the SAR will not be exercisable until the related option is exercisable and will terminate, and no longer be exercisable, upon the termination or exercise of the related option.

Restricted Stock/Restricted Stock Units (RSUs)

•     Shares of restricted stock and restricted stock units (“RSUs”) will be subject to any restrictions that the Committee may impose, including any limitation on the right to vote a share of restricted stock or the right to receive any dividend or dividend equivalent

Deferred Stock

•     Deferred stock will be settled upon expiration of the deferral period specified for an award by the Committee

•     In addition, deferred stock will be subject to any restrictions on transferability, risk of forfeiture and other restrictions that the Committee may impose and, the Committee, in its discretion, may award dividend equivalents with respect to awards of deferred stock

Performance awards	• The Committee may grant a performance award to a participant payable upon the attainment of specific performance goals
Other awards

•     The Committee may grant other awards that may be that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares or factors that may influence the value of shares

•     The Committee is also permitted to grant cash-based awards to participants and determine any conditions or terms of such awards

•     The Committee is also permitted to grant equity interests in any entity with respect to which RBI holds, directly or indirectly, a controlling interest, whether such entity is a corporation, partnership or other entity. a performance award to a participant payable upon the attainment of specific performance goals

Issue limits

•     The number of shares that may be issued under all of RBI’s security-based compensation plans to directors and senior officers of RBI or its subsidiaries, 10% shareholders of RBI, and affiliates of such persons may not exceed 10% of RBI’s issued and outstanding common shares at any time or within a one-year period

Issuing common shares

•     We can issue any combination of the following kinds of common shares:

•     authorized for issue but not yet issued

•     acquired by RBI

•     If we issue common shares in settlement of an option or SAR, the number of common shares available for issue under the 2014 Omnibus Plan will be reduced by the same number of shares issued in settlement

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Appendix C

Value of awards

•     Fair market value of common shares on any relevant grant date means the closing price of our common shares on the TSX (for Canadian participants) or the NYSE (for non-Canadian participants) on the trading day immediately prior to the relevant grant date

Clawback and forfeiture

•     Any award granted after January 1, 2017 is subject to mandatory repayment or forfeiture by the participant to RBI, as applicable, if required pursuant to the terms of the RBI clawback policy or any law rule or regulation which imposes mandatory recoupment under the circumstances

•     The Committee also reserves the right in an award agreement to cause the forfeiture of the gain realized by a participant with respect to an award on account of actions taken, or failed to be taken, by such participant in breach of their obligations under applicable company agreements, obligations or policies

Termination of awards

•     If an award expires, is cancelled, is settled in cash, or is otherwise terminated without being exercised or payment being made, the common shares subject to that award shall remain available for issuance under the 2014 Omnibus Plan

Termination of employment

•     The 2014 Omnibus Plan provides the Committee with discretion to provide in any award agreement, or in an individual case, the circumstances in which awards shall be exercised, vested, paid or forfeited in the event a participant ceases to provide service to RBI prior to exercise or settlement or the end of a performance period

Change in control

•     Unless otherwise provided in an award agreement, in the event of a change in control a participant’s unvested award will be treated in accordance with one of the following methods as determined by the Committee:

•     awards, whether or not vested, will be continued, assumed or have new rights substituted as determined by the Committee;

•     the Committee, in its sole discretion, may provide for the purchase of any awards by RBI or an affiliate for an amount of cash equal to the excess of the change in control price of the shares covered by such awards, over the aggregate exercise price of such awards; or

•     if and to the extent that the approach chosen by the Committee results in an acceleration or potential acceleration of the exercise, vesting or settlement of an award, the Committee may impose such conditions upon the exercise, vesting or settlement of such award as it determines

Financial Assistance	• The 2014 Omnibus Plan does not include provisions to provide financial assistance to participants to facilitate the exercise of options
Making changes to the 2014 Omnibus Plan

•     The board of directors of RBI may amend, suspend, or terminate the 2014 Omnibus Plan, in whole or in part, at any time, provided that all material amendments to the 2014 Omnibus Plan require the prior approval of the shareholders and must comply with the rules of the TSX

•     The following changes require approval by our Board and our shareholders:

•     an increase in the maximum number of common shares that may be made the subject of awards under the 2014 Omnibus Plan

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Appendix C

•     making a change or adjustment (other than for a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the plan) that reduces or would have the effect of reducing the exercise price of an option or SAR granted under the plan, whether through amendment, cancellation or replacement grants, or other means

•     increasing the limits on awards that can be made to participants

•     extending the term of an outstanding option or SAR beyond its expiration date, except as specified for awards that expire outside of an established trading window

•     making a change that would permit options granted under the plan to be transferred or assigned other than to settle an estate

•     changing the plan’s amendment provisions that is not either for “housekeeping” purposes or to maintain compliance with applicable laws or regulations

•     Examples of changes the Committee can make without shareholder approval:

•     ensuring continuing compliance with applicable law, the rules of the TSX or other applicable stock exchange rules and regulations or accounting or tax rules and regulations

•     minor changes of a “housekeeping” nature

•     changing the vesting provision of the 2014 Omnibus Plan or any Award, subject to certain limitations

•     waiving any conditions or rights under any award, subject to certain limitations

•     changing the termination provisions of any award that does not entail an extension beyond the original expiration date thereof

•     adding a cashless exercise feature, payable in securities, where such feature provides for a full deduction of the number of underlying shares from the Plan reserve, and any amendment to a cashless exercise provision

•     adding a form of financial assistance and any amendment to a financial assistance provision which is adopted

•     changing the process by which a participant who wishes to exercise his or her award can do so

•     delegating any and all of the powers of the Committee to administer the 2014 Omnibus Plan to officers of RBI

Transferability

•     Awards are generally non-transferrable and may be exercised, during a grantee’s lifetime, only by the grantee or, in limited circumstances, by the holder’s legal representative

•     No awards under the 2014 Omnibus Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be transferable in any manner other than by will or the law of descent

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Appendix C

About the 2012 Omnibus Incentive Plan

The Restaurant Brands International Inc. Amended and Restated 2012 Omnibus Incentive Plan (the “2012 Omnibus Plan”) is based on the Burger King Worldwide, Inc. Amended and Restated 2012 Omnibus Plan as amended effective as of December 12, 2014 to reflect that RBI assumed all of the obligations of Burger King Worldwide, Inc. for purposes of the 2012 Omnibus Plan and all outstanding award agreements thereunder. Effective as of December 12, 2014, the only outstanding awards under the 2012 Omnibus Plan are stock options and restricted stock units. As of December 12, 2014, no new awards can be granted under the 2012 Omnibus Plan and no employee, director or other individual are permitted to commence participation in the 2012 Omnibus Plan. As of March 31, 2019, a maximum of 3,088,283 common shares are authorized and issuable under the 2012 Omnibus Plan. The terms of the 2012 Omnibus Plan are substantially equivalent to the 2014 Omnibus Plan described above.

About the 2011 Omnibus Incentive Plan

The Restaurant Brands International Inc. 2011 Omnibus Incentive Plan (the “2011 Omnibus Plan”) is based on the Burger King Worldwide Holdings, Inc. 2011 Omnibus Plan. All stock options and restricted stock units under the 2011 Omnibus Plan outstanding on June 20, 2012 were assumed by Burger King Worldwide, Inc. and converted into stock options to acquire common stock and restricted stock units of Burger King Worldwide, Inc., and Burger King Worldwide, Inc. assumed all of the obligations of Burger King Worldwide Holdings, Inc. under the 2011 Omnibus Plan. The 2011 Omnibus Plan was amended effective as of December 12, 2014 to reflect that RBI assumed all of the obligations of Burger King Worldwide, Inc. for purposes of the 2011 Omnibus Plan and all outstanding award agreements thereunder. Effective as of December 12, 2014, the only outstanding awards under the 2011 Omnibus Plan are stock options and restricted stock units. As of March 31, 2019, a maximum of 583,441 common shares are authorized and issuable under the 2011 Omnibus Plan.

Awards Granted
Participants	• Employees, directors and consultants were eligible to participate in the 2011 Omnibus Plan
Stock options

•     The holder receives common shares when the options are exercised upon payment of the purchase price

•     The exercise times, vesting and term of the options (which did not exceed 10 years at time of issue) remain unchanged

•     The purchase price per share under an option was determined by the Committee at the time of original grant and was not less than the fair market value of a share on the date of grant.

Restricted Share Units	• The holder has a contractual right to receive one share or the value of one share pursuant to the terms and conditions in the applicable award agreement.
Issuing common shares

•     We can issue any combination of the following kinds of common shares:

•     authorized for issue but not yet issued

•     acquired by RBI

•     If we issue common shares in settlement of an option or restricted share unit, the number of common shares available for issue under the 2011 Omnibus Plan will be reduced by the same number of shares issued in settlement

Value of awards

•     Fair market value of common shares on any relevant date means the closing price of our common shares on the NYSE on the date in question (or the preceding date trading day just before the relevant date if there was no trading on the date in question). Prior to the predecessor of BKW becoming public, fair market value was determined by the Committee at the time, acting in good faith

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Appendix C

Termination of awards

•     If an award expires, is cancelled, is settled in cash, or is otherwise terminated without being exercised or payment being made, the common shares subject to that award shall remain available for issuance under the plan but no new awards will be made under the 2011 Omnibus Plan

Plan administration	• The Committee administers the 2011 Omnibus Plan
Termination of employment

•     The 2011 Omnibus Plan provided the Committee with discretion to provide in any award agreement the circumstances in which a stock option or restricted share unit shall be exercised, vested, paid or forfeited in the event a participant ceases to provide service to RBI prior to exercise or settlement

Financial Assistance	• The 2011 Omnibus Plan does not include provisions to provide financial assistance to participants to facilitate the purchase of securities or exercise of awards
Making changes to the 2011 Omnibus Incentive Plan

•     The 2011 Omnibus Plan provides the board of directors of RBI with broad powers to amend the Plan without shareholder approval unless such shareholder approval is required pursuant to TSX or NYSE rules or applicable law

•     The 2011 Omnibus Plan provides the Committee with certain powers, including:

•     make amendments to achieve the stated purposes of the 2011 Omnibus Plan in a tax-efficient manner and to comply with foreign law

•     amend outstanding awards provided that the rights of a participant are not adversely affected (unless changes are made to continue to comply with applicable laws or exchange requirements) and the amendment does not have the effect of reducing the exercise price of the award

•     adjust awards in recognition of certain corporate events where appropriate to prevent dilution or enlargement of the benefits intended to be made available under the 2011 Omnibus Plan

Transferability	• Options and restricted share units are generally non-transferrable and may be exercised, during a grantee’s lifetime, only by the grantee

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Mr A Sample Designation (if any) Add1 Add2 add3 add4 add5 add6	000001	Security Class 123 Holder Account Number C1234567890 XXX

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This Form of Proxy is solicited by and on behalf of Management of Restaurant Brands International Inc.

Notes to proxy

1.  Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.  If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.  This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.  If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.  The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.

6.  The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.  This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8.  This proxy should be read in conjunction with the accompanying documentation provided by Management and the Board of Directors.

9.  If the meeting is adjourned or postponed, your proxy must be received by 8:00 a.m. (Eastern Time) on the last business day preceding the day of the reconvened meeting.

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Proxies submitted must be received by 11:59 p.m. (Eastern Time) on June 7, 2019.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now.	• You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com and clicking at the bottom of the page.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 123456789012345
01HPYC	CPUQC01.E.INT/000001/i1234

+	MR SAM SAMPLE	C1234567890	+

XXX 123

Appointment of Proxyholder

I/We, being holder(s) of Restaurant Brands International Inc. common shares hereby appoint: Jill Granat, or failing this person, Jose E. Cil	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) on all proposals set forth below and all other matters that may properly come before the Annual General Meeting of shareholders of Restaurant Brands International Inc. to be held at the offices of Restaurant Brands International Inc., 130 King Street West, Suite 300, Toronto, Ontario, M5X 1E1 on June 11, 2019 at 8:00 a.m. (Eastern Time) and at any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and recommends a vote “AGAINST” proposal 4,5 and 6.

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold

01. Alexandre Behring	☐	☐	02. Marc Caira	☐	☐	03. João M. Castro-Neves	☐	☐

04. Martin E. Franklin	☐	☐	05. Paul J. Fribourg	☐	☐	06. Neil Golden	☐	☐	Fold

07. Ali Hedayat	☐	☐	08. Golnar Khosrowshahi	☐	☐	09. Daniel S. Schwartz	☐	☐

10. Carlos Alberto Sicupira	☐	☐	11. Roberto Moses Thompson Motta	☐	☐	12. Alexandre Van Damme	☐	☐

	For	Against	Withhold

2. Say-On-Pay Approval, on a non-binding advisory basis, of the compensation paid to named executive officers.	☐	☐	☐
		For	Withhold

3. Appointment of Auditors Appoint KPMG LLP as our auditors to serve until the close of the 2020 Annual Meeting of Shareholders and authorize our directors to fix the auditors’ remuneration.		☐	☐
	For	Against	Withhold

4. Shareholder Proposal Consider a shareholder proposal to report on Restaurant Brands International Inc.’s minimum requirements and standards related to workforce practices.	☐	☐	☐
	For	Against	Withhold

5. Shareholder Proposal Consider a shareholder proposal to issue an annual report to investors regarding supply chain impacts on deforestation.	☐	☐	☐	Fold
	For	Against	Withhold

6. Shareholder Proposal Consider a shareholder proposal to develop a comprehensive policy on plastic pollution and sustainable packaging and issue a report to investors.	☐	☐	☐

Authorized Signature(s) – This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.		MM / DD / YY

⬛ T I H Q	2 7 5 3 7 0	X X X X	A R 0	999999999999	+

01HPZD